UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

BEAZER HOMES USA, INC. (Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

FROM OUR
CHAIRMAN
Dear Fellow Stockholders:
We had a very successful fiscal year, driven by strong operational execution and continued strength in the housing market. We generated significant gains in operating margin and adjusted EBITDA, leading to full year net income that was more than double last year’s. We also significantly grew our total active lot position and reduced our leverage. These outcomes are the result of our long-standing Balanced Growth Strategy — which is our multi-year plan to grow profitability faster than revenue, from a less leveraged and more efficient balance sheet.
As we improve our financial and operational performance, we are also focused on expanding our ESG activities to create durable value for all of our stakeholders. To that end, we were pleased to be named an ENERGY STAR® Partner of the Year — Sustained Excellence for the sixth consecutive year. Every home we build is ENERGY STAR-certified, and we continue to make improvements in our designs, materials and construction practices in support of our industry-first pledge to have 100% of the homes we build certified as Net Zero Energy Ready by the end of 2025.
We also made significant progress on the rollout of Charity Title, our title insurance agency business committed to contributing 100% of its profits to charity. We expect this expansion will allow us to donate more than $1 million in fiscal 2022, allocated between our national philanthropic partner, Fisher House Foundation, and other charitable organizations in the communities we serve.
On the Governance side, we recently completed a three-year Board refreshment process that resulted in four long-serving directors retiring and three new directors joining our Board. The average tenure of our directors is now 5.6 years, compared to 10.4 years in 2018. The diversity of our Board was also enhanced as a result of this process.
As noted on page 5 of our Proxy Statement, we recently posted on our website our first-ever ESG Summary, which provides information on our ESG-related initiatives, as well as metrics that are responsive to sustainability accounting standards promulgated by the Sustainability Accounting Standards Board (SASB) for companies within the homebuilding industry. This summary represents another step forward in our commitment to meaningful ESG accountability and provides a foundation upon which we expect to build increased transparency by directly reporting on relevant sustainability issues, risks and opportunities that impact our business.
During fiscal 2021, we held more than 90 meetings with investors and discussed many important topics, including executive compensation and ESG matters. We listened closely and our Board and committees implemented several meaningful initiatives based on these engagements.
With respect to executive compensation specifically, we believe pay and performance were strongly linked in fiscal 2021, supporting our key financial, operational and strategic objectives, and aligning our compensation program with best practice principles. Based on the feedback we received from investors during the year, we believe our compensation philosophy is in alignment with their views, while also continuing to reinforce our strategic priorities. We, therefore, respectfully request your support this year on our annual say-on-pay proposal.
Last – but certainly not least – you will see under Proposals 4 and 5 that we are once again asking for stockholder approval of certain protective measures that will help us preserve our ability to fully maximize our net operating losses, or NOLs, that we use (and want to continue to use) to offset the taxable income we are now generating and expect to continue to generate in the future. These protections, which have a three-year term, are currently set to expire in November 2022, and have been overwhelmingly supported by our stockholders since they were first adopted by our Board of Directors. Because our NOLs have substantial value to us, we hope you will support the renewal of these protections for an additional three-year term until November 2025.

Thank you for your continued support as we execute our strategy. We believe that we are positioning Beazer Homes for more growth and more profitability, leading to higher returns on stockholders’ equity. As always, we appreciate your confidence in us.

ALLAN P. MERRILL
Chairman, President and Chief Executive Officer
Beazer Homes USA, Inc.
December 21, 2021

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to be held on February 2, 2022:
This proxy statement, along with the Company’s Annual Report on Form 10-K for the fiscal year ended
September 30, 2021, are available free of charge on the Company’s website at
http://www.beazer.com

PROXY
STATEMENT SUMMARY
This summary provides an overview of the information contained within this proxy statement. We encourage you to read the entire proxy statement prior to voting.
ANNUAL MEETING OF STOCKHOLDERS ROADMAP
ANNUAL MEETING

When:	Wednesday, February 2, 2022 8:30 a.m. (Eastern time)	Where:	1000 Abernathy Road, NE, Suite 260 Atlanta, Georgia 30328
Stockholders of record as of the close of business on December 8, 2021 are entitled to notice of, and to vote at, the annual meeting.
This proxy statement, along with the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021, are available on the Company’s website at www.beazer.com.
On December 21, 2021, we began mailing this proxy statement to stockholders who requested paper copies.
For instructions on voting, please refer to the Notice of Internet Availability of Proxy Materials you received by mail or the section entitled “How to Vote” beginning on page 2 of this proxy statement. If you received a paper copy of this proxy statement, please refer to the enclosed proxy card.
Your vote is important. Whether or not you plan to attend the annual meeting, we encourage you to vote as soon as possible.
VOTING MATTERS

PROPOSAL	BOARD’S VOTING RECOMMENDATION	PAGE REFERENCE
Election of directors	For Each Nominee	15
Ratification of appointment of independent auditors	For	22
Approval of executive compensation	For	24
Amendment of Amended and Restated Certificate of Incorporation to preserve tax benefits	For	55
Approval of a new Section 382 Rights Agreement to preserve tax benefits	For	57

i

2021
BUSINESS HIGHLIGHTS
Here are several highlights of our financial and operational achievements in fiscal 2021:

FINANCIAL
$2.1 BILLION	Revenue
Achieved a slight increase in revenue despite a 3.7% year-over-year decrease in home closings
$122.2 MILLION	Net Income
Generated net income from continuing operations of $122.2 million compared to $53.3 million in fiscal 2020
$262.7 MILLION	Adjusted EBITDA
Achieved $262.7 million in Adjusted EBITDA, an increase of $58.3 million, or 28.5%, year-over-year
$80.7 MILLION	Debt Reduction
Reduced our outstanding debt by $80.7 million.

OPERATIONAL
3.7 HOME SALES/MONTH	Sales Pace Achieved average monthly home sales pace per community of 3.7, a year-over-year increase of 13.8%
$595.5 MILLION	Land Acquisition and Land Development Spending
Spent $595.5 million on land acquisition and land development, a 35.1% year-over-year increase
$1.3 BILLION	Dollar Value of Backlog
Ended the year with dollar value of homes in backlog of $1.3 billion, a year-over-year increase of 29.0%
$402,400	Average Selling Price
Average selling price (ASP) for our homes was $402,400, marking our tenth consecutive year of ASP growth and reflecting an increase of more than 4% year-over-year
127 COMMUNITIES	Average Community Count
Average active community count was 127, a 22.3% year-over-year decrease
21,987 LOTS	Number of Controlled Lots
Ended the year with 21,987 lots controlled either through ownership or options to purchase, a year-over-year increase of 23.3%
For fiscal 2022, we expect to:
•grow EBITDA by more than 10%, leading to earnings per share of more than $5.00
•grow our lot position by double digits, with lots controlled by options remaining around 50%
•deliver a return on total equity of about 20%, or nearly 25% excluding our deferred tax assets, and
•reduce our total debt below $1 billion

Please see Annex I for a reconciliation of non-GAAP measures to GAAP measures. Statements regarding goals, aspirations, strategies or future initiatives and their expected results are forward-looking statements, which involve known and unknown risks, uncertainties and other factors described in our Annual Report on Form 10-K for the fiscal year ended September 30, 2021.

ii

CORPORATE
GOVERNANCE HIGHLIGHTS

✓	Annual election of all directors	✓	Double triggers for both cash severance and accelerated vesting of equity upon a change of control
✓	Significant director refreshment over last three years, reducing average tenure from 10.4 years to 5.6 years	✓	Robust and thorough Board, committee and director evaluation practices to enhance effectiveness
✓	Majority vote standard for the election of directors, with a director resignation policy	✓	Long-standing stockholder engagement practices
✓	Meaningful officer and director stock ownership and holding requirements	✓	No tax gross-ups in connection with severance or change of control
✓	Policies against hedging, pledging and stock option repricing	✓	Board engagement and oversight on all ESG matters
✓	Clawbacks of incentive awards in the event of a restatement
STOCKHOLDER
ENGAGEMENT
We are committed to a robust stockholder engagement program. Our Board values our stockholders’ perspectives. Feedback from stockholders on our business, executive compensation program and ESG matters represent important considerations for Board discussions throughout the year. Over the course of the year, we held more than 90 meetings with investors.
Our Board maintains a process for stockholders and interested parties to communicate with the Board. Stockholders and interested parties may write or call our Board as provided under “ESG — Corporate Governance Overview” on page 15.

iii

BOARD
NOMINEES (PG. 15)
Below are the directors nominated for election by stockholders at the annual meeting. The Board recommends a vote “FOR” each of the directors.

	AGE	SERVING SINCE	PRINCIPAL OCCUPATION	INDEPENDENT
Elizabeth S. Acton	70	2012	Former Executive Vice President Finance and Chief Financial Officer Comerica Incorporated	Yes
Lloyd E. Johnson	67	2021	Former Global Managing Director, Finance and Internal Audit Accenture Corporation	Yes
Allan P. Merrill*	55	2011	President and Chief Executive Officer Beazer Homes USA, Inc.	No
Peter M. Orser	65	2016	Former President and Chief Executive Officer Weyerhaeuser Real Estate Company	Yes
Norma A. Provencio**	64	2009	President and Owner Provencio Advisory Services Inc.	Yes
Danny R. Shepherd	70	2016	Former Vice Chairman, Senior Vice President, Executive Vice President and Chief Operating Officer Vulcan Materials Company	Yes
David J. Spitz	49	2019	Chief Executive Officer ChannelAdvisor Corp.	Yes
C. Christian Winkle	58	2019	Former Chief Executive Officer Sunrise Senior Living	Yes
*Chairman
**Lead Director

iv

BOARD AND
COMMITTEE COMPOSITION (PG. 11)
The standing committees of the Board are the Audit Committee, Compensation Committee, Nominating/Corporate Governance Committee and Finance Committee. Below are our current directors and their committee memberships. Each of our directors attended at least 75% of the regularly scheduled Board and committee meetings during the period he or she was on the Board, with seven of eight attending 100% of such meetings.

	AUDIT	COMPENSATION	NOMINATING/CORPORATE GOVERNANCE	FINANCE
Elizabeth S. Acton	●			●
Lloyd E. Johnson	●	●
Allan P. Merrill
Peter M. Orser		●		●
Norma A. Provencio*		●	●
Danny R. Shepherd	●		●
David J. Spitz		●	●
C. Christian Winkle	●			●
●Chair
* Lead Director

Gender Diversity
25%
Women
Men
Women

Racial/Ethnic Diversity
25%
Racial/Ethnic Diversity
Minority
Non-Minority

Average Years of Tenure
2018
10.4
2021
5.6

Balanced Tenures
> 7 Years
3
4-7 Years
2
< 4 Years
3

v

KEY
QUALIFICATIONS
The following are several of the key qualifications, skills and experience of our Board nominees that we believe are uniquely important to our business.

✓	Homebuilding/Construction Industry Experience Merrill, Orser, Shepherd	✓	CEO/COO Experience Merrill, Orser, Shepherd, Spitz, Winkle

✓	CFO/Accounting/Finance Experience Acton, Johnson, Merrill, Provencio, Shepherd	✓	Public Company Board Experience Acton, Johnson, Merrill, Provencio, Shepherd, Spitz, Winkle

✓	Corporate Governance/Ethics Merrill, Provencio, Shepherd, Spitz	✓	Risk Management Acton, Johnson, Merrill, Provencio, Shepherd, Winkle

✓	Marketing/Sales Expertise Merrill, Orser, Spitz	✓	ESG Expertise Merrill, Orser, Provencio, Shepherd, Spitz
The lack of a mark for a director does not mean that he or she does not possess that particular qualification, skill or experience. The marks above simply indicate that the characteristic is one for which the director is especially well known among our Board.
We believe our Board reflects the broad expertise and perspective needed to govern our business and constructively engage with senior management.

HOW
WE PAY
Our executive compensation program is composed of the following elements:

✓	Base salary	✓	Long-term incentive compensation, with the majority of target award opportunities tied to multi-year performance goals and payable in stock and cash, as well as restricted stock
✓	Short-term incentive compensation, based on performance	✓	Benefits available to all employees

vi

2021
EXECUTIVE COMPENSATION HIGHLIGHTS
Base Salaries (PG. 32)
As we reported in our 2020 Proxy Statement, due to a significant decline in net new orders and the Company's focus on protecting liquidity at the onset of the COVID-19 pandemic, our named executive officers (NEOs, as defined on page 25) voluntarily reduced their respective salaries by 20%, effective April 1, 2020. Those reductions remained in place for all of fiscal 2020.
While market conditions had improved dramatically by the beginning of fiscal 2021, our NEOs voluntarily extended a portion of base salary reductions, equal to 10% of their respective pre-pandemic annual salaries, into fiscal 2021, subject to the possibility of salaries being restored for the second half of fiscal 2021 if the Company's performance at that time was on pace to exceed 95% of its annual plan. As a result, Mr. Merrill began fiscal 2021 with a base salary of $877,500 and Mr. Goldberg and Mr. Belknap began fiscal 2021 with base salaries of $382,500 and $486,000, respectively. Because the Company's results for the first half of fiscal 2021 exceeded 95% of the Company's annual plan, the NEOs' salaries were restored to pre-pandemic levels for the second half of the year, resulting in actual base salaries earned in fiscal 2021 of $926,384 for Mr. Merrill, $403,808 for Mr. Goldberg and $513,074 for Mr. Belknap.

Short-Term Incentive Opportunities (PG. 33)
In addition to the reduction in base salaries discussed above, our NEOs voluntarily reduced their respective target short-term incentive award opportunities by 10% for all of fiscal 2021. After taking into account these 10% reductions in short-term incentive opportunities, the target short-term incentive award opportunities for our NEOs (expressed as percentages of weighted salary) were 157.5% for Mr. Merrill, 90.0% for Mr. Goldberg and 112.5% for Mr. Belknap.
Our Compensation Committee determined that our NEOs would be eligible to receive an award for the operational components of the 2021 short-term bonus opportunity only if threshold Bonus Plan EBITDA was achieved. Furthermore, the Committee retained the discretion to deduct from awards earned for any reason, including the failure to achieve certain construction quality standards based on the assessment of an independent third-party expert.

Long-Term Incentive Opportunities (PG. 35)
In addition to the reductions discussed above, our NEOs voluntarily reduced their respective target long-term incentive award opportunities by 10% for all of fiscal 2021. After taking into account these 10% reductions in long-term incentive opportunities, the target long-term incentive award opportunities for the NEOs (expressed as percentages of already reduced salary) were 270.0% for Mr. Merrill, 135.0% for Mr. Goldberg and 157.5% for Mr. Belknap.
For the 2021-2023 performance period, our Compensation Committee continued its practice of tying two-thirds of target long-term incentive award opportunities to multi-year performance goals, with one-half of the performance-based component payable in cash and one-half payable in performance shares, subject to the same performance criteria.
In addition, our Compensation Committee continued to include a relative total shareholder return (TSR) modifier to NEO performance share and performance cash awards, which could result in an adjustment to any earned awards (by up to +/- 20%) based on our three-year relative TSR performance vs. companies in the S&P Homebuilders Select Industry Index.

vii

COMPENSATION OUTCOMES (PGS. 34 and 37)
Compensation outcomes from performance incentives were well-aligned with Company and management team performance during fiscal 2021. Based on actual vs. planned outcomes for the financial and operational performance factors, our NEOs earned 192.5% of reduced target annual incentive award opportunities.
The three-year award cycle relating to our 2019 performance share program ended on September 30, 2021, with results yielding a payout equal to 148.75% of the target award opportunity after applying a negative 15.0% TSR modifier. Metrics included cumulative pre-tax income, return on assets and expansion of our Gatherings® product line, which were then collectively subject to the TSR modifier.
RATIFICATION OF
INDEPENDENT AUDITORS (PG. 22)
Although stockholder ratification is not required, the appointment of Deloitte & Touche LLP as the Company’s independent auditors for fiscal 2022 is being submitted for ratification at the annual meeting because the Board believes doing so is a good corporate governance practice. The Board recommends a vote “FOR” the ratification of Deloitte & Touche LLP as the Company’s independent auditors.
CHARTER AMENDMENT AND
NEW RIGHTS AGREEMENT (PG. 53)
We have significant deferred tax assets comprised primarily of net operating losses, or NOLs, that we use (and want to continue to use) to offset the taxable income we are now generating and expect to continue to generate in the future. These benefits, which have substantial value to us, can be significantly impaired, however, if we experience an “ownership change” under Section 382 of the Internal Revenue Code (which is discussed in detail under “Proposals 4 and 5 — Background” on page 53). To help protect against an “ownership change” and preserve our ability to fully maximize our NOLs, our stockholders have previously approved certain protective measures, including the charter amendment and the Section 382 Rights Agreement described in Proposal 4 and Proposal 5, respectively.

These protective provisions are set to expire in November 2022. Accordingly, we are now seeking stockholder approval to extend the expiration dates of each of these protective provisions by an additional three years. We have provided a brief “Frequently Asked Questions” section beginning on page 53, followed by the related proposals. The Board recommends a vote “FOR” approval of both the protective charter amendment and the new Rights Agreement.

viii

TABLE OF

ix

x

PROXY
STATEMENT
GENERAL

This proxy statement contains information about the 2022 annual meeting of stockholders of Beazer Homes USA, Inc. In this proxy statement, both “Beazer” and the “Company” refer to Beazer Homes USA, Inc. This proxy statement and the enclosed proxy card are being made available to you by the Company’s Board of Directors starting on or about December 21, 2021.
PURPOSE OF THE ANNUAL MEETING

At the Company’s annual meeting, stockholders will vote on the following matters:

Proposal 1: election of directors;

Proposal 2: ratification of appointment of Deloitte & Touche LLP as the Company’s independent auditors;

Proposal 3: approval of the compensation of the Company’s named executive officers;

Proposal 4: amendment of the Company's Amended and Restated Certificate of Incorporation;

Proposal 5: approval of a new Section 382 Rights Agreement; and

Transaction of any other business that properly comes before the meeting or any adjournments or postponements thereof. As of the date of this proxy statement, the Company is not aware of any other business to come before the meeting.

WHO CAN VOTE

Only stockholders of record holding shares of Beazer common stock at the close of business on the record date, December 8, 2021, are entitled to receive notice of the annual meeting and to vote the shares of Beazer common stock they held on that date. A complete list of stockholders entitled to vote at the annual meeting will be available for examination by any Beazer stockholder at 1000 Abernathy Road, Suite 260, Atlanta, Georgia 30328, for purposes relating to the annual meeting, during normal business hours for a period of ten days before the meeting.
As of December 8, 2021, there were 31,459,708 shares of Beazer common stock issued and outstanding. Holders of Beazer common stock are entitled to one vote per share and are not allowed to cumulate votes in the election of directors.

1

HOW TO VOTE

If your shares of Beazer common stock are held by a broker, bank or other nominee (in “street name”), you will receive instructions from them on how to vote your shares. As further described below, if your shares are held in street name and you do not give your broker, bank or other nominee specific instructions on how to vote your shares, the entity holding your shares may vote them at its discretion on any “routine” matters; however, your shares will not be voted on any “non-routine” matters. An absence of voting instructions on any “non-routine” matters will result in a “broker non-vote.”

The only “routine” matter to be acted upon at the annual meeting is Proposal No. 2: ratification of appointment of Deloitee & Touche LLP as the Company’s independent auditors. All other matters to be acted upon at the annual meeting are “non-routine” matters. Accordingly, if you hold all or any portion of your shares in street name and you do not give your broker, bank or other nominee specific instructions on how to vote your shares, your shares will not be voted on any of the following “non-routine” matters:

Proposal 1: election of directors;
Proposal 3: advisory vote to approve the compensation of the Company’s named executive officers;
Proposal 4: amendment of the Company's Amended and Restated Certificate of Incorporation; and
Proposal 5: approval of a new Section 382 Rights Agreement.
If you hold shares of Beazer common stock in your own name (as a “stockholder of record”), you may vote your shares:

over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials;
if you requested to receive printed proxy materials, by using the toll-free telephone number listed on the enclosed proxy card (specific directions for using the telephone voting system are included on the proxy card); or
if you requested to receive printed proxy materials, by marking, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.
Whichever method you use, your shares of Beazer common stock will be voted as you direct. If you designate the proxies named in these proxy materials to vote on your behalf, but do not specify how to vote your shares, they will be voted:

FOR the election of the director nominees;
FOR the ratification of appointment of Deloitte & Touche LLP as the Company’s independent auditors;
FOR approval of the compensation of the Company’s named executive officers;
FOR amendment of the Company's Amended and Restated Certificate of Incorporation;
FOR approval of a new Section 382 Rights Agreement; and
In accordance with the judgment of the persons designated or named as proxies on any other matter properly brought before the meeting or any adjournments or postponements of the annual meeting.

REVOKING A PROXY

You may revoke your proxy by submitting a new proxy with a later date by Internet, telephone or mail (if applicable), by voting at the meeting, or by filing a written revocation with Beazer’s corporate secretary. Your attendance at the annual meeting alone will not automatically revoke your proxy. If you vote in advance using one of the above methods, you may still attend and vote at the meeting.

2

QUORUM

A majority of the shares of Beazer common stock outstanding and entitled to vote on the record date will constitute a quorum, permitting the business of the annual meeting to be conducted. If your shares are present in person or by proxy, your shares will be part of the quorum.
VOTES NEEDED

Election of Directors
You may vote FOR or AGAINST any or all director nominees or you may ABSTAIN as to one or more director nominees. In order to be elected, the number of votes FOR a director must exceed the number of votes AGAINST such director. As set forth in our bylaws, only votes FOR or AGAINST the election of a director nominee will be counted. ABSTENTIONS and broker non-votes count for quorum purposes, but not for purposes of the election of directors. A vote to ABSTAIN is not treated as a vote FOR or AGAINST and will have no effect on the outcome of the vote.
Ratification of Appointment of Independent Auditors
You may vote FOR or AGAINST the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors or you may ABSTAIN. A majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote must be voted FOR approval of this matter in order for it to pass. Votes cast FOR or AGAINST and ABSTENTIONS with respect to this matter will be counted as shares entitled to vote on the matter. Broker non-votes are not applicable to this matter. A vote to ABSTAIN will have the effect of a vote AGAINST the matter.
Approval of the Compensation of Our Named Executive Officers
You may vote FOR or AGAINST the approval of the compensation of our named executive officers or you may ABSTAIN. A majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote must be voted FOR approval of this matter in order for it to pass. Votes cast FOR or AGAINST and ABSTENTIONS with respect to this matter will be counted as shares entitled to vote on the matter. Broker non-votes will not be counted as shares entitled to vote on this matter. A vote to ABSTAIN will have the effect of a vote AGAINST the matter. As an advisory vote, this proposal is not binding. However, our Board and Compensation Committee will consider the outcome of this vote when making future compensation decisions for our executive officers.
Amendment to Company’s Amended and Restated Certificate of Incorporation
You may vote FOR or AGAINST the proposed amendment to the Company’s Amended and Restated Certificate of Incorporation or you may ABSTAIN. A majority of all outstanding shares of common stock entitled to vote must be voted FOR approval of this matter in order for it to pass. Votes cast FOR or AGAINST and ABSTENTIONS with respect to this matter and broker non-votes will be counted as shares entitled to vote on the matter. ABSTENTIONS and broker non-votes will have the effect of a vote AGAINST the matter.
Approval of New Section 382 Rights Agreement
You may vote FOR or AGAINST the new Section 382 Rights Agreement or you may ABSTAIN. A majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote must be voted FOR approval of this matter in order for it to pass. Votes cast FOR or AGAINST and ABSTENTIONS with respect to this matter will be counted as shares entitled to vote on the matter. Broker non-votes will not be counted as shares entitled to vote on this matter. A vote to ABSTAIN will have the effect of a vote AGAINST the matter.

3

Other Business
The affirmative vote of a majority of the shares cast at the annual meeting is required for approval of any other business that may properly come before the meeting or any adjournments or postponements thereof. Only votes FOR or AGAINST approval of any other business will be counted. Abstentions and broker non-votes count for quorum purposes, but not for the voting on the approval of such other business.
WHO COUNTS THE VOTES

Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspectors of the election.
EXPENSES OF SOLICITATION

Expenses incurred in connection with the solicitation of proxies will be paid by the Company. In addition, we have engaged MacKenzie Partners, Inc. to assist in the solicitation of proxies. We anticipate that the costs associated with this engagement will be approximately $19,500 plus costs and expenses incurred by MacKenzie. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for costs incurred in connection with this solicitation.

4

ESG
ENVIRONMENTAL, SOCIAL AND GOVERNANCE
We view our ESG program as a key focus of our strategic planning and risk oversight responsibilities and a process of continuous improvement. Accordingly, we continually look for ways to measure, monitor and reduce our carbon footprint and waste, equally and equitably employ and retain diverse talent across our organization, facilitate access to energy-efficient, lower cost of ownership homes, and contribute to the communities in which we live and operate, all while upholding our code of ethics and corporate governance principles.
The following few pages highlight several aspects of our ESG program. We recently posted on our website our ESG Summary, which contains more detailed information on our ESG-related initiatives, as well as metrics that are responsive to sustainability accounting standards promulgated by the Sustainability Accounting Standards Board (SASB) for companies within the homebuilding industry. Our ESG Summary represents another step forward in our commitment to meaningful ESG accountability and provides a foundation upon which we expect to build increased transparency by directly reporting on relevant sustainability issues, risks and opportunities that impact our business.
ESG
ENVIRONMENTAL HIGHLIGHTS
RESOURCE EFFICIENCY

As a homebuilder, we recognize the critical role we play not only in creating durable and growing value for our customers, but also acting as a responsible steward in creating a sustainable future. We work with industry-leading partners who value innovation and quality and embrace environmentally friendly processes and objectives. We also use advanced construction practices and materials designed to provide our customers with lower carbon producing, energy-efficient homes that have demonstrated high-performance and lower costs of ownership.
Examples of our commitment to the environment include our approach to land acquisition, planning and development, our Net Zero Energy Ready commitment described below and our use of third-party programs such as ENERGY STAR® and Indoor airPLUS.

In 2021, we received the 2021 ENERGY STAR Partner of the Year—Sustained Excellence Award from the EPA for the sixth consecutive year. Beazer was one of only three publicly-traded homebuilders to receive this award in 2021 for all its markets.

In addition to our partnership with the EPA’s ENERGY STAR program, we incorporate a variety of energy-efficient and high-quality products into our homes that also reduce waste output, including those relating to insulation, air and water sealing and technologies. Since 2010, we have installed EPA-certified WaterSense fixtures in 100% of our homes to provide homeowners with increased water efficiency. More recently, we began building our homes in accordance with the EPA’s Indoor airPLUS specifications, which provides our homeowners with better comfort, durability and indoor air quality.

5

ENERGY EFFICIENCY RATING

The Home Energy Rating System (HERS®) is the industry-leading home building scoring system developed by the Residential Energy Services Network (RESNET) for inspecting and calculating a home’s energy performance after construction is complete. The HERS methodology measures the energy efficiency of a home on an easy-to-understand scale: the lower the HERS Index Score, the more energy efficient the home and the more it reduces greenhouse gas (GHG) emissions over its lifetime.
Only a small portion of newly built homes in the U.S. are subjected to the HERS measurement. In 2021, the estimated average HERS Index Score among typical newly built homes was 73, while the average HERS Index Score for Beazer built homes in 2021 was 56. Beazer Homes always reports its average HERS Index Scores as "gross" scores. A gross HERS Index Score is a more rigorous standard because it excludes the benefit of renewable energy technologies. By the end of 2025, every new Beazer home will be independently verified as having a gross HERS Index Score of 45 or less.

BEAZER HOMES AVERAGE HERS INDEX SCORES

Historical and Projected through 2025

Typical
Resale Homes
130
Typical
New Homes
73
85
56
≤45
07
08
09
10
11
12
13
14
15
16
17
18
19
20
21
25

OUR NET ZERO ENERGY READY COMMITMENT

In December 2020, we became the first U.S. national homebuilder to publicly commit to ensuring that by the end of 2025 every home we build will meet the requirements of the U.S. Department of Energy’s (DOE) Zero Energy Ready Home Program.
The DOE’s Zero Energy Ready Home program builds upon current HERS standards and the comprehensive requirements of the EPA’s ENERGY STAR program and incorporates other building science innovations and practices to achieve at least 40%-50% greater energy efficiency than a typical new home. DOE Zero Energy Ready homes are verified and certified by a qualified third-party inspector.

Building 100% of our homes as Net Zero Energy Ready will significantly reduce the amount of GHG emissions produced over the lifespan of our homes. Our Net Zero Energy Ready homeowners will be able to achieve net zero energy by attaching a properly sized renewable energy system, such as a solar photovoltaic system, that will generate as much energy as the home consumes. Our Net Zero Energy Ready commitment represents an entirely new level of quality, comfort and innovation for our customers.

6

ESG
SOCIAL HIGHLIGHTS
EMPLOYEES

Health and Safety
Our highest priority is the health, safety and well-being of our employees, which we believe is critical to our continued growth and success. We are guided by four principles that are non-negotiable: safety, integrity, respect and inclusion, and we strive to live up to these principles in all aspects of our operations, including life-work balance, career and personal development opportunities, our flexible time-off program and industry-leading parental leave policies.
We require extensive and ongoing training of our team members, including safety training pursuant to our safe practices manual. All field employees and new home counselors are required to complete the certified Occupational Safety and Health Administration (OSHA) 10-hour construction training course.
Our commitment to actively engaging with our team members is a key component of our culture. Over 95% of our employees completed our 2021 annual employee engagement survey, and 95% of those employees indicated they would recommend working at Beazer Homes.
Inclusion and Diversity
We are committed to building an inclusive culture in which everyone feels welcome, respected, safe and valued. By embracing diversity in all its forms, we will better serve our employees, customers, partners and communities. Our Board of Directors and senior leaders oversee our efforts to prioritize and improve the diversity of our organization. As we continue to progress in this area, we are reaching across all facets of our functional and operational areas, including recruitment, employee engagement, retention, employee development and training and promotions.
Beazer Homes is also committed to pay equity. We utilize a third-party to complete an annual pay parity audit to determine if there are pay disparities across gender or race. If audit results identify any outliers, we examine the circumstances and take corrective action as warranted.
While we are proud of the successes we have had, particularly in fostering gender diversity and pay equity within our organization, we continue to work to increase the diversity of our teams across all levels of our company.

SAFETY DATA

0.47

Total recordable incident rate (TRIR) for direct employees

0

TRIR for contract employees

0

Total recordable fatality rate (TRFR) for direct employees

0

TRFR for contract employees

0

Total amount of monetary losses as a result of legal proceedings associated with environmental regulations

7

CUSTOMERS

Our goal is to provide to our customers homes with extraordinary value at an affordable price. We focus on building efficient homes with quality, high-performing materials while making the construction and purchase process an enjoyable experience. We are committed to our customers receiving consistent and clear communication throughout their purchase and build process, including what is happening next, why it is done that way and how that process helps to provide a quality-built home for them. We believe transparency is critical to creating a great customer experience.

4.5 out of 5 stars in FY21

We are one of the top-rated national builders on TrustBuilder.

92% Customer Satisfaction

In 2021, we achieved an overall customer satisfaction rating of 92.1%.

91% Customer Recommendation Rating

In 2021, 91.3% of our customers would recommend us to a friend.

COMMUNITIES

Across our Company, Beazer team members are committed to supporting causes that make a difference. From local service activities to Company-wide initiatives, giving back is a central element of our culture, championed by passionate employees and embraced by partners who share our commitment to have a positive impact on the communities we serve.
In 2020, we announced our newest commitment to our customers and communities, the development of a new, wholly-owned title insurance agency, Charity Title.
Charity Title donates 100% of its profits to the Beazer Charity Foundation, our company’s philanthropic arm, which provides donations to national and local nonprofits. Charity Title net profits were approximately $900,000 in 2021. Going forward, with the full rollout of Charity Title operations across our footprint (which is scheduled to be completed in 2022), we expect charitable funding to well exceed $1,000,000 annually.

8

ESG
CORPORATE GOVERNANCE OVERVIEW
DIRECTOR INDEPENDENCE

Our Board of Directors has evaluated all business and charitable relationships between the Company and the Company’s directors during fiscal 2021 as required by the Company’s Corporate Governance Guidelines. As a result of this evaluation, the Board has determined that each non-employee director (each director other than Mr. Merrill) is an “independent director” as defined by the standards for director independence established by applicable laws, rules and listing standards including the standards for independent directors established by The New York Stock Exchange (NYSE) and the Securities and Exchange Commission (SEC). The Company’s Corporate Governance Guidelines are available on the Company’s website at beazer.com.
The Corporate Governance Guidelines require that non-employee directors meet in executive session as part of each regularly scheduled meeting of the Board. These executive sessions are called and chaired by our Lead Director. Under our Corporate Governance Guidelines, the Lead Director is an independent director who is elected by the affirmative vote of a majority of the independent directors. In addition to chairing executive sessions of the independent directors, the Lead Director discusses with the other independent directors management’s proposed meeting agendas for meetings of the Board and reviews approved meeting agendas with our Chief Executive Officer, leads the discussion with our Chief Executive Officer following the independent directors' executive sessions and leads periodic discussions with other directors and management concerning the Board's information needs.
BOARD LEADERSHIP STRUCTURE AND GOVERNANCE PRACTICES

Board Leadership Structure
Our Board regularly reviews all aspects of its governance profile, including its leadership structure. As part of this review, our Board has determined that a combined CEO-Chairman coupled with an empowered and independent Lead Director is the most appropriate corporate governance structure for the Company and its stockholders at this time.
Mr. Merrill was appointed as Chairman and continues to serve as Chairman because of his leadership skills, experience in and knowledge of the homebuilding sector — including his leadership and experience as former Chair of the Policy Advisory Board of the Joint Center for Housing Studies at Harvard University and as former Chair of the Leading Builders of America, an industry trade association, and his service as a member of the Freddie Mac Board of Directors. In addition, the Board recognized Mr. Merrill’s exemplary tenure at the Company — which now includes more than 14 years of service, over ten of which as President and CEO. The Board believes that Mr. Merrill’s continued leadership best positions the Company to achieve its long-term strategic objectives.
The independent directors of the Board appointed Ms. Provencio as Lead Director because she possesses the experience, qualities and skills necessary for the role, including high personal integrity and a readiness to challenge management when appropriate, drawing on more than 30 years of experience in the public accounting field and 12 years of service to the Board. Our Board believes Ms. Provencio is highly qualified to discharge responsibilities that are consistent with the duties of an independent Lead Director, including presiding at all meetings of independent directors, consulting on all meeting schedules and agendas, being available for direct consultation with the Company’s stockholders, and assisting with the Board’s thorough CEO evaluations, Board evaluations and succession planning activities. For more information on the role and responsibilities of our Lead Director, see Exhibit A (“Lead Director Role and Responsibilities”) to our Corporate Governance Guidelines, which are available on the Company’s website at beazer.com.

9

Our Board believes that its leadership structure, together with the Company’s already strong corporate governance practices, creates a productive relationship between the Board and management, including strong independent oversight. Our Board will continue to review its leadership structure regularly.
Majority Vote Standard and Director Resignation Policy
Our Bylaws and Corporate Governance Guidelines provide a majority voting standard for the election of directors in uncontested elections. Director nominees will be elected if the votes cast for such nominee exceed the number of votes cast against such nominee. In the event that (i) a stockholder proposes a nominee to compete with nominees selected by our Board, and the stockholder does not withdraw the nomination prior to our mailing the notice of the stockholders meeting, or (ii) one or more directors are nominated by a stockholder pursuant to a solicitation of written consents, then directors will be elected by a plurality vote.
The Corporate Governance Guidelines provide that our Board will only nominate candidates who tender their irrevocable resignations, which are effective upon (i) the candidate not receiving the required vote at the next annual meeting at which they face reelection and (ii) our Board accepting the candidate’s resignation. In the event that any director does not receive a majority vote, then pursuant to our Corporate Governance Guidelines, the Nominating/Corporate Governance Committee (NCG Committee) will act on an expedited basis to determine whether to accept the director’s resignation and will submit its recommendation to the Board. In deciding whether to accept a director’s resignation, the Board and the NCG Committee may consider any factors that they deem relevant. Our Corporate Governance Guidelines also provide that the director whose resignation is under consideration will abstain from the deliberation process. All candidates standing for reelection at the annual meeting have tendered such resignations.
Risk Oversight
Effective risk oversight is a priority for our Board. The goal of the Company’s risk management process is to understand and manage key strategic and operational risks, identified as having a material impact on the Company, in accordance with the Board’s tolerance for risk. The entire Board oversees and engages with senior executives on key ESG matters, including organizational inclusion and diversity programs, equitable pay practices, environmental programs and initiatives and sustainability matters. All committees report on the risk categories they oversee to the full Board.
Our Board has delegated primary responsibility for overseeing our risk management process to the Audit Committee. The Audit Committee oversees our risk identification and mitigation processes and specifically oversees management of our financial, legal and fraud policies, as well as our regulatory compliance and cybersecurity risks. This includes regular evaluation of risks related to the Company’s financial statements, including internal controls over financial reporting. Members of management, including our Chief Financial Officer, General Counsel, Compliance Officer and Director of Internal Audit, report to the Audit Committee on a quarterly basis regarding on-going risk management activities. In addition, the Audit Committee and the full Board receive regular reports from our Chief Information Officer and other members of senior management regarding their assessment of cybersecurity and related risks to the Company, as well as ongoing cybersecurity initiatives. The Audit Committee also oversees the internal audit function and our independent auditors and meets on at least a quarterly basis with our Compliance Officer, Director of Internal Audit and representatives of our independent auditors as part of this oversight responsibility.
Our Compensation Committee periodically reviews our compensation philosophy and program designs to help ensure that our compensation programs, including those applicable to our executives, do not encourage inappropriate risk taking that could have a materially adverse impact on the Company. The Compensation Committee works with its independent compensation consultant, Pearl Meyer, to structure executive compensation plans that are appropriately aligned with key financial, operational and strategic objectives, company performance and stockholder interests. For more information on risk considerations in our compensation programs, please see “Compensation Discussion and Analysis — Elements of Fiscal 2021 Compensation Program — Risk Considerations in Our Compensation Programs” below.
Our Finance Committee oversees risks relating to liquidity, capital structure and investments, including land acquisition and development. The Finance Committee, as well as the Board as a whole, reviews our long-term strategic plans, annual budget, capital commitments, cash needs and funding plans. Management is responsible for identifying and managing these risks, while directors provide oversight to management in this process.

10

Our NCG Committee oversees risks relating to governance matters. The NCG Committee also oversees our ethics program, including implementation of our Code of Business Conduct and Ethics, and compliance by directors and management with the corporate governance and ethics standards of the Company.
STANDING COMMITTEES AND
MEETINGS OF THE BOARD OF DIRECTORS

The four standing committees of the Board are the: Audit Committee, NCG Committee, Compensation Committee and Finance Committee. Below are our current directors and their committee memberships. Each of our directors attended at least 75% of the regularly scheduled Board and committee meetings during the period they were on the board, with seven of eight attending 100% of such meetings. Actions taken by these committees are reported to the Board of Directors at the next following Board meeting. All directors then serving on the Board attended the Company’s 2021 annual meeting of stockholders held on February 3, 2021. The table below shows the number of formal meetings held during fiscal 2021.

	BOARD	AUDIT	COMPENSATION	NOMINATING/CORPORATE GOVERNANCE	FINANCE
Elizabeth S. Acton	●	●			●
Lloyd E. Johnson	●	●	●
Allan P. Merrill	●
Peter M. Orser	●		●		●
Norma A. Provencio*	●		●	●
Danny R. Shepherd	●	●		●
David J. Spitz	●		●	●
C. Christian Winkle	●	●			●
Number of Meetings in 2021	7	6	6	8	5
●Chair
* Lead Director

AUDIT COMMITTEE

Our Audit Committee assists the Board in its oversight responsibility relating to:

The integrity of the Company’s consolidated financial statements, accounting and financial reporting processes, and systems of internal controls over accounting and financial reporting;
The Company’s compliance with legal and regulatory requirements;
The independent auditor’s qualifications, independence and performance, including sole authority for appointment, compensation, oversight, evaluation and termination;
The performance of the Company’s internal audit function;
The Company's management of cybersecurity, data privacy and related risks;
The report of the Audit Committee required by the rules of the SEC, as included in this proxy statement;
Reviewing related party transactions; and
The fulfillment of the other responsibilities set out in its charter.

11

Our Board has determined that all members of the Audit Committee are “financially literate” under NYSE rules and also qualify as financial experts, as defined in Item 407 of Regulation S-K under the Securities Act of 1933, as amended. Our Board also has reviewed the composition of the Audit Committee pursuant to the rules of the SEC and NYSE governing audit committees and confirmed that all members of the Audit Committee are independent under such rules.
NOMINATING/CORPORATE GOVERNANCE COMMITTEE

As described further below, the duties of our NCG Committee include recommending to the Board the slate of director nominees submitted to stockholders for election at each annual meeting and proposing qualified candidates to fill vacancies on the Board. The NCG Committee is also responsible for developing corporate governance principles for the Company and overseeing the evaluation of the Board of Directors. Our Board has reviewed the composition of the NCG Committee pursuant to the rules of the NYSE governing nominating and governance committees and confirmed that all members of the NCG Committee are “independent” under such rules.
The NCG Committee considers director nominee recommendations from executive officers of the Company, independent members of the Board and stockholders of the Company, as well as recommendations from other interested parties. The NCG Committee may also retain an outside search firm to assist it in finding appropriate nominee candidates. Stockholder recommendations for director nominees received by the Company’s corporate secretary (at the address for submitting stockholder proposals and nominations set forth under the heading “Procedures Regarding Director Candidates Recommended by Stockholders” below) are forwarded to the NCG Committee for consideration.
COMPENSATION COMMITTEE

Our Compensation Committee reviews the Company’s management resources and structure and administers the Company’s cash- and equity-based compensation programs for directors and management, which includes our NEOs. Our Board has reviewed the composition of the Compensation Committee pursuant to the rules of the NYSE governing compensation committees and confirmed that all members of the Compensation Committee are “independent” under such rules.
FINANCE COMMITTEE

Our Finance Committee provides assistance to the Board by reviewing from time to time matters concerning corporate finance, including equity and debt financings, acquisitions and divestitures, share and debt repurchases and dividend policy.
COMMITTEE CHARTERS AND OTHER INFORMATION

Interested parties may access electronic copies of the charters of our Audit Committee, NCG Committee, Compensation Committee and Finance Committee at beazer.com. Our Corporate Governance Guidelines and our Code of Business Conduct and Ethics, which meet the requirements of a code of ethics under applicable SEC regulations and NYSE standards, are also available on the Company’s website. Printed copies of any of these documents may be requested by writing to the Company’s corporate secretary at 1000 Abernathy Road, Suite 260, Atlanta, Georgia 30328.

12

DIRECTOR, BOARD AND COMMITTEE EVALUATIONS

Our Board recognizes that a robust and thorough evaluation process is an important element of corporate governance and enhances our Board’s effectiveness. Therefore, each year, the NCG Committee oversees the evaluation process, which includes personal interviews with each director during which the performance of individual directors, the full Board and the committees of the Board are assessed. Areas of improvement are also solicited during these interviews. These assessments are then reviewed and shared with the full Board during executive session.
DIRECTOR QUALIFICATIONS

Pursuant to our Corporate Governance Guidelines, the NCG Committee is directed to work with our Board on an annual basis to determine the appropriate qualifications, skills and experience for each director and for our Board as a whole. In evaluating these characteristics, the NCG Committee and our Board take into account many factors, including the individual director’s general understanding of our business on an operational level, as well as his or her professional background and willingness to devote sufficient time to Board duties.
Our Board considers diversity of race, ethnicity, gender, age and professional accomplishments in evaluating director candidates. Each individual is evaluated in the context of our Board as a whole, with the objective of recommending a group of nominees that can best promote the success of our business and represent stockholder interests through the exercise of sound judgment based on diversity of experience and background.
When identifying potential director candidates — whether to replace a director who is retiring or has resigned, or to expand the Board to gain additional capabilities — the NCG Committee, in consultation with the full Board, determines the skills, experience and other characteristics that a potential candidate should possess in light of the composition and needs of the Board and its committees. The NCG Committee also considers whether or not the candidate would be considered independent under the applicable NYSE and SEC governance standards.
PROCEDURES REGARDING DIRECTOR CANDIDATES
RECOMMENDED BY STOCKHOLDERS

The NCG Committee will consider Board candidates recommended by our stockholders. If the NCG Committee determines to nominate a stockholder-recommended candidate, then that nominee’s name will be included in the proxy statement for our next annual meeting. Stockholder recommendations must be addressed to: Beazer Homes USA, Inc., Attention: Chair, Nominating/Corporate Governance Committee, 1000 Abernathy Road, Suite 260, Atlanta, Georgia 30328.
Our stockholders also have the right under our Bylaws to directly nominate director candidates at an annual meeting by following the procedures outlined in our Bylaws. Our NCG Committee evaluates candidates recommended by stockholders in the same manner it evaluates director candidates identified by the Committee.

13

REPORTING OF CONCERNS TO INDEPENDENT DIRECTORS

Any concerns about the Company may be communicated directly to our independent directors. We maintain an ethics hotline (at 1-866-457-9346) that individuals may call to report any concerns to Global Compliance, a third-party service provider that administers our ethics hotline. Individuals may report their concerns anonymously, should they wish to do so. Written communications may be mailed to the Company’s corporate secretary at 1000 Abernathy Road, Suite 260, Atlanta, GA 30328, and the corporate secretary will forward such communications to our independent directors.

14

PROPOSAL 1 —
ELECTION OF DIRECTORS
GENERAL

Each of the nominees listed below has been nominated as a director to serve a term of one year and until his or her respective successor has been qualified and elected. Each of the following nominees is presently serving as a director. While our Board of Directors does not believe that it should limit the number of terms served by directors, the Board periodically evaluates the appropriate size for our Board and will set the number of directors in accordance with our Bylaws and based on recommendations of the NCG Committee. Additionally, while the Board may grant exceptions, as a general policy, directors do not typically stand for reelection at or after the age of 74.
As part of a comprehensive Board succession plan, over the past three years, four long-serving directors retired and three new directors joined the Board. At present, the average tenure of our directors is 5.6 years compared to 10.4 years in 2018, and the average age of our directors is 62. The diversity of the Board was also enhanced as a result of this process, as 25% of our directors are racially diverse and 25% are women, including our Lead Director.
In the event any nominee is not available as a candidate for director, votes will be cast pursuant to authority granted by the proxy for such other candidate or candidates as may be recommended by the NCG Committee and subsequently nominated by our Board of Directors. Our Board has no reason to believe that any of the following nominees will be unable or unwilling to serve as a director, if elected.

NOMINEES
The biographical information appearing below with respect to each nominee has been furnished to us by the nominee:

ELIZABETH S. ACTON
Age: 70
Director Since: 2012
Board Committees: Audit, Finance (Chair)
Public Company Directorships: Fidelity Fixed Income and Asset Allocation Funds
Prior to her retirement in April 2012, Ms. Acton was Executive Vice President Finance (from 2011 to 2012) and Executive Vice President and Chief Financial Officer from (2002 to 2011) of Comerica Incorporated, a financial services company. Prior to joining Comerica, Ms. Acton held a variety of positions at Ford Motor Company from 1983 to 2002, including Vice

President and Treasurer from 2000 to 2002 and Executive Vice President and Chief Financial Officer of Ford Motor Credit Company from 1998 to 2000. She is an Independent Trustee of the Fidelity Fixed Income and Asset Allocation Funds and Chair of its Audit Committee. Ms. Acton received a Bachelor’s degree from the University of Minnesota and a Master of Business Administration degree in Finance from Indiana University.
Ms. Acton has over 35 years of significant financial management expertise as well as significant experience as a finance executive for two public companies. We believe Ms. Acton’s finance and accounting expertise is valuable to the Company in many respects, including with respect to assessment of our capital structure and financial strategy as Chair of our Finance Committee, as well as compliance with our obligations under various regulatory requirements for financial expertise on our Board of Directors and Audit Committee.

15

LLOYD E. JOHNSON
Age: 67
Director Since: 2021
Board Committees: Audit, Compensation
Public Company Directorships: Apogee Enterprises, Inc., Haemonetics Corp.
Mr. Johnson served as Global Managing Director, Finance and Internal Audit, for Accenture Corporation from 2004 to 2015. At Accenture, he was responsible for leading the global consulting company’s corporate audit organization and providing guidance and counsel in finance and strategic planning. Prior to joining Accenture, Mr. Johnson was an Executive

Director of M&A and General Auditor at Delphi Automotive and was Corporate Vice President, Finance and Chief Audit Executive at Emerson Electric Corporation. Mr. Johnson began his career at Coopers & Lybrand, which is now part of PwC. Mr. Johnson currently serves on the boards of Apogee Enterprises, Haemonetics Corporation and AARP.
Mr. Johnson received a Bachelor of Science in Business Administration degree in accounting and a Master of Accountancy degree with a major in accounting from the University of South Carolina and his Master of Business Administration from Duke University.
Mr. Johnson has over 40 years of significant financial management expertise as well as experience as a finance executive for two public companies and experience in the public accounting field. We believe Mr. Johnson’s finance and accounting expertise is valuable to the Company in many respects, including with respect to assessment of our capital structure and financial strategy, as well as accounting expertise.

ALLAN P. MERRILL
Age: 55
Director Since: 2011
Public Company Directorships: Federal Home Loan Mortgage Corporation (Freddie Mac)
Mr. Merrill joined the Company in May 2007 as Executive Vice President and Chief Financial Officer. He was named President and Chief Executive Officer in June 2011 and elected Chairman in November 2019. Prior to joining the Company, Mr. Merrill worked in both investment banking and online real estate marketing. While working for UBS and its predecessor firm Dillon, Read & Co. (from 1987 to 2000), Mr. Merrill ultimately served as co-head of the Global Resources Group, overseeing relationships with construction and building materials companies around the world, including advising Beazer Homes on its 1994 initial public offering and several major acquisitions. Immediately prior to joining Beazer, Mr. Merrill was with Move, Inc. where he served as Executive Vice President of Corporate Development and Strategy after joining the firm as its first President of Homebuilder.com.
Mr. Merrill is also involved in several housing industry organizations. He was elected to the Board of Directors of Freddie Mac (Federal Home Loan Mortgage Corporation) in September 2020 and recently completed a four-year term as Chairman of Leading Builders of America, a trade organization of the country’s largest public and private homebuilders. He also serves on the Policy Advisory Board of the Joint Center for Housing Studies at Harvard University and on the board of privately held Builder Homesite Inc. He is a graduate of the University of Pennsylvania’s Wharton School with a Bachelor of Science degree in Economics.
We believe Mr. Merrill’s experience in and knowledge of the homebuilding sector, gained primarily through finance, capital markets and strategic development roles over more than 25 years, is particularly valuable to the Company as it seeks to achieve its financial and operational goals.

16

PETER M. ORSER
Age: 65
Director Since: 2016
Board Committees: Compensation (Chair), Finance
Mr. Orser served as President and Chief Executive Officer of the Weyerhaeuser Real Estate Company, a subsidiary of Weyerhaeuser Company, where he oversaw five different homebuilding operations across the United States, from 2010 to 2014. In July 2014, under his leadership, Weyerhaeuser completed the successful sale of the company. Prior to that,

Mr. Orser spent almost 25 years in various positions at Quadrant Homes, a leading homebuilder in the state of Washington and a subsidiary of Weyerhaeuser, including serving as President from 2003 to 2010. Mr. Orser is active in a number of civic organizations, including multiple terms on the Runstad Department of Real Estate, University of Washington Advisory Board and United Way of King County board. Mr. Orser holds a Bachelor of Science degree from the University of Puget Sound and a Master of Urban Planning from the University of Washington.
Mr. Orser’s experience in the homebuilding industry provides significant operational and safety expertise to the Company. We believe his understanding of our industry, as well as his management experience gained over the course of his career, is valuable to the Company.

NORMA A. PROVENCIO
Age: 64
Director Since: 2009
Board Committees: Compensation, Nominating/Corporate Governance (Chair)
Ms. Provencio was named Lead Director in November 2019. Ms. Provencio is President and owner of Provencio Advisory Services Inc., a healthcare financial and operational consulting firm. Prior to forming Provencio Advisory Services in October 2003, she was the Partner-in-Charge of KPMG’s Pacific Southwest Healthcare Practice since May 2002. From 1979 to

2002, she was with Arthur Andersen, serving as that firm’s Partner-in-Charge of the Pharmaceutical, Biomedical and Healthcare Practice for the Pacific Southwest. Ms. Provencio received her Bachelor of Science in Accounting from Loyola Marymount University. She is a certified public accountant and also a member of the Board of Trustees of Loyola Marymount University.
Ms. Provencio has over 30 years’ experience in the public accounting field. We believe her in-depth understanding of accounting rules and financial reporting regulations to be valuable to the Company’s commitment and efforts to comply with regulatory requirements.

17

DANNY R. SHEPHERD
Age: 70
Director Since: 2016
Board Committees: Audit (Chair), Nominating/Corporate Governance
Prior to his retirement in 2015, Mr. Shepherd was Vice Chairman (from 2014 to 2015) and served as Senior Vice President, Executive Vice President and Chief Operating Officer (from 2001 to 2014) of Vulcan Materials Company, a producer of construction aggregates. From 2016 to 2021, Mr. Shepherd served on the board of directors of GCP Applied Technologies.

Mr. Shepherd received his Bachelor of Science degree from the Georgia Institute of Technology.
Mr. Shepherd has significant experience in the building materials industry, and he has over 40 years of public company experience. He served in various management roles over the course of his career, including 13 years as an executive of a large producer of construction aggregates. We believe his in-depth understanding of our industry, as well as his management and operational experience, provides value to the Company.

DAVID J. SPITZ
Age: 49
Director Since: 2019
Board Committees: Compensation, Nominating/Corporate Governance
Public Company Directorships: ChannelAdvisor Corp.
Mr. Spitz is currently the chief executive officer and a member of the board of directors of ChannelAdvisor Corp., a leading e-commerce cloud platform whose mission is to connect and optimize the world's commerce. He also served as president and chief operating officer of ChannelAdvisor from 2010 until May 2015, and previously served in a number of capacities from 2006 until 2010. He was an entrepreneur-in-residence at the Aurora Funds, a venture capital firm, from 2005 to 2008. Previously, from 2000 to 2002, Mr. Spitz was founder and chief technology officer of WindWire, a mobile marketing company that was acquired by Avesair, where he then served as president until its acquisition by Inphonic in 2003. In 1996 he co-founded, and until 1998 served as chief technology officer of, Netsation, a network management software company acquired by Nortel Networks, where he then served as senior principal technologist until 2000. Mr. Spitz received a B.A. degree in computer science from the University of California, San Diego. He holds four U.S. patents, is past chairman of the North Carolina School of Science and Mathematics Foundation Board and is past chairman and a member of the executive committee and board of directors of CED, an entrepreneurial support organization for companies in the southeastern United States.
Mr. Spitz’s high-level management experience with software and technology companies, computer science background and deep technology industry experience provides value to the Company.

18

C. CHRISTIAN WINKLE
Age: 58
Director Since: 2019
Board Committees: Audit, Finance
Mr. Winkle served as the chief executive officer and a member of the board of directors of Sunrise Senior Living, which operates senior living communities in the United States, Canada and the United Kingdom, including Gracewell Healthcare communities, from September 2014 to January 2021. He was chief executive officer of MedQuest, Inc., a leading operator of independent, fixed-site, outpatient diagnostic imaging centers in the United States from November 2005 to August 2013. He served as president and chief executive officer of Mariner Health Care, Inc., which operated skilled nursing facilities, assisted living and long-term acute care hospitals from January 1999 to July 2004. Mr. Winkle was the chief operating officer of Integrated Health Services, where he helped pioneer the sub-acute care sector and was responsible for all facility and ancillary service operations. He is a member of Argentum and American Seniors Housing Association (ASHA) boards. Mr. Winkle received his Bachelor of Science degree from Case Western Reserve University.
Mr. Winkle's broad management experience and his specific expertise in serving the important aging adults demographic provides value to the Company.

RECOMMENDATION

The Board of Directors recommends a vote FOR the election of each of the nominees named above.

19

NON-EMPLOYEE
DIRECTOR COMPENSATION
SUMMARY OF 2021 NON-EMPLOYEE DIRECTOR COMPENSATION

Our non-employee directors generally receive annual cash retainers for Board and committee service and an annual restricted stock award that vests one year from the date of grant. They also receive reimbursement for reasonable out-of-pocket expenses incurred in connection with attending Board and committee meetings, but they do not receive fees for meeting attendance.
To reward our directors’ efforts and contributions, the Compensation Committee seeks to position non-employee director compensation at or near the 50th percentile of industry peers, with a meaningful emphasis on equity-based awards to align their interests with stockholders. With the assistance of its independent advisor, the Compensation Committee periodically reviews our non-employee director compensation program to ensure it is sufficiently competitive vs. industry peers to facilitate the attraction and retention of highly experienced and qualified board members. The peer group includes the same companies used in senior executive benchmarking, as listed on page 31.
NON-EMPLOYEE DIRECTOR CASH COMPENSATION

Similar to our NEOs, our non-employee directors voluntarily reduced their annual cash compensation by 20% for the remainder of fiscal 2020 following the onset of the pandemic and subsequent reductions of headcount and other overhead expenses in fiscal 2020. While market conditions had improved dramatically by the beginning of fiscal 2021, our non-employee directors joined our NEOs in voluntarily reducing their cash compensation for the first half of fiscal 2021 by 10%, resulting in a total cash retainer of $71,250 for each non-employee director that served the entire year.
In addition, cash retainers for Board committee service were paid to the non-employee directors as applicable, equal to $23,750 for our Audit Committee chair, $19,000 for each of our other committee chairs, $11,875 for full-year non-Chair service on the Audit Committee and $9,500 for full-year, non-Chair service on all other committees. Ms. Provencio received an additional annual cash retainer of $35,625 for her services as Lead Director.
ANNUAL EQUITY GRANT

Non-employee directors are eligible to receive grants of equity-based awards under the Company’s long-term incentive plans at the discretion of our Compensation Committee. Our Compensation Committee’s rationale for equity grants to non-employee directors is similar to that for our NEOs; namely, to align their interests with those of stockholders. The amount of the non-employee director grant is determined in consultation with Pearl Meyer. For fiscal 2021, all non-employee directors that served the full year received an equity grant with the number of shares calculated by dividing $125,000 by the average daily closing price of a share of common stock for the 30 consecutive trading days on the NYSE ending on November 16, 2020, rounded down to the nearest whole number. Mr. Johnson received a pro-rated equity grant calculated by using the fair market value of a share of common stock on the date he was appointed to the Board, rounded down to the nearest whole number. See footnote 2 to the Director Compensation Table below.

20

Except as described above, our non-employee directors did not receive any other compensation from the Company for services rendered as a director during fiscal 2021. During fiscal 2021, non-employee directors were subject to stock ownership and holding requirements as further described under “Compensation Discussion and Analysis — Elements of Fiscal 2021 Compensation Program — Stock Ownership and Holding Requirements” below.
DIRECTOR COMPENSATION TABLE

The following table sets forth the compensation of each non-employee director in fiscal 2021.

NAME (1)	FEES EARNED OR PAID IN CASH($)	STOCK AWARDS($)(2)	TOTAL($)
Elizabeth S. Acton	102,125	129,120	231,245
Laurent Alpert	29,284		29,284
Lloyd E. Johnson	26,081	32,866	58,947
Peter M. Orser	107,000	129,120	236,120
Norma A. Provencio	135,375	129,120	264,495
Danny R. Shepherd	104,500	129,120	233,620
David J. Spitz	94,418	129,120	223,538
C. Christian Winkle	92,625	129,120	221,745

Mr. Alpert did not stand for reelection and retired from the Board as of the Annual Meeting of Stockholders held on February 3, 2021. His compensation reflects service as a director from October 1, 2020 to the Annual Meeting. Mr. Johnson was appointed to the Board on June 25, 2021. His compensation reflects service as a director from June 25 through September 30, 2021.

Represents the aggregate grant date fair value of awards determined in accordance with FASB ASC Topic 718. These are not amounts paid to or realized by the non-employee directors. Further information regarding the valuation of stock awards can be found in Notes 2 and 16 to our Consolidated Financial Statements in our 2021 Form 10-K. In fiscal 2021, Ms. Acton, Ms. Provencio and Messrs. Orser, Shepherd, Spitz and Winkle were each granted 9,177 shares of restricted stock. Mr. Johnson was granted 1,695 shares of restricted stock. Each award vests on the one-year anniversary of its grant date.

21

PROPOSAL 2 —
RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board of Directors has selected the firm of Deloitte & Touche LLP, the member firms of Deloitte & Touche Tohmatsu, and their respective affiliates (collectively, Deloitte & Touche), to serve as our independent registered public accounting firm for the fiscal year ending September 30, 2022. Deloitte & Touche has served as our accounting firm since 1996. The services provided to the Company by Deloitte & Touche for the last two fiscal years are described under the caption “Principal Accountant Fees and Services” below. Stockholder approval of the appointment is not required; however, our Board of Directors believes that obtaining stockholder ratification of the appointment is a sound governance practice.
Representatives of Deloitte & Touche will be present at the annual meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

PRINCIPAL ACCOUNTANT FEES AND SERVICES
For the fiscal years ended September 30, 2021 and 2020, the following professional services were performed by Deloitte & Touche:
Audit Fees: The aggregate audit fees billed for the fiscal years ended September 30, 2021 and 2020 were $1,050,000 and $1,060,500, respectively. Audit fees consisted of fees associated with the audit of our annual financial statements and internal control over financial reporting, reviews of the financial statements included in our quarterly reports on Form 10-Q, and other services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.
Audit-Related Fees: The aggregate fees billed for audit-related services for the fiscal years ended September 30, 2021 and 2020 were $35,790 and $33,790, respectively. These fees related to assurance and related services performed by Deloitte & Touche that are reasonably related to the performance of the audit or review of our financial statements. These services included employee benefit and compensation plan audits.
Tax Fees: No fees for tax services were billed by or paid to Deloitte & Touche in either fiscal year 2021 or fiscal year 2020.
All Other Fees: No other fees were billed by or paid to Deloitte & Touche in either fiscal year 2021 or fiscal year 2020.
Our Audit Committee annually approves each year’s engagement for audit services in advance. Our Audit Committee has also established complementary procedures to require pre-approval of all permitted non-audit services provided by our independent auditors.
RECOMMENDATION

The Board of Directors recommends a vote FOR ratification of the appointment of Deloitte & Touche as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2022.

22

REPORT OF THE
AUDIT COMMITTEE
The Audit Committee meets the definition of an audit committee as set forth in Section 3(a)(58)(A) of the Exchange Act and operates under a written charter adopted by our Board of Directors. Each member of the Audit Committee is independent and financially literate in the judgment of the Board of Directors and as required by the Sarbanes-Oxley Act and applicable SEC and NYSE rules. The Board of Directors has also determined that Ms. Acton and Messrs. Shepherd, Johnson and Winkle qualify as “audit committee financial experts,” as defined under SEC regulations.
Management is responsible for our internal controls and the financial reporting process. Deloitte & Touche, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and for issuing a report thereon. The Audit Committee’s responsibility is generally to monitor and oversee these processes and critical audit matters, as described in the Audit Committee Charter.
The Audit Committee reviewed and discussed with management the Company’s audited financial statements and critical audit matters as of and for the fiscal year ended September 30, 2021. The Audit Committee has discussed with Deloitte & Touche the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.
The Audit Committee has also received the written communications from Deloitte & Touche required by the PCAOB regarding Deloitte & Touche’s communications with the Audit Committee concerning independence and has discussed with Deloitte & Touche their independence. The Audit Committee has considered whether the provision of any non-audit services described above by Deloitte & Touche is compatible with maintaining their independence and has concluded that the provision of these services does not compromise such independence.
Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021 for filing with the SEC.
DANNY R. SHEPHERD (CHAIR)
ELIZABETH S. ACTON
LLOYD E. JOHNSON
C. CHRISTIAN WINKLE
The Members of the Audit Committee

23

PROPOSAL 3 –
ADVISORY VOTE TO APPROVE THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934, as amended, the Company is asking its stockholders to cast an advisory vote to approve the compensation of the Company’s named executive officers (NEOs), as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K. This proposal, commonly known as “Say On Pay”, gives our stockholders the opportunity to express their views on the design and effectiveness of our executive compensation programs. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement.
As described in detail in the section of this proxy statement titled “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate and retain our executive officers (including our NEOs), who are critical to our success. At the same time our Compensation Committee is committed to ensuring that our executive compensation program reinforces key financial, operational and strategic objectives in support of long-term stockholder value creation and appropriately aligns pay for performance without encouraging inappropriate risk taking. Accordingly, our NEOs are rewarded for the achievement of specific annual, long-term and strategic goals in support of long-term value creation. Please read the section of this proxy statement titled “Compensation Discussion and Analysis,” and the Executive Compensation tables that follow it, for additional details about our executive compensation programs.
We have a long history of strong stockholder support for our executive compensation programs, with Say on Pay support levels averaging over 91% over the last five years. The Board and the Compensation Committee have considered the result of these stockholder votes in setting compensation policies and making compensation decisions for each of the fiscal years that has followed. At last year's annual meeting of stockholders, approximately 88% of our shares present in person or represented by proxy voted for approval of our fiscal 2020 executive compensation program.
At our 2017 annual meeting of stockholders, the Company’s stockholders once again determined that our Say On Pay vote should be held on an annual basis. In accordance with this determination, we are asking our stockholders to vote FOR the following resolution:
RESOLVED, that the compensation paid to the NEOs, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Executive Compensation tables, and the narrative discussion, is hereby approved.
Our Board of Directors and our Compensation Committee value the opinions of our stockholders, and to the extent there is a significant vote against the compensation paid to our NEOs, as disclosed in this proxy statement, we will consider our stockholders’ concerns and will evaluate what, if any, further actions are necessary to address those concerns.
RECOMMENDATION

The Board of Directors recommends a vote FOR approval of the compensation of our named executive officers.

24

COMPENSATION
DISCUSSION AND ANALYSIS
INTRODUCTION
This Compensation Discussion and Analysis (CD&A) describes the compensation programs for our named executive officers (NEOs)*. Our executive officers who served as named executive officers in fiscal 2021 are:

NAME	TITLE
Allan P. Merrill	Chairman, President and Chief Executive Officer
David I. Goldberg	Senior Vice President and Chief Financial Officer
Keith L. Belknap	Executive Vice President and General Counsel
Robert L. Salomon**	Former Executive Vice President and Chief Financial Officer
*References to our Named Executive Officers, or NEOs, do not include Mr. Salomon unless specified otherwise.
**Mr. Salomon retired as CFO effective November 20, 2020 after more than 12 years with the Company. He remained employed by the Company in a non-executive capacity through November 20, 2021.
In addition to his responsibilities as Chief Financial Officer, Mr. Goldberg oversees our capital sourcing, investor relations, treasury and information technology functions. Mr. Belknap continues to lead our customer teams, which include mortgage & settlement, marketing, customer experience and customer care functions, in addition to his responsibilities as General Counsel.

CD&A OVERVIEW WHO WE ARE
We are a geographically diversified homebuilder with operations in 13 states within three geographic regions in the United States. Our homes are designed to appeal to homeowners at different price points across various demographic segments, principally first time buyers, first move-up buyers, empty nesters and retirees. Our objective is to provide our customers with homes that incorporate extraordinary value and quality at affordable prices, while seeking to maximize our return on invested capital over the course of a housing cycle.
Our three pillars — Mortgage Choice, Surprising Performance and Choice Plans — serve as our primary points of differentiation. Mortgage Choice, which makes it easy for our customers to comparison shop among competing lenders, potentially saving them thousands of dollars on their home loan; Surprising Performance, which reflects the fact that every Beazer home is designed and built to meet Energy Star requirements and provide exceptional quality and comfort that results in a lower cost of ownership; and Choice Plans, which allows customers to personalize their primary living areas for how they want to live in their home, at no additional cost.
As we improve our financial and operational performance, we are also focused on meaningful ESG accountability — supporting a variety of charitable and community-based activities, promoting safety, inclusion and diversity in our workforce and building our homes and communities with a concern for their impact on the environment. For more information on environmental, social and corporate governance matters, see “ESG” beginning on page 5.

25

2021 BUSINESS HIGHLIGHTS

Here are several highlights of our financial and operational achievements in fiscal 2021:

FINANCIAL
$2.1 BILLION	Revenue
Achieved a slight increase in revenue despite a 3.7% year-over-year decrease in home closings
$122.2 MILLION	Net Income
Generated net income from continuing operations of $122.2 million compared to $53.3 million in fiscal 2020
$262.7 MILLION	Adjusted EBITDA
Achieved $262.7 million in Adjusted EBITDA, an increase of $58.3 million, or 28.5%, year-over-year
$80.7 MILLION	Debt Reduction
Reduced our outstanding debt by $80.7 million

OPERATIONAL
3.7 HOME SALES/MONTH	Sales Pace Achieved average monthly home sales pace per community of 3.7, a year-over-year increase of 13.8%
$595.5 MILLION	Land Acquisition and Land Development Spending
Spent $595.5 million on land acquisition and land development, a 35.1% year-over-year increase
$1.3 BILLION	Dollar Value of Backlog
Ended the year with dollar value of homes in backlog of $1.3 billion, a year-over-year increase of 29.0%
$402,400	Average Selling Price
Average selling price (ASP) for our homes was $402,400, marking our tenth consecutive year of ASP growth and reflecting an increase of more than 4% year-over-year
127 COMMUNITIES	Average Community Count
Average active community count was 127, a 22.3% year-over-year decrease
21,987 LOTS	Number of Controlled Lots
Ended the year with 21,987 lots controlled either through ownership or options to purchase, a year-over-year increase of 23.3%

26

For fiscal 2022, we expect to:
•grow EBITDA by more than 10%, leading to earnings per share of more than $5.00,
•grow our lot position by double digits, with lots controlled by options remaining around 50%
•deliver a return on total equity of about 20%, or nearly 25% excluding our deferred tax assets, and
•reduce our total debt below $1 billion

For purposes of this CD&A:

“Adjusted EBITDA” means earnings before interest, taxes, depreciation and amortization, and is calculated by adding charges, including debt extinguishment charges, inventory impairment and abandonment charges and other non-recurring items for the period to EBITDA.

“EBITDA” means earnings before interest, taxes, depreciation and amortization, and is calculated by adding non-cash charges, including depreciation and amortization for the period, to EBIT.

“EBIT” means net income (loss) before (a) previously capitalized interest amortized to home construction and land sales expenses, capitalized interest impaired and interest expense not qualified for capitalization; and (b) income taxes.

“Bonus Plan EBITDA” means Adjusted EBITDA before accrual of corporate bonuses.

Please see Annex I for a reconciliation of non-GAAP measures to GAAP measures. Statements regarding goals, aspirations, strategies or future initiatives and their expected results are forward-looking statements, which involve known and unknown risks, uncertainties and other factors described in our Annual Report on Form 10-K for the fiscal year ended September 30, 2021.

27

FISCAL 2021 COMPENSATION HIGHLIGHTS

Base Salaries (PG. 32)
As we reported in our 2020 Proxy Statement, due to a significant decline in net new orders and the Company's focus on protecting liquidity at the onset of the COVID-19 pandemic, our NEOs voluntarily reduced their respective salaries by 20%, effective April 1, 2020. Those reductions remained in place for all of fiscal 2020.
While market conditions had improved dramatically by the beginning of fiscal 2021, our NEOs voluntarily extended a portion of base salary reductions, equal to 10% of their respective pre-pandemic annual salaries, into fiscal 2021, subject to the possibility of salaries being restored for the second half of fiscal 2021 if the Company's performance at that time was on pace to exceed 95% of its annual plan. As a result, Mr. Merrill began fiscal 2021 with a base salary of $877,500 and Mr. Goldberg and Mr. Belknap began fiscal 2021 with base salaries of $382,500 and $486,000, respectively. Because the Company's results for the first half of fiscal 2021 exceeded 95% of the Company's annual plan, the NEOs salaries were restored to pre-pandemic levels for the second half of the year, resulting in actual base salaries earned in fiscal 2021 of $926,384 for Mr. Merrill, $403,808 for Mr. Goldberg and $513,074 for Mr. Belknap.

Short-Term Incentive Opportunities (PG. 33)
In addition to the reduction in base salaries discussed above, our NEOs voluntarily reduced their respective target short-term incentive award opportunities by 10% for all of fiscal 2021. After taking into account these 10% reductions in short-term incentive opportunities, the target short-term incentive award opportunities for our NEOs (expressed as percentages of weighted salary) were 157.5% for Mr. Merrill, 90.0% for Mr. Goldberg and 112.5% for Mr. Belknap.
Our Compensation Committee determined that our NEOs would be eligible to receive an award for the operational components of the 2021 short-term bonus opportunity only if threshold Bonus Plan EBITDA was achieved. Furthermore, the Committee retained the discretion to deduct from awards earned for any reason, including the failure to achieve certain construction quality standards based on the assessment of an independent third-party expert.

Long-Term Incentive Opportunities (PG. 35)
In addition to the reductions discussed above, our NEOs voluntarily reduced their respective target long-term incentive award opportunities by 10% for all of fiscal 2021. After taking into account these 10% reductions in long-term incentive opportunities, the target long-term incentive award opportunities for our NEOs (expressed as percentages of already reduced salary) were 270.0% for Mr. Merrill, 135.0% for Mr. Goldberg and 157.5% for Mr. Belknap.
For the 2021-2023 performance period, our Compensation Committee continued its practice of tying two-thirds of target long-term incentive award opportunities to multi-year performance goals, with one-half of the performance -based component payable in cash and one-half payable in performance shares, subject to the same performance criteria.
In addition, our Compensation Committee continued to include a relative total shareholder return (TSR) modifier to NEO performance share and performance cash awards, which could result in an adjustment to any earned awards (by up to +/- 20%) based on our three-year relative TSR performance vs. companies in the S&P Homebuilders Select Industry Index.

28

OUR OVERALL COMPENSATION
PHILOSOPHY AND OBJECTIVES

Our executive compensation philosophy is to design compensation programs that:

Attract, retain and reward top talent;

Align pay with performance without encouraging inappropriate risk taking; and

Provide a substantial portion of our compensation in long-term equity-based compensation to reinforce key financial, operational and strategic objectives in support of long-term value creation.
CORE PRINCIPLES AND KEY OBJECTIVES

We utilize a combination of base salary, short-term cash incentives and long-term incentives. Most of long-term incentives are tied to multi-year performance goals, along with a portion provided in time-based restricted stock.
Our Compensation Committee reviews our core compensation philosophy annually in conjunction with the review of our compensation programs. While our core compensation philosophy and objectives have remained consistent in recent years, the Committee has made adjustments to various aspects of our compensation programs to meet changing needs and circumstances of the Company. For the three-year award cycle beginning in fiscal 2021, which is associated with performance shares that may be earned in fiscal 2023, the Committee replaced a growth metric related to our Gatherings product line with a metric related to the home energy rating achievements of the Company's completed homes in order to link these awards with a key component of the Company's ESG strategy.
The Committee believes that salary and incentive compensation opportunities should be set based on a variety of factors, including key financial, operational and strategic objectives, Company performance, the compensation practices of our peer group, each executive’s specific responsibilities and skill sets, and the relationship among the compensation levels of members of our management team. The Committee has taken into consideration our need to attract and retain qualified executives in an industry that continues to experience an intense level of competition for senior executives.
By structuring compensation programs with features that are balanced between short- and long-term incentives as well as cash and equity awards, the Committee believes it can align management’s interests with those of our stockholders in both the short- and long-term; reduce risks that may be associated with compensation that is overly focused on short-term objectives; and attract, retain and motivate senior management personnel.
Further, while the Compensation Committee believes benchmarking against pay practices at other publicly-traded homebuilders is useful in determining whether our executive compensation practices are reasonable for fiscal 2021, it did not establish compensation levels based solely on benchmarking industry practices. Based on data for the 2021 Peer Group, Pearl Meyer advised the Compensation Committee that target total compensation for our NEOs after their voluntary compensation reductions (noted elsewhere in this proxy statement) was positioned below a competitive range (plus or minus 15%) of the 2021 Peer Group 50th percentile, individually and in the aggregate.

29

PAY FOR PERFORMANCE

Our Compensation Committee is committed to ensuring that our executive compensation program reinforces key financial, operational and strategic objectives in support of long-term stockholder value creation and appropriately aligns pay with performance. This is demonstrated by the heavy emphasis placed on variable, performance-based incentives for our NEOs (representing approximately 64% of target total compensation for our CEO and averaging approximately 57% of target total compensation for other NEOs in fiscal 2021) and differences in realized pay relative to target opportunity. As part of that philosophy, failure to reach such goals can result in no compensation under a particular plan or metric.
PAY BEST PRACTICES

Our compensation practices include:

Emphasis on Performance-Based Pay: 64% of the ongoing pay mix for our CEO, and an average of 57% of the target pay mix for our other NEOs, was variable and performance-based for fiscal 2021. In the aggregate, 61% of the target compensation for our CEO and other NEOs for fiscal 2021 was variable and performance based.

Long-Term Vesting: Our equity-based pay vehicles have multi-year vesting periods to reward long-term performance and value creation, enhance retention and deter inappropriate risk taking.

Multiple Performance Measures: We use multiple metrics to evaluate Company performance, covering both short-term and long-term performance objectives, with award funding caps to deter inappropriate risk taking.

Stock Ownership Requirements: We have meaningful stock ownership requirements for our directors and officers. For example, our CEO must hold common stock equal to at least five times his base salary.

No Repricing: Our stock options cannot be repriced, reset or exchanged for cash if under water without stockholder approval.

Anti-Pledging and Hedging Policies: We prohibit our directors and executive officers from (i) holding Beazer securities in a margin account or pledging any Beazer securities as collateral for a loan and (ii) entering into any hedge or other transaction in Beazer securities that limits the risk of ownership of Beazer common stock or stock options.

Double Trigger Change in Control Provisions: We have a policy of requiring a double trigger to receive cash severance and to receive accelerated vesting of equity awards upon a change of control.

Clawback: Each equity award is conditioned on repayment or forfeiture as required by existing law. In addition, each executive officer’s incentive compensation is subject to repayment or such other means of recovery (or a combination thereof) as is necessary to comply with law or related rules and regulations of the SEC or NYSE.

No Tax Gross-Ups: We maintain severance agreements with our NEOs that standardize executive separation terms, minimize the risk of excessive payouts and do not provide for any tax gross-ups.

30

ROLE OF THE COMPENSATION COMMITTEE, MANAGEMENT AND COMPENSATION CONSULTANTS

The principal responsibilities of our Compensation Committee include:

meeting with its independent compensation consultant, with and without the presence of management, to review and structure objectives and compensation programs for our NEOs that are aligned with both the Company’s business and financial strategy and stockholder interests;

evaluating the performance of our NEOs in light of those objectives; and

based on this evaluation, determining and approving the compensation level for our CEO and for other executive officers.
The Committee has retained Pearl Meyer to provide advice regarding compensation plan design, compensation levels and benchmarking data and advice. Prior to retaining Pearl Meyer for fiscal 2021, the Committee determined that Pearl Meyer qualifies as an independent compensation consultant. Pearl Meyer reports directly to the Committee and does not provide any other services to the Company.
In relation to compensation program design for fiscal 2021, the Committee took into account discussions with, and presentations by, key members of our management team to ensure that our compensation plans were aligned with our key financial, operational and strategic objectives. Also, on an annual basis, Mr. Merrill reviews the performance of the other NEOs, and makes recommendations to the Committee based on his review. In addition, our Lead Director discussed Mr. Merrill’s performance with the Committee. Mr. Merrill is present for the Committee’s deliberations related to the compensation of the other NEOs, but not for the Committee’s discussions related to his own compensation.
PEER GROUPS AND DATA

For fiscal 2021, our peer group was composed of Century Communities, Inc., Green Brick Partners, Inc., Hovnanian Enterprises, Inc., KB Home, LGI Homes, Inc., M/I Homes, Inc., M.D.C. Holdings, Inc., Meritage Homes Corporation, Taylor Morrison Home Corp., and TRI Pointe Group, Inc. (the" 2021 Peer Group"). These companies were chosen because, in addition to being among our chief competition among publicly traded homebuilders, they are most closely aligned to us in terms of size.
Each year, Pearl Meyer conducts a review of peer group pay levels and practices, which the Committee takes into consideration when establishing NEO compensation levels, along with a variety of other factors, such as Company and individual performance, each incumbent’s qualifications and responsibilities, the Company’s recruiting experience and talent management needs and the Committee’s business judgment.
While the Committee believes benchmarking against pay practices at other publicly-traded homebuilders is useful in determining whether our executive compensation practices are reasonable for fiscal 2021, it did not establish compensation levels based solely on benchmarking industry practices. Based on data for the 2021 Peer Group, Pearl Meyer advised the Committee that target total compensation for our NEOs after their voluntary compensation reductions was positioned below a competitive range (plus or minus 15%) of the 2021 Peer Group 50th percentile, individually and in the aggregate.

31

ELEMENTS OF FISCAL
2021 COMPENSATION PROGRAM

CONSIDERATION OF SAY ON PAY VOTES

We have a long history of strong stockholder support for our executive compensation programs, with Say on Pay support levels averaging over 91% for the last five years. The Board and the Compensation Committee have considered the result of these stockholder votes in setting compensation policies and making compensation decisions for each of the fiscal years that has followed. At last year's annual meeting of stockholders, approximately 88% of our shares present in person or represented by proxy voted for approval of our fiscal 2020 executive compensation program.
In designing the compensation program for fiscal 2021, the Committee considered the results of the 2020 Say on Pay vote, our ongoing dialogue with stockholders, internal considerations such as key business and talent management objectives, consistency from year-to-year and an evaluation of peer practices. After consideration, the Committee concluded that, for fiscal 2021, it was appropriate to maintain most elements of the existing compensation program design for our NEOs, with only minor changes to the short-term incentive plan metrics and weightings and the introduction of a new performance metric for the long-term incentive plan tied to the Company's energy-efficiency score achievements to link these awards to a key component of the Company's ESG strategy. The fiscal 2021 compensation program continues to tie the majority of our NEOs’ compensation to performance metrics that support the Company’s Balanced Growth Strategy.
BASE SALARY

Our ability to recruit and retain executive talent depends on setting competitive base salaries. We begin with an analysis of base pay relative to the market. We target base pay at or near the peer group 50th percentile (or median) and then evaluate the need to make any adjustments based on variables such as pay parity relative to other officers and internal accountability. We review base salaries annually, unless circumstances require otherwise. For non-CEO NEO salaries, we solicit CEO input.
Entering fiscal 2021, no changes were made by the Committee to the pre-pandemic base salaries of Messrs. Merrill and Belknap. The Committee approved a 30.8% increase in base salary for Mr. Goldberg from $325,000 to $425,000 in connection with his promotion to Chief Financial Officer. However, as noted above, our NEOs voluntarily reduced their respective base salaries for fiscal 2021 by 10% with the possibility of the salaries being restored for the second half of fiscal 2021 if the Company's performance at that time was on pace to exceed 95% of its annual plan.
Because the Committee determined that the Company's performance and the overall market conditions warranted a restoration of NEO salaries, our NEOs began receiving their respective full base salaries as of April 1, 2021, and the actual salaries paid to the NEOs for fiscal 2021 were $926,384 to Mr. Merrill; $403,808 to Mr. Goldberg; and $513,074 to Mr. Belknap.

32

SHORT-TERM INCENTIVE COMPENSATION

Our annual cash incentive plan is designed to motivate and reward executives for achieving key financial, operational and strategic objectives that continue to drive the Company’s success and generate returns for our stockholders. We set annual cash incentive bonus targets hierarchically based on a multiple of base salary.
Entering fiscal 2021, Mr. Merrill’s short-term incentive target award opportunity (expressed as a percentage of base salary) would have been 175%, Mr. Goldberg's would have been 100% and Mr. Belknap’s target award opportunity would have been 125%. However, our NEOs voluntarily reduced their respective short-term incentive target awards by 10% for fiscal 2021 due to the continued uncertainty surrounding the pandemic and market conditions at the beginning of fiscal 2021. Accordingly, Mr. Merrill's short-term incentive target award opportunity (expressed as a percentage of weighted salary) was 157.5%, Mr. Goldberg's was 90% and Mr. Belknap's was 112.5%.
Similar to prior years, for fiscal 2021, the large majority (75%) of short-term incentive award opportunities for our NEOs were tied to actual vs. planned Bonus Plan EBITDA, with the remaining 25% tied to various financial, operational and strategic objectives. Specifically, 5% of the NEO short-term incentive award was tied to securing new land holdings; 5% was tied to operating margin improvement; and the remaining 15% was tied equally to: employee engagement and performance review objectives; improvement of customer satisfaction; and reduction of underperforming communities. Consistent with prior years, NEOs were eligible to receive an award for other components of the 2021 Bonus Plan only if threshold 2021 Bonus Plan EBITDA was achieved. The Committee retained the discretion to adjust results for unanticipated and exceptional items and to deduct from awards earned for failure to achieve certain construction quality standards based on the assessment of an independent third-party expert. No such discretion was exercised by the Committee.
2021 OBJECTIVES

Bonus Plan EBITDA — 75% of bonus opportunity — In light of the demonstrated success of the Adjusted EBITDA metric as a driver of financial results in prior years and because improvement in Adjusted EBITDA is key to accomplishing our strategic plan, the Committee determined that 75% of the overall annual bonus opportunity would be based on the achievement of levels of Bonus Plan EBITDA. The Committee established a 2021 Bonus Plan EBITDA objective with a $200 million threshold, $215 million target and a $230 million maximum.

Increase Land Position — 5% of bonus opportunity — In order to achieve a bonus with respect to this metric, the Company was required to meet internal (and proprietary) goals for its minimum lot position (i.e., the total lots controlled either through ownership or options to purchase for the fiscal year), as well as increases in the percentage of lots controlled through options to purchase.

Reduce Underperforming Communities — 5% of bonus opportunity — In order to achieve a bonus with respect to this metric, the Company was required to reduce the percentage of actively selling communities that failed to meet internally budgeted (and proprietary) sales pace objectives for the fiscal year.

Improve Internal Operating Margin - 5% of bonus opportunity — In order to achieve a bonus with respect to this metric, the Company was required to improve the percentage with respect to an internal (and proprietary) measure of operating margin that takes into account varying operational efficiencies and overheads among divisions and corporate.

Improve Customer Experience — 5% of bonus opportunity — In order to achieve a bonus with respect to this metric, the Company was required to realize specific levels of year-over-year improvement in customer satisfaction as measured through third-party customer surveys.

Employee Engagement and Performance Review — 5% of bonus opportunity — In order to achieve a bonus with respect to this metric, a minimum level of employee engagement and performance reviews was required.

The specific performance targets for operational metrics are not disclosed here because we believe that the disclosure would result in competitive harm to us by providing competitors, vendors and suppliers with insight into our business strategies and operations beyond what is disclosed publicly.

33

2021 ACHIEVEMENT OF OBJECTIVES
In 2021, the following results were achieved against these objectives:

OBJECTIVE	WEIGHTING (%)	RESULT	ACHIEVEMENT
Bonus Plan EBITDA	75	$270.9 million, a 26.4% year-over-year increase	Maximum achievement level
Increase Land Position	5	Grew total lot count by 21.0%	Maximum achievement level
Reduce Underperforming Communities	5	Reduced Underperforming Communities by 82.0%	Maximum achievement level
Improve Internal Operating Margin	5	Increased Internal Operating Margin by 27.3%	Maximum achievement level
Improve Customer Experience	5	Improved by 52 bps	Threshold achievement level
Employee Engagement and Performance Review	5	Above benchmark for four quarters and full year	Maximum achievement level
Total	100	—	Between target and maximum on an overall basis
To the extent actual 2021 Bonus Plan performance was between the threshold and target performance levels, or between the target and maximum performance levels, linear interpolation was applied to determine the actual payout under each component of the 2021 Bonus Plan.

2021 BONUSES AWARDED
Actual awards for our NEOs were equal to 192.5% of reduced target award opportunities, as shown in the table below. Payment of bonuses as a percentage of target bonus opportunities before the voluntary pay reductions noted previously was 164.6%.

NAME	2021 TARGET BONUS (% of actual base salary)	2021 TARGET BONUS ($)	2021 ANNUAL CASH INCENTIVE BONUS ($)	BONUS AS A PERCENTAGE OF TARGET (%)
Allan P. Merrill	157.5	1,459,054	2,808,679	192.5
David I. Goldberg	90.0	363,427	699,598	192.5
Keith L. Belknap	112.5	577,208	1,111,126	192.5

34

LONG-TERM INCENTIVE COMPENSATION

For fiscal 2021, based on recommendations from Pearl Meyer and other factors, the Committee determined to modify its past practice of awarding performance shares equal to two-thirds of overall long-term incentive target award opportunity, and time-based restricted stock equal to one-third of overall target award opportunity. Instead, for the fiscal 2021-2023 Award Cycle, the Committee changed the award mix to include a third component consisting of a long-term, performance-based cash award and weighted all three components equally (i.e., performance shares, time-based restricted stock and performance-based cash award each equal one-third of the long-term incentive target award opportunity). This award mix change was made to help manage equity plan share usage while continuing to tie the majority (two-thirds) of award opportunities to multi-year performance goals.
Entering fiscal 2021, no changes were made by the Committee to the target pre-pandemic long-term incentive award opportunities, expressed as a percentage of base salary, of Messrs. Merrill and Belknap. The Committee determined to increase Mr. Goldberg's long-term incentive award opportunity from 100% to 150% of his base salary in connection with his promotion to Chief Financial Officer. However, as noted above, Messrs. Merrill, Goldberg and Belknap voluntarily reduced their respective target long-term incentive award opportunities by 10% for the entirety of fiscal 2021.
RESTRICTED STOCK
Time-based restricted stock awards vest ratably over a three-year period, beginning with the first anniversary of the grant date. In fiscal 2021, the NEOs were granted the following number of shares of restricted stock, which were calculated by dividing the applicable target award value by the average daily closing price of a share of common stock for the 30 consecutive trading days on the NYSE ending on November 16, 2020: Mr. Merrill: 57,984; Mr. Goldberg: 12,637; and Mr. Belknap: 18,733.
PERFORMANCE SHARES
Background
In order to facilitate pay for performance, our core compensation philosophy continues to be focused on providing incentive compensation to our management team when they achieve key financial, operational and strategic objectives that the Compensation Committee and our Board of Directors believe are critical to enhancing long-term stockholder value. As part of that philosophy, the Committee believes that a significant portion of equity awards should be performance-based, with failure to reach such goals resulting in no compensation under a particular plan or metric. Accordingly, two-thirds of our senior executive management team’s overall long-term incentive awards are comprised of performance shares (and, with respect to awards for the 2021-2023 award cycle, performance cash awards) which reflect a target number of shares (and cash) that may be issued to the award recipient at the end of a three-year award cycle based on the achievement of performance targets established at the time of grant. Performance share grant levels were determined by dividing target award values by the closing price of a share of our common stock on the date of grant.
When determining awards, the Committee utilizes performance metrics consisting of a variety of key financial, operational and strategic objectives. In addition, in order to ensure the awards align with enhancing stockholder value, any awards earned at the end of the three-year performance period are subject to adjustment (by up to +/- 20%) based on our relative total shareholder return (TSR) performance vs. companies in the S&P Homebuilders Select Industry Index.
Performance Measures for the Fiscal 2019-2021 Award Cycle
Each performance share award reflects a target number of shares (based on the fair market value of our common stock on the award date) that may be issued to the award recipient at the end of a three-year award cycle based on the achievement of performance targets that are either (a) applicable to cumulative results over the entire three-year cycle or (b) applicable only to the final fiscal year of the three-year award cycle. At the end of each award cycle, the Committee confirms performance against the applicable performance targets, and performance shares corresponding to the level of achievement during the award cycle are calculated.

35

In determining fiscal year 2019-2021 performance share award metrics, the Committee considered the fluid nature of the housing market and need to design metrics that would not be obsolete in the event of a change in strategy during the three-year award cycle ending with fiscal 2021. The three metrics used for the fiscal 2019-2021 award cycle were:

Cumulative pre-tax income (defined as the Company’s income from continuing operations, before taxes and excluding impairments and abandonments, bond losses and such other non-recurring items as the Committee may approve) over the entire three-year award cycle;

Return on assets, based on the ratio of Adjusted EBITDA to total assets for fiscal 2021 (defined as the Company’s total assets as shown on the consolidated balance sheet included in the Company’s Form 10-K for fiscal 2021); and

Gatherings — A strategic metric tied to the expansion of our Gatherings product line. The Committee believed this metric aligned with its rigorous and business strategy-focused approach and underscored its pay for performance philosophy.

Determination of Shares Earned
Shares earned are based on achieving the Threshold, Target or Superior levels of performance on one or more of the metrics described above. One-third of target shares are earned for each metric achieving Threshold performance, two-thirds of target shares are earned for each metric achieving Target performance and 100% of target shares are earned for each metric achieving Superior performance.  The shares earned on the three metrics are totaled, subject to both a 175% cap on primary funding metrics and a TSR Modifier to determine the final award.

To illustrate, achievement of a Threshold level of performance on each of the three metrics would result in 33.3% of target shares earned for each metric or a total of 100% of the target number of shares, subject to adjustment based on the TSR Modifier.

Superior-level performance on any one metric (100%) would earn a target number of shares subject to the TSR Modifier.

The maximum number of shares that can be earned based on the results of the three metrics described above would be 175% of Target, even if Superior performance is achieved on all three metrics (300% of target shares). In the event of such maximum achievements, the maximum adjustment under the TSR modifier of 20% would result in shares awarded totaling no more than 210% of target.

For performance between Threshold and Target or between Target and Superior, straight line interpolation between such levels is applied.

The Committee retains the discretion to reduce the number of shares finally awarded notwithstanding the number earned pursuant to the above, and to award any amounts in excess of target in cash instead of shares.

Results for the Fiscal 2019-2021 Award Cycle

Cumulative pre-tax income — The performance necessary to earn a Threshold, Target and Superior payout required a cumulative pre-tax income of $220 million, $240 million and $260 million, respectively. Actual cumulative pre-tax income for the fiscal 2019-2021 award cycle was $282.3 million.

Return on Assets — The performance necessary to earn a Threshold, Target and Superior payout required a ROA for fiscal 2021 of 10%, 11% and 12%, respectively. Actual return on assets for fiscal 2021 was 12.64%.

Gatherings — Actual results for the 2019-2021 cycle were below threshold performance levels, resulting in no funding for this component. The specific performance targets for the Gatherings metric are not disclosed here because we believe that the disclosure would result in competitive harm to us by potentially disrupting our vendor and supplier relationships and providing competitors with insight into our business strategies beyond what is disclosed publicly.

36

In sum, threshold performance was not reached for one of the metrics, however Superior performance was exceeded for two of the metrics, resulting in earned awards of 175.00% of Target. Earned awards were subject to adjustment based on our relative TSR, as discussed below.
While our target performance awards are based on specific metrics established at the time of grant, we believe that incentive compensation should also be directly tied to stockholder value. As a result, after determining the number of shares earned based on the achievement of the performance measures for the fiscal 2019-2021 award cycle, the following three-year relative TSR scale is applied as a modifier:

TSR PERCENTILE RANK VS. S&P HOMEBUILDERS SELECT INDUSTRY INDEX	ADJUSTMENT TO # OF PERFORMANCE SHARES
At or above 75th Percentile	+20%
70-74th Percentile	+15%
65-69th Percentile	+10%
60-64th Percentile	+5%
40-59th Percentile	No adjustment
35-39th Percentile	-5%
30-34th Percentile	-10%
25-29th Percentile	-15%
Below 25th Percentile	-20%
After application of the TSR modifier, the recipients’ percentage of awards earned attributable to the fiscal 2019-2021 award cycle was reduced by 15% from 175.00% to 148.75% of Target.
Accordingly, through heavy emphasis on variable, performance-based incentives with rigorous performance goals based on key financial, operational and strategic objectives and actual payouts subject to adjustment based on stockholder returns, the Committee believes our long-term incentive program appropriately aligns pay for performance while promoting stockholder value creation.
Performance Shares Issued
Shares issued to NEOs for the fiscal 2019-2021 award cycle are set forth in the following table:

NAME	PERFORMANCE SHARES AWARD TARGET (#)	PERFORMANCE SHARES EARNED (#)	PERFORMANCE SHARES EARNED AS A PERCENTAGE OF AWARD TARGET (%)
Allan P. Merrill	193,482	287,804	148.75
David I. Goldberg	11,668	17,356	148.75
Keith L. Belknap	50,916	75,738	148.75
Robert L. Salomon*	81,466	121,181	148.75
* Mr. Salomon retired as CFO effective November 20, 2020 after more than 12 years with the Company. He remained employed by the Company in a non-executive capacity through November 20, 2021.
Performance Measures for 2021-2023 Award Cycle
For Performance Shares and Performance Cash Awards related to the 2021-2023 performance period, the Committee determined that the Company's ongoing commitment to increase the energy efficiency of its homes and to build only NetZero Energy Ready homes by the end of 2025 warranted accountability through the long-term incentive pay program. Thus, the Committee determined to utilize a new performance metric directly linked to the Home Energy Rating System (HERS®) results for homes built by the Company. HERS is an industry-leading home building scoring system developed by the Residential Energy Services Network (RESNET), an independent non-profit organization, for inspecting and calculating a home's energy performance after construction is complete.

37

The specific performance targets for the environmental metric are not disclosed here because we believe that the disclosure would result in competitive harm to us by potentially disrupting our vendor and supplier relationships and providing competitors with insight into our business strategies beyond what is disclosed publicly. The Committee believes management’s ability to achieve the specific performance targets and the level of difficulty associated with meeting these performance targets is consistent with the other metrics.
In addition, performance metrics for 2021–2023 award cycle, include the following objectives:

Cumulative pre-tax income — The performance necessary to earn a Threshold payout requires a cumulative pre-tax income of $260 million, Target payout requires a cumulative pre-tax income of $280 million, and the performance necessary to earn a Superior payout requires a cumulative pre-tax income of at least $300 million.

Return on assets — The performance necessary to earn a Threshold payout requires a return on assets for fiscal 2023 of 10.5%, Target payout requires a return on assets of 11.5%, and the performance necessary to earn a Superior payout requires a return on assets for fiscal 2023 of at least 12.5%.

Target goals for cumulative pre-tax income and return on assets, which were set in November 2020, were set higher than the targets for the 2020–2022 award cycle, as well as actual results for the 2018–2020 award cycle.
Consistent with past practice, for 2021–2023, the actual number of performance shares and cash earned will be based on achieving the Threshold, Target or Superior levels of performance on one or more of the metrics described above. One-third of target shares and cash will be earned for each metric achieving Threshold performance, two-thirds of target shares and cash will be earned for each metric achieving Target performance and 100% of target shares and cash will be earned for each metric achieving Superior performance. The shares and cash earned on the three metrics will be totaled and will be subject to a 175% cap and a relative TSR Modifier in order to determine the final award. As a result, after determining the number of shares and cash earned, the three-year relative TSR scale shown above will be applied as a modifier.
BENEFITS

Our NEOs receive the standard benefits available to all employees, including: group health (medical, dental, pharmacy, and vision), group life, accidental death and dismemberment, business travel accident, disability plans, defined contribution retirement plans (a Money Purchase Retirement Plan and a 401(k) Savings Plan), and vacation.
Deferred Compensation Plan
The Company maintains the Beazer Homes Deferred Compensation Plan, or the Deferred Plan, to provide eligible employees the opportunity to defer a portion of their current compensation. With respect to fiscal 2021, the Company made a contribution to the Deferred Plan for the benefit of each NEO as follows: Mr. Merrill, $100,000; Mr. Goldberg, $50,000, and Mr. Belknap, $50,000. These contributions are made in regular installments and are subject to several restrictions and limitations including the Committee’s right to terminate or suspend any such contribution in the future.
Other Benefits
We do not have a defined benefit pension plan or supplemental executive retirement plan. Our executive management team, including our NEOs, participate in our various benefit programs on the same terms as other employees. The Company does not provide to its NEOs supplemental executive retirement plans, company cars (or automobile reimbursements), club memberships or other significant perquisites.

38

STOCK OWNERSHIP AND HOLDING REQUIREMENTS

The Company maintains a stock ownership and holding policy that requires NEOs and members of the Board of Directors to acquire and retain a meaningful level of stock ownership in the Company. The current stock ownership requirements are based on a multiple of base salary or annual retainer, as applicable, and are as set forth below:

MULTIPLE OF BASE SALARY/ ANNUAL RETAINER
CEO	5.0 x base salary
Other NEOs	3.0 x base salary
Non-employee Directors	5.0 x annual cash retainer
For purposes of the stock ownership policy, the following types of shareholdings are counted towards an individual’s stock ownership: (i) stock that is considered beneficially owned and (ii) two-thirds of service-based restricted stock. Unearned performance shares and unexercised stock options (including vested "in-the-money" options) do not count towards ownership requirements. Individuals subject to this policy are required to be in compliance with ownership requirements no later than the fifth anniversary of the date the individual becomes a NEO or director. The policy also requires NEOs and directors to hold 50% of net after-tax shares issued upon vesting of restricted stock or stock option exercises until their required respective stock ownership levels are achieved. As of December 8, 2021, each of our NEOs and directors was in compliance with the requirements of our stock ownership and holding policy.

COMPENSATION CLAWBACK POLICY

The Committee has adopted an incentive compensation clawback policy that would enable the Company to clawback all or a portion of incentive compensation in the event an individual’s misconduct causes the Company to issue a restatement of its financial statements, to the extent that such individual’s incentive compensation was based on the misstated financials.
In addition, awards under our 2014 Long-Term Incentive Plan are subject not only to our existing clawback policy but any other clawback policy adopted by the Compensation Committee, and the Committee has the authority to recoup or cancel awards if a participant engages in “detrimental activity” with respect to the Company.
As described in further detail under “Executive Compensation — Potential Payments Upon Termination or Change of Control,” pursuant to the severance agreements with each of our NEOs, any incentive compensation that is paid or granted to the NEOs will be subject to recoupment under the terms thereof.

39

RISK CONSIDERATIONS IN OUR COMPENSATION PROGRAMS

The Committee does not believe our compensation programs encourage inappropriate risk taking. The Committee, with assistance from Pearl Meyer, arrived at this conclusion for the following reasons:

Our employees receive both fixed and variable compensation. The fixed portion provides a steady income regardless of the Company’s stock price or financial performance. This allows executives to focus on the Company’s business without an excessive focus on the Company’s stock price.

Incentive award opportunities are tied to multiple metrics over various time periods that align with key financial, operational and strategic objectives.

Incentive award opportunities are capped, with incentive payouts subject to clawback provisions.

Our equity awards for executives generally vest over three-year periods, which discourages short-term risk taking.

Our equity ownership and holding requirements encourage a long-term perspective by our executives.

Our equity compensation plan provides that our executives’ unvested long-term equity compensation is forfeited upon voluntary termination.

40

REPORT OF THE
COMPENSATION COMMITTEE
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with management. Based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis set forth above be included in this Proxy Statement.
PETER M. ORSER (CHAIR)
LLOYD E. JOHNSON
NORMA A. PROVENCIO
DAVID J. SPITZ
The Members of the Compensation Committee

41

EXECUTIVE
COMPENSATION
SUMMARY COMPENSATION TABLE

The table below summarizes compensation information for our NEOs for the fiscal years 2021, 2020 and 2019.

NAME AND PRINCIPAL POSITION	FISCAL YEAR	SALARY ($)	BONUS ($)	STOCK AWARDS ($) (1)	STOCK OPTIONS ($) (2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($) (3)	ALL OTHER COMPENSATION ($) (4)	TOTAL ($)
Allan P. Merrill President and Chief Executive Officer	2021	926,384	—	1,671,256	—	2,808,679	108,700	5,515,019
	2020	879,904	—	3,094,751	—	3,002,673	108,550	7,085,878
	2019	950,000	—	2,981,558	21,850	1,128,332	108,400	5,190,140
David I. Goldberg(5) Senior Vice President and Chief Financial Officer	2021	403,808		364,234		699,598	50,163	1,517,803

Keith L. Belknap Executive Vice President and General Counsel	2021	513,074	—	539,935	—	1,111,126	58,367	2,222,502
	2020	487,331	—	999,830	—	1,187,871	58,427	2,733,459
	2019	499,038	—	784,616	—	395,906	58,154	1,737,714
Robert L. Salomon(6) Former Executive Vice President and Chief Financial Officer	2021	50,000	—	0	—	0	15,519	65,519
	2020	541,479	—	1,269,645	—	1,319,856	83,550	3,214,530
	2019	599,038	—	1,255,391	—	530,281	83,400	2,468,110

Represents the aggregate grant date fair value of restricted stock and performance shares awarded in each of the fiscal years indicated above, determined in accordance with FASB ASC Topic 718. These are not amounts paid to or realized by the NEOs. The grant date fair value of the performance shares was calculated based on a “Monte Carlo” simulation model, which utilizes numerous arbitrary assumptions about financial variables that determine the probability of satisfying the performance conditions stipulated in the award. Further information regarding the valuation of stock and option awards can be found in Notes 2 and 16 to our Consolidated Financial Statements in our 2021 Form 10-K. We caution that the amounts reported in the table for equity-related awards and, therefore, total compensation, may not represent the amounts that each NEO will actually realize from the awards. Whether, and to what extent, an NEO realizes value will depend on a number of factors, including Company performance and stock price. For more information on restricted stock and performance shares, see “Compensation Discussion and Analysis — Elements of Fiscal 2021 Compensation Program — Long-Term Incentive Compensation” above.

Represents the grant date fair value of an option to purchase 5,000 shares of common stock with a per share exercise price of $9.62. For more information, see Note 6 to the Grants of Plan-Based Awards Table in the Company's proxy statement for the 2020 annual meeting of stockholders filed with the SEC on December 20, 2019.

Amounts in this column are paid pursuant to the Company’s short-term incentive plan as described under “Compensation Discussion and Analysis — Elements of Fiscal 2020 Compensation Program — Short-Term Incentive Compensation” above.

For information on All Other Compensation, see table below.
Mr. Goldberg was appointed CFO effective November 20, 2020.
Mr. Salomon retired as CFO effective November 20, 2020 after more than 12 years with the Company. He remained employed by the Company in a non-executive capacity through November 20, 2021.

42

ALL OTHER COMPENSATION

The table below provides a detailed breakdown of the amounts for fiscal 2021 under “All Other Compensation” in the Summary Compensation Table above.

NAME	YEAR	DEFERRED COMPENSATION OR DISCRETIONARY LUMP SUM CONTRIBUTIONS ($)	401(K) COMPANY MATCH ($)	TOTAL ($)
Allan P. Merrill	2021	100,000	8,700	108,700
David I. Goldberg	2021	40,385	9,778	50,163
Keith L. Belknap	2021	50,000	8,367	58,367
Robert L. Salomon	2021	14,423	1,096	15,519
GRANTS OF PLAN-BASED AWARDS TABLE

The following table shows information about eligible or granted plan-based awards for fiscal 2021 to our NEOs.

NAME	AWARD TYPE (1)	GRANT DATE	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS (2)			ESTIMATED FUTURE ISSUANCES OF SHARES UNDER EQUITY INCENTIVE PLANS (3)			ALL OTHER STOCK-BASED AWARDS (#) (4)	GRANT DATE FAIR VALUE OF STOCK- BASED AWARDS ($) (5)	ALL OTHER OPTION AWARDS (#)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($)
			THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	SUPERIOR (#)
Allan P. Merrill	BP	11/16/20	729,527	1,459,054	2,918,108	—	—	—	—	—	—	—
	PA	11/16/20	—	789,750	1,658,475	—	—	—	—	—	—	—
	RS	11/16/20	—	—	—	—	—	—	57,984	815,835	—	—
	PS	11/16/20	—	—	—	—	56,130	117,873	—	855,421	—	—
David I. Goldberg	BP	11/16/20	181,713.5	363,427	726,854	—	—	—	—	—	—	—
	PA	11/16/20	—	172,125	361,463	—	—	—	—	—	—	—
	RS	11/16/20	—	—	—	—	—	—	12,637	177,803	—	—
	PS	11/16/20	—	—	—	—	12,233	25,689	—	186,431	—	—
Keith L. Belknap	BP	11/16/20	288,604	577,208	1,154,416	—	—	—	—	—	—	—
	PA	11/16/20	—	255,150	535,815	—	—	—	—	—	—	—
	RS	11/16/20	—	—	—	—	—	—	18,733	263,573	—	—
	PS	11/16/20	—	—	—	—	18,134	38,081	—	276,362	—	—
Robert L. Salomon	BP	11/16/20	—	—	—	—	—	—	—	—	—	—
	PA	11/16/20	—	—	—	—	—	—	—	—	—	—
	RS	11/16/20	—	—	—	—	—	—	—	—	—	—
	PS	11/16/20	—	—	—	—	—	—	—	—	—	—

43

Award Type: “BP” means potential cash awards under 2021 Short-Term Incentive Plan; "PA" means performance cash awards under the 2021 Long-Term Incentive Plan; “RS” means shares of time-vesting restricted stock; “PS” means performance share awards under the 2021 Long-Term Incentive Plan.

Amounts represent the range of possible cash payouts for fiscal 2021 under the 2021 Short-Term Incentive Plan, as described under “Compensation Discussion and Analysis — Elements of Fiscal 2021 Compensation Program — Short-Term Incentive Compensation” above, and the range of possible cash payouts for performance cash awards under the 2021 Long-Term Incentive Plan, assuming achievement of threshold, target and superior performance. See "Compensation Discussion and Analysis — Elements of Fiscal 2021 Compensation Program -— Long-Term Incentive Compensation — Performance Measures for 2021-2023 Award Cycle" above. The awards that were earned based on actual performance for fiscal 2021 were paid in November 2021 and are shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.

Represents the range of shares of Common Stock that may vest after the end of the three-year award cycle applicable to a performance share award, assuming achievement of threshold, target and superior performance. See “Compensation Discussion and Analysis — Elements of Fiscal 2021 Compensation Program — Long-Term Incentive Compensation — Performance Measures for 2021-2023 Award Cycle” above.

Represents time-vested restricted stock. The shares of restricted stock generally vest in equal installments on the first, second and third anniversaries of the grant date. See “Compensation Discussion and Analysis — Elements of Fiscal 2021 Compensation Program — Long-Term Incentive Compensation — Restricted Stock” above.

See footnote 1 to the Summary Compensation Table above for an explanation of the calculation of the grant date fair value of stock-based awards.

44

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE

The following table provides information with respect to outstanding unexercised options and unvested performance-based restricted stock and time-based restricted stock held by our NEOs at September 30, 2021.

			OPTION AWARDS				STOCK AWARDS
NAME	GRANT DATE		NUMBER OF SECURITIES UNDERLYING OPTIONS/SARS		OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OF STOCK THAT HAVE NOT VESTED (#) (1)	MARKET VALUE OF SHARES OF STOCK THAT HAVE NOT VESTED ($) (2)	NUMBER OF PER- FORMANCE SHARES THAT HAVE NOT VESTED (#)		MARKET VALUE OF PERFOR- MANCE SHARES THAT HAVE NOT VESTED ($) (3)
			(#)
			EXERCISABLE	UNEXERCIS-ABLE
Allan P. Merrill	11/8/13		86,000		19.11	11/8/21	—	—	—		—
	5/22/19		—	5,000	9.62	5/22/27	—	—	—		—
	11/15/18		—	—	—	—	32,247	556,261	—		—
	11/15/18	(4)	—	—	—	—	—	—	287,804	(4)	4,964,619
	11/15/19		—	—	—	—	41,613	717,824	—		—
	11/15/19	(5)	—	—	—	—	—	—	124,839	(5)	2,153,473
	11/16/20		—	—	—	—	57,984	1,000,224	—		—
	11/16/20	(6)	—	—	—	—	—	—	56,130	(6)	968,243
David I. Goldberg	11/15/18		—	—	—	—	1,945	33,551	—		—
	11/15/18	(4)	—	—	—	—	—	—	17,356	(4)	299,391
	11/15/19		—	—	—	—	4,624	79,764	—		—
	11/15/19	(5)	—	—	—	—	—	—	13,871	(5)	239,275
	11/16/20		—	—	—	—	12,637	217,988	—		—
	11/16/20	(6)	—	—	—	—	—	—	12,233	(6)	211,019
Keith L. Belknap	11/15/18		—	—	—	—	8,486	146,384	—		—
	11/15/18	(4)	—	—	—	—	—	—	75,738	(4)	1,306,481
	11/15/18		—	—	—	—	13,444	231,909	—		—
	11/15/18	(5)	—	—	—	—	—	—	40,332	(5)	695,727
	11/16/20		—	—	—	—	18,733	323,144	—		—
	11/16/20	(6)	—	—	—	—	—	—	18,134	(6)	312,812
Robert L. Salomon	11/15/18		—	—	—	—	13,578	234,221	—		—
	11/15/18	(4)	—	—	—	—	—	—	121,181	(4)	2,090,372
	11/15/19		—	—	—	—	17,072	294,492	—		—
	11/15/19	(5)	—	—	—	—	—	—	51,216	(5)	883,476

Award vests ratably over a three-year period.
Reflects the value using the closing price of common stock on the NYSE on the last trading day of fiscal 2021 (September 30, 2021) of $17.25 per share.
“Market value” is calculated by multiplying the number of shares that have not vested by the closing price of common stock on the NYSE on September 30, 2021 of $17.25 per share.

Represents performance shares awarded in fiscal 2019 for a three-year award cycle (fiscal 2019 through fiscal 2021). The performance shares shown are based on actual performance. See “Compensation Discussion and Analysis — Elements of Fiscal 2021 Compensation Program — Long-Term Incentive Compensation — Performance Shares” above. These performance shares vested in November 2021. For more information regarding these performance shares, see pages 32-33 of the Company’s proxy statement for the 2020 annual meeting of stockholders filed with the SEC on December 20, 2019.

Represents performance shares awarded in fiscal 2020 for a three-year award cycle (fiscal 2020 through fiscal 2022). The performance shares shown assume target performance for the award cycle. For more information regarding these performance shares, see pages 40-41 of the Company’s proxy statement for its 2021 annual meeting of stockholders filed with the SEC on December 18, 2020.

Represents performance shares awarded in fiscal 2021 for a three-year award cycle (fiscal 2021 through fiscal 2023). The performance shares shown assume target performance for the award cycle. See “Compensation Discussion and Analysis — Elements of Fiscal 2021 Compensation Program — Long-Term Incentive Compensation — Performance Measures for 2021-2023 Award Cycle” above.

45

OPTION EXERCISES AND STOCK VESTED TABLE

The table below provides supplemental information relating to the value realized upon the exercise of stock options and upon the vesting of restricted stock during fiscal 2021 for each NEO.

	STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED UPON VESTING ($)
Allan P. Merrill	204,512	2,982,133
David I. Goldberg	10,733	151,779
Keith L. Belknap	44,510	628,993
Robert L. Salomon	76,354	1,186,047
NON-QUALIFIED DEFERRED COMPENSATION TABLE

The table below provides supplemental information relating to compensation deferred during fiscal 2021 under the terms of the Beazer Homes Deferred Compensation.

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FY ($)	COMPANY CONTRIBUTIONS IN LAST FY ($)	AGGREGATE EARNINGS/ (LOSSES) IN LAST FY ($) (1)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($)	AGGREGATE BALANCE AT LAST FYE ($) (2)
Allan P. Merrill	0	100,000	413,914	0	2,359,095
David I. Goldberg	0	40,385	923	0	41,308
Keith L. Belknap	0	50,000	21,849	0	223,987
Robert L. Salomon	0	14,423	135,899	0	991,252

Represents amounts of earnings on the balance of the participants’ accounts that are attributable to the performance of independently managed funds available to and selected by each participant under the Deferred Plan and in which deferred amounts are deemed to be invested. None of the earnings in this column are included in the “Summary Compensation Table” above because they were not preferential or above-market.
Aggregate balances include unvested amounts of Company contributions.
Narrative Disclosure to Non-Qualified Deferred Compensation Table
Under the Deferred Plan, participants select from a menu of investment options which track a variety of independently managed benchmark funds in which the funds are deemed to be invested. The return on the underlying investments determines the amount of earnings and losses that are credited or debited to the participants’ account. There is no guaranteed rate of return on these funds and the rate of return depends on the participants’ deemed investment option elections and on the market performance of the underlying funds. Deferred amounts and Company contributions are deposited in a trust that qualifies as a grantor trust under the Internal Revenue Code. Our obligations under the Deferred Plan are unsecured general obligations and rank equally with our other unsecured general creditors. Amounts deferred by participants and earnings and losses thereon are 100% vested.

46

POTENTIAL PAYMENTS UPON TERMINATION OR
CHANGE OF CONTROL

SEVERANCE AND CHANGE OF CONTROL AGREEMENTS
We have severance and change of control agreements with each of our NEOs. As noted above, Mr. Salomon retired as Chief Financial Officer effective November 20, 2020. Though he remained employed by the Company in a non-executive capacity and his employment continued through November 20, 2021, as of November 20, 2020, the severance and “change of control” provisions described below were no longer applicable to Mr. Salomon.
The agreements set forth each executive’s then current base salary, eligibility to receive awards pursuant to short-term and long-term incentive compensation programs, deferred compensation and severance payments, all of which are described in greater detail below. The agreements are substantially identical in non-economic terms and set forth each executive’s non-competition and non-solicitation, confidentiality and intellectual property obligations. Base salaries, performance metrics and actual target opportunities for any given year remain within the discretion of the Company’s Compensation Committee.
The agreements provide for a lump sum severance payment in the event of a “change of control” of the Company followed by a termination of the executive without “cause” or a resignation by the executive for “good reason” within two years of the change of control. In such event, the severance payment for Mr. Merrill would be three times the sum of his then current base salary and annual cash incentive bonus target for the fiscal year in which the termination occurs, and, in the case of Messrs. Goldberg and Belknap, the severance payments would be two times the sum of the executive’s then current base salary and target annual incentive bonus for the fiscal year in which the termination occurs, in each case payable in a lump sum.
Where there is no change of control, in the event of a termination of the executive without “cause” or a resignation by the executive for “good reason,” such executive would receive a severance payment. The severance payment for Mr. Merrill in this situation would be (1) two times the sum of his then current base salary and target annual incentive bonus for the fiscal year in which the termination occurs, payable in equal installments over twelve months, and (2) a pro rata annual incentive bonus for the fiscal year in which the termination occurs calculated based on actual performance for the year, payable at the same time bonuses are paid to other executives. For Messrs. Goldberg and Belknap, the severance payment would be (1) one and one-fourth times the sum of the executive’s then current base salary and target annual incentive bonus for the fiscal year in which termination occurs, payable in equal installments over twelve months, and (2) a pro rata annual incentive bonus for the fiscal year in which the termination occurs calculated based on actual performance for the year, payable at the same time bonuses are paid to other executives. No severance will be payable in the event the executive is terminated for “cause” or the executive resigns without “good reason.”
The agreements do not entitle the executives to any extension or continuation of employee benefits after termination, except in the event the executive is entitled to receive severance pay, in which case the executive may receive up to twelve months of coverage under the group health, dental and vision plans the executive participated in prior to termination. In addition, there is no provision to “gross up” any payment to account for taxes for which the executive may be liable. Under the agreements, any incentive compensation that is paid or granted to the executives will be subject to recoupment under the terms of the Company’s “clawback” policy.
DISPOSITION OF OUTSTANDING EQUITY AWARDS
The severance and change of control agreements with each of our NEOs also govern the disposition of outstanding equity awards issued under our 2014 Long-Term Incentive Plan in the event the executive’s employment is terminated under various scenarios or in the event there is a change of control of the Company.

47

Termination of Employment by the Company with Cause or Resignation by Executive
Pursuant to the severance agreements, equity grants under our 2014 Long-Term Incentive Plan provide that all unvested awards will be forfeited in the event the executive is terminated by the Company for “cause” or the executive voluntarily resigns and the resignation is not within two years after of a change of control of the Company.
Termination of Employment by the Company without “Cause,” by Executive for Good Reason or Retirement
If the executive’s employment is terminated by the Company without cause, the executive resigns for “good reason,” or the executive retires, unvested equity grants under our 2014 Long-Term Incentive Plan will generally vest as follows:
•    awards that vest solely on a time basis will vest pro rata based on the number of months the executive was employed during the applicable vesting period; and
•    awards that vest based on the Company’s performance will vest pro rata based on the Company’s performance during the applicable performance period and the number of months the executive was employed during such period.
Death or Disability
If the executive’s employment is terminated due to death or disability, all unvested equity grants under our 2014 Long-Term Incentive Plan will fully vest.
Change of Control
In the event of an anticipated change of control of the Company, the Company’s Compensation Committee has the authority to determine that awards granted under our 2014 Long-Term Incentive Plan:
•    will be continued by the Company (if the Company is the surviving entity);
•    will be assumed by the surviving entity or its parent or subsidiary; or
•    will be substituted for by the surviving entity or its parent or subsidiary with an equivalent award for the outstanding award.
If an award is continued, assumed or substituted upon a change of control, such award will generally provide similar terms and conditions and preserve the same benefits as the outstanding award that is being continued or replaced, and, in the event executive’s employment is terminated without cause or the executive terminates his employment for good reason within two years following the change of control, the unvested outstanding award (or assumed or substituted award) will fully vest. Awards that are not continued, assumed or substituted upon a change of control will fully vest, subject to the Compensation Committee's discretion.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL TABLE
The table below summarizes the compensation payable to each NEO in the event of termination of employment. The amount of compensation payable to each NEO in each situation is listed, assuming termination had occurred on the last day of our most recent fiscal year, September 30, 2021. All equity awards have been valued as of September 30, 2021, the last trading day in the fiscal year.

48

		TYPE OF TERMINATION
NAME	PAYMENT OR BENEFIT TYPE	TERMINATION FOLLOWING CHANGE OF CONTROL WITHOUT CAUSE ($)	DEATH OR DISABILITY ($)	WITHOUT CAUSE OR FOR GOOD REASON ($)
Allan P. Merrill	Severance	7,531,875	—	7,829,929
	Vesting of Unvested Long-Term Awards	11,150,393	11,188,543	6,864,861
	Benefits Continuation	18,167	—	18,167
	Total	18,700,435	11,188,543	14,712,957
David I. Goldberg	Severance	1,615,000	—	1,708,973
	Vesting of Unvested Long-Term Awards	1,253,114	1,253,114	660,526
	Benefits Continuation	—	—	—
	Total	2,868,114	1,253,114	2,369,499
Keith L. Belknap	Severance	2,295,000	—	2,545,501
	Vesting of Unvested Long-Term Awards	3,271,606	3,271,606	1,996,639
	Benefits Continuation	16,748	—	16,748
	Total	5,583,354	3,271,606	4,558,888
PAY RATIO

The following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee.
We identified the median employee using the employee population on September 30, 2021 that received taxable compensation (other than our Chief Executive Officer) for the fiscal year 2021, which included our reviewing gross compensation, excluding equity, within the fiscal year 2021. Compensation was annualized for employees who joined the Company during the fiscal year. The annual total compensation of our median employee (other than the Chief Executive Officer) for the fiscal year 2021 was $99,020. As disclosed in the Summary Compensation Table above, our Chief Executive Officer’s annual total compensation for fiscal 2021 was $5,515,019. For purposes of determining the ratio, the annual total compensation of the CEO and the median employee includes the dollar value of non-discriminatory health and welfare benefit contributions made by the Company, which are not required to be reported as compensation in the Summary Compensation Table. Based on the foregoing, our estimate of the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was 54:1.
For fiscal 2021, long-term equity-based compensation comprised 30% of our CEO’s compensation, the ultimate value of which is related directly to company and common stock performance. As a result of this emphasis on equity and stockholder alignment, the CEO pay ratio is 38:1 when utilizing a methodology for determining the median employee that excludes equity.
This information is being provided for compliance purposes. Because SEC rules permit significant flexibility in terms of approaches used to calculate compensation and identify the median employee, comparisons of pay ratios among companies may not be very meaningful, even for companies within the same industry. Neither the Compensation Committee nor the executives of our Company used the pay ratio measure in making compensation decisions.

49

SECURITY
OWNERSHIP
GREATER THAN 5% BENEFICIAL OWNERS

The following table sets forth, to the best of our knowledge and belief, certain information regarding the beneficial ownership of our common stock by each person known to the Company to be the beneficial owner (as defined in Rule 13d-3 of the Exchange Act) of more than 5% of our outstanding common stock, based on the number of shares of our common stock outstanding as of December 8, 2021.

NAME AND ADDRESS OF BENEFICIAL OWNER	NUMBER OF COMMON SHARES BENEFICIALLY OWNED	PERCENT OF OUTSTANDING (1)
BlackRock, Inc. (2) 55 East 52nd Street New York, NY 10022	2,575,656	8.20%

Capital World Investors(3) 333 South Hope Street Los Angeles, CA 90071	1,659,813	5.35%

Donald Smith & Co., Inc.(4) 152 West 57th Street New York, NY 10019	2,179,200	7.03%

The Vanguard Group(5) 100 Vanguard Blvd. Malvern, PA 19355	1,565,424	5.01%

Based upon 31,459,708 shares of common stock outstanding as of December 8, 2021. Beneficial ownership is determined in accordance with the rules of the SEC under which shares are beneficially owned by the person or entity that holds investment and/or voting power.

Based upon information set forth in a Schedule 13G/A filed by BlackRock, Inc. on January 29, 2021, BlackRock, Inc. reported beneficial ownership and sole voting power of 2,546,180 shares and beneficial ownership and sole dispositive power of 2,575,656 shares.

Based upon information set forth in a Schedule 13G filed by Capital World Investors, a division of Capital Research and Management Company (CRMC), on February 12, 2020, Capital World Investors reported beneficial ownership, sole voting and dispositive power of 1,659,813 shares. Capital World Investors of CRMC and Capital International Limited collectively provide investment management services under the name Capital World Investors. Capital World Investors holds more than five percent of the outstanding common stock on behalf of SMALLCAP World Fund, Inc.

Based upon information set forth in a Schedule 13G filed by Donald Smith & Co., Inc. on February 11, 2021, Donald Smith & Co., Inc. reported beneficial ownership and sole voting power of 2,146,700 shares and beneficial ownership and sole dispositive power of 2,165,200 shares.

Based upon information set forth in a Schedule 13G filed by The Vanguard Group on February 10, 2021, The Vanguard Group reported beneficial ownership and sole voting power of 0 shares and beneficial ownership and sole dispositive power of 1,519,132 shares.

50

EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth information, as of December 8, 2021, with respect to the beneficial ownership of our common stock by each director, each of our NEOs, and all directors and executive officers as a group. Except as otherwise indicated, each beneficial owner possesses sole voting and investment power with respect to all shares.

NAME OF BENEFICIAL OWNER	NUMBER OF COMMON SHARES BENEFICIALLY OWNED (1) (2) (3) (4)	PERCENT OF OUTSTANDING (5)
Elizabeth S. Acton	74,353	*
Keith L. Belknap	206,660	*
David I. Goldberg	113,224	*
Lloyd E. Johnson	9,374	*
Allan P. Merrill	1,229,239	3.91%
Peter M. Orser	56,388	*
Norma A. Provencio	78,533	*
Robert L. Salomon	208,438	*
Danny R. Shepherd	62,538	*
David J. Spitz	26,142	*
C. Christian Winkle	43,218	*
Directors and Executive Officers as a Group (11 persons)	1,899,669	6.04%
*Less than 1%
    Beneficial ownership includes shares of unvested, time-based restricted stock: Ms. Acton - 7,679, Mr. Belknap - 37,610, Mr Goldberg -26,736, Mr Johnson - 9,374,Mr. Merrill - 114,317, Mr. Orser -7,679, Ms. Provencio - 7,679, Mr. Shepherd - 7,679, Mr.Spitz - 7,679 and Mr. Winkle 7,679.
    Beneficial ownership for Messrs. Merrill, Goldberg and Belknap includes unvested performance shares granted in November 2019, November 2020 and November 2021: Mr. Merrill - 227,697, Mr. Goldberg - 39,733 and Mr. Belknap - 74,139. Beneficial ownership for Mr. Salomon includes 34,144 unvested performance shares granted in November 2019.
    Beneficial ownership includes shares underlying vested stock options: Mr. Merrill - 5,000.
    All of the vested shares beneficially owned by Ms. Acton are held indirectly through the Robert and Elizabeth Acton Living Trust dated as of December 17, 2010 as amended. All of the vested shares beneficially owned by C. Christian Winkle are held indirectly through the Charles C. Winkle Revocable Trust UA 9/29/18. 1,185 of the vested shares beneficially owned by David I. Goldberg are held indirectly through the David I. Goldberg & Susan S. Goldberg JT Ten WROS account. 5,600 of the vested shares beneficially owned by Norma A. Provencio are held indirectly through an IRA account.
    Based upon 31,459,708 shares of outstanding common stock as of December 8, 2021 and shares deemed outstanding with respect to each person pursuant to Exchange Act Rule 13d-3(d)(1). Adjusted as necessary to reflect the shares issuable to such person upon the vesting or exercise of his stock options listed in footnote 3 above (and assuming no other stock options are exercised). Shares of common stock subject to stock options that are currently exercisable or vested, or will become exercisable or vested within 60 days of December 8, 2021, are deemed outstanding for computing the percentage ownership of the person holding such stock options, but are not deemed outstanding for computing the percentage ownership of any other persons.

51

EXECUTIVE OFFICERS OF THE COMPANY

EXECUTIVE OFFICERS
Biographical information, as of September 30, 2021, for the executive officers of the Company is set forth below. Biographical information for Allan P. Merrill is set forth above under “Proposal 1 — Election of Directors — Nominees.”
KEITH L. BELKNAP. Mr. Belknap, 63, joined the Company as Executive Vice President, General Counsel and Corporate Secretary in January 2018. Mr. Belknap was previously EVP, Business Development, General Counsel and Chief Compliance Officer of Mueller Water Products, Inc. Previously, he served as SVP and General Counsel of PRIMEDIA, Inc., a digital media and real estate advertising company. In addition, Mr. Belknap held senior legal positions with PPG Industries and Georgia-Pacific Corporation. He began his legal career at Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Belknap received a Bachelor of Arts degree from the University of Tulsa and a Juris Doctor from Harvard Law School.
DAVID I. GOLDBERG. Mr. Goldberg, 44, was appointed Senior Vice President and Chief Financial Officer and became an executive officer of the Company following Mr. Salomon's retirement on November 20, 2020. Mr. Goldberg joined the Company in March 2015, serving as the Company’s Vice President, Treasurer and Head of Investor Relations prior to his appointment as Senior Vice President and Chief Financial Officer. Previously, Mr. Goldberg served as the lead Equity Research analyst for the US housing sector at UBS Investment Bank in New York, where he was widely recognized for his broader industry insights and stock specific research. Mr. Goldberg received a Bachelor of Arts from American University and a MBA from Columbia University.

52

PROPOSAL 4 AND 5 —
APPROVAL OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND NEW SECTION 382 RIGHTS AGREEMENT

BACKGROUND AND FREQUENTLY ASKED QUESTIONS
BACKGROUND
Until recently, we generated significant net operating losses for tax purposes, or NOLs, which we use (and want to continue to use) to offset the taxable income we are now generating and expect to continue to generate in the future. Accordingly, our NOLs, along with our other deferred tax assets, have substantial value to us. As of September 30, 2021, our deferred tax assets, including our NOLs, totaled approximately $205 million.
However, the Internal Revenue Code places strict limits on our ability to fully maximize our NOLs. For example, under Section 382 of the Code, the value of our NOLs could be significantly reduced if we experienced an “ownership change,” which would occur if a 5% stockholder (or a group of stockholders) increased its ownership by more than 50% during a rolling three-year period. If this were to occur, Section 382 would impose an annual limit on the amount of NOLs we could use to offset our income taxes, which could result in a material amount of our NOLs expiring unused. A number of complex tax rules are involved in making this determination, including who is considered a 5% stockholder and whether any ownership change has, in fact, occurred. Because of this complexity, and the simple reality that we — like any public company — have limited knowledge about the true ownership of our outstanding shares, it is very difficult for us to comply with Section 382’s limitations without the use of the protective devices described in Proposals 4 and 5.
The charter amendment described in Proposal 4 has been in place since 2011 when our stockholders first overwhelmingly approved it. Similarly, the Section 382 Rights Agreement described in Proposal 5 has been in place since 2013 when it, too, was overwhelmingly approved by our stockholders. Since then, our stockholders have re-approved Proposals 4 and 5 by wide margins and extended by our stockholders on multiple occasions since. Because both of these protective devices are set to expire in November 2022, the purpose of Proposals 4 and 5 is to renew them for another three years until November 2025.
Accordingly, our Board of Directors strongly recommends that stockholders once again approve the adoption of both Proposals 4 and 5.

FREQUENTLY ASKED QUESTIONS
We have prepared the following frequently asked questions to assist our stockholders in their understanding of the complexities involved in determining the value of our deferred tax assets, including our NOLs, as well as our ability to maximize them. We urge our stockholders to read carefully Proposals 4 and 5, including their related Appendices, and the other documents to which Proposals 4 and 5 refer or are otherwise incorporated herein by reference, because this section does not provide all of the information that might be important to them.
Are the amount of the Company’s NOLs subject to challenge by the IRS?
The IRS could challenge the amount of our NOLs, but has not done so to date. If the IRS were to audit or otherwise seek to validate the amount of our NOLs. our ability to use our NOLs could be reduced, perhaps significantly. In addition, the complexity of Section 382’s provisions and the limited knowledge any public company has or is able to obtain about the ownership of its publicly-traded stock make it difficult to determine whether an ownership change has occurred. Therefore, we cannot assure you that the IRS will not claim that we experienced an ownership change and attempt to reduce or eliminate the benefit of our NOLs even if Proposals 4 and 5 are approved.

53

Will Proposals 4 and 5 prevent all transfers that could result in an ownership change?
Although Proposals 4 and 5 are intended to reduce the likelihood of an ownership change, we cannot assure that they will prevent all transfers of our stock that could result in such an ownership change. In particular, absent a court determination, we cannot assure you that the charter amendment described in Proposal 4 will be enforceable against all of our stockholders. In addition, the new Rights Agreement described in Proposal 5 may deter, but ultimately cannot block, all transfers of our stock that might result in an ownership change. However, our Board of Directors believes that both measures are needed and that they will serve as important tools to help prevent an ownership change that could substantially reduce or eliminate the significant long-term potential benefits of our NOLs.
Will the charter amendment and the new Rights Plan impact the liquidity or trading value of the Company’s common stock?
The protective devices described in Proposals 4 and 5 generally restrict a stockholder’s ability to acquire, directly or indirectly, additional shares of our common stock in excess of 4.95%. Furthermore, a stockholder’s ability to dispose of its common stock may be limited by reducing the number of acquirers capable of purchasing the shares in light of their own ownership levels. We recommend that stockholders monitor carefully their ownership of our stock and consult their own legal advisors and/or us to assist them in determining whether their ownership of our stock approaches the restricted levels described in Proposals 4 and 5.
If the protective devices contained in Proposals 4 and 5 are extended, our Board of Directors intends to continue to disclose that our shares continue to be subject to transfer restrictions, both on certificates representing newly-issued or transferred shares as well as publicly so that potential recipients of uncertificated shares will have the ability to be aware of the transfer restrictions and ownership limitations imposed by the protective provisions. Because certain buyers, including persons who wish to acquire 4.95% or more of our common stock as well some institutional holders who may not be comfortable holding common stock with transfer restrictions or other ownership limits, may not be able to purchase our common stock, extending the protective mechanisms could depress the trading value of our common stock in an amount that could more than offset any value preserved from protecting our NOLs.
Will the charter amendment and the new Rights Plan have an anti-takeover effect?
Our Board of Directors approved the adoptions of the protective provisions contained in Proposals 4 and 5 in order to preserve the value of our NOLs, not as part of a plan to render more difficult, or discourage, a takeover of the Company, such as a merger, tender offer, proxy contest or assumption of control by a substantial holder of our common stock. However, if extended, the protective provisions contained in Proposals 4 and 5 could have an anti-takeover effect because, among other things, they will restrict the ability of a person or group to accumulate 4.95% or more of our common stock and the ability of a person or group now owning 4.95% or more of our common stock to acquire additional shares without the approval of our Board of Directors. We are not aware presently aware of any potential takeover transaction.
What is the effect of the transfer restrictions contained in the charter amendment on my shares if I vote against Proposal 4 but it is nonetheless still approved by stockholders?
Delaware law provides that the transfer restrictions contained in the charter amendment for common stock issued prior to the amendment’s adoption will be effective as to (1) stockholders with respect to shares that were voted in favor of the amendment and (2) purported transferees of such shares if:

the transfer restriction is conspicuously noted on the certificate(s) representing such shares; or

the transferee had actual knowledge of the transfer restrictions (even absent the conspicuous notation).
If Proposal 4 is approved, we intend to continue having newly-issued certificated or certificated transferred shares issued with the relevant transfer restrictions conspicuously noted on the certificate(s). In addition, if Proposal 4 is approved, we intend to give a notice regarding the relevant transfer restrictions to registered holders of our common stock in uncertificated form, as contemplated by Delaware law. For the purpose of determining whether a stockholder is subject to the transfer restrictions imposed by the protective provisions, we have taken and intend to continue to take the position that all shares issued prior to the effectiveness of Proposal 4 that are proposed to be transferred were voted in favor of Proposal 4, unless the contrary is established. We may also assert that stockholders have waived the right to challenge or otherwise cannot challenge the enforceability of the charter amendment, unless a stockholder establishes that it did not vote in favor of extending the protective provisions. Nonetheless, a court could find that the protective provisions

54

contained in the charter amendment are unenforceable, either in general or as applied to a particular stockholder or fact situation.
PROPOSAL 4 —
ADOPTION OF CHARTER AMENDMENT TO EXTEND
NOL PROTECTIVE PROVISIONS

This proposal is asking our stockholders to extend protective provisions contained in our charter that are designed to assist us to in protecting the value of our NOLs by limiting and/or prohibiting transfers of our stock that could affect the percentage of stock that is treated as being owned by a holder of 4.95% of our shares. These provisions were first approved by our stockholders in 2011 and have been re-approved and extended by our stockholders on multiple occasions since. Because the provisions are due to expire in November 2022, we are once again asking stockholders to extend them for another three years to November 12, 2025.
DESCRIPTION OF THE NOL PROTECTIVE PROVISIONS
The following description of the protective provisions is qualified in its entirety by reference to the full text of our charter, which was filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on February 8, 2011 (as amended by the first, second and third extensions, which were filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on November 7, 2013, Exhibit 3.8 to our Annual Report on Form 10-K filed with the SEC on November 15, 2016, and Exhibit 3.8 to our Annual Report on Form 10-K filed with the SEC on November 13, 2019, respectively), and the full text of the proposed extension to the protective provisions, which is attached hereto as Appendix I. We urge you to carefully read our charter in its entirety as the discussion of the protective provisions below is only a summary.
Prohibited Transfers. The protective provisions generally prohibit any direct or indirect transfer (such as transfers of our stock that result from the transfer of interests in other entities that own our stock) if the effect would be to:

increase the direct or indirect ownership of our stock by any person from less than 4.95% to 4.95% or more; or

increase the percentage of our common stock owned directly or indirectly by a person owning or deemed to own 4.95% or more of our common stock.
Complicated common stock ownership rules prescribed by the Code apply in determining whether a person is a 4.95% stockholder. For purposes of determining the existence and identity of, and the amount of our common stock owned by, any stockholder, we are entitled to rely on the existence or absence of certain public securities filings as of any date, subject to our actual knowledge of the ownership of our common stock. We also have the right to require a proposed transferee, as a condition to registration of a transfer of our common stock, to provide all information reasonably requested regarding such person’s direct and indirect ownership of our common stock.
These transfer restrictions may result in the delay or refusal of certain requested transfers of our common stock or may prohibit ownership (thus requiring dispositions) of our common stock due to a change in the relationship between two or more persons or entities or to a transfer of an interest in an entity other than us that, directly or indirectly, owns our common stock. The transfer restrictions will also apply to proscribe the creation or transfer of certain “options” (which are broadly defined by Section 382) with respect to our common stock to the extent that, in certain circumstances, the creation, transfer or exercise of the option would result in a proscribed level of ownership.
Consequences of Prohibited Transfers. Any direct or indirect transfer attempted in violation of the protective provisions is void immediately, and the purported transferee will not be recognized as the owner of the shares owned in violation of the protective provisions for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of such common stock, or in the case of options, receiving our common stock in respect of their exercise. In this Proxy Statement, our common stock purportedly acquired in violation of the protective provisions is referred to as “excess stock.”
In addition to a prohibited transfer being void as of the date it is attempted, upon the Company’s demand, the purported transferee must transfer the excess stock to our agent along with any dividends or other distributions paid with respect to such excess stock. Our agent is required to sell such excess stock in an arm’s-length transaction (or series of transactions) that would not constitute a violation under the protective provisions. The net proceeds of the sale, together

55

with any other distributions with respect to such excess stock received by our agent, after deduction of all costs incurred by the agent, will be distributed first to the purported transferee in an amount, if any, up to the cost (or in the case of gift, inheritance or similar transfer, the fair market value of the excess stock on the date of the prohibited transfer) incurred by the purported transferee to acquire such excess stock, and the balance of the proceeds, if any, will be distributed to a charitable beneficiary. If the excess stock is sold by the purported transferee, such person will be treated as having sold the excess stock on behalf of the agent and will be required to remit all proceeds to our agent (except to the extent we grant written permission to the purported transferee to retain an amount not to exceed the amount such person otherwise would have been entitled to retain had our agent sold such shares).
Any stockholder who knowingly violates the protective provisions will be liable for any and all damages we suffer as a result of such violation, including damages resulting from any limitation in our ability to use our NOLs and any professional fees incurred in connection with addressing such violation.
Modification and Waiver of Transfer Restrictions. Our Board of Directors has the discretion to approve a transfer of our common stock that would otherwise violate the transfer restrictions if it determines that the transfer is in our stockholders’ best interests. If our Board of Directors decides to permit such a transfer, that transfer or later transfers may result in an ownership change that could limit our use of our NOLs.
In the event of a change in law, our Board of Directors will have the unilateral authority to modify the 4.95% ownership threshold, as well as any of the definitions, terms and conditions of the transfer restrictions, or to eliminate the transfer restrictions in their entirety. Our Board of Directors may also establish, modify, amend or rescind by-laws, policies and any procedures for purposes of determining whether any transfer of common stock would jeopardize our ability to use our NOLs.
EXPIRATION
If approved, the protective provisions will expire on the earliest of (i) the determination by our Board of Directors that the provisions are no longer necessary for the preservation of our NOLs because of the amendment or repeal of Section 382 or any successor statute, (ii) the beginning of a taxable year to which our Board of Directors determines that none of our NOLs may be carried forward (iii) such date as our Board of Directors otherwise determines that the provisions are no longer necessary for the preservation of our NOLs and (iv) November 12, 2025.
EFFECTIVENESS AND ENFORCEABILITY
Although the protective provisions are intended to reduce the likelihood of an ownership change, we cannot eliminate the possibility that an ownership change will occur. The effectiveness of the protective provisions is limited by, among other things:

Our Board of Directors’ right to permit a transfer to an acquirer that results or contributes to an ownership change if it determines that such transfer is in our stockholders’ best interests.

A court’s finding that part or all of our charter is not enforceable, either in general or as to a particular fact situation.

Certain changes in relationships among stockholders or other events could cause an ownership change under Section 382.
Accordingly, we cannot assure you that an ownership change will not occur even if the protective provisions are extended. However, our Board of Directors believes that the protective provisions, together with the Rights Agreement discussed in Proposal 5, provide significant protections to preserve our ability to use our NOLs to offset future income tax liabilities.

REQUIRED VOTE
This proposal requires the affirmative vote of a majority of our outstanding shares of common stock.
RECOMMENDATION

The Board of Directors recommends a vote FOR this proposal.

56

PROPOSAL 5 —
APPROVAL OF SECTION 382 RIGHTS AGREEMENT

In February 2013, our stockholders first approved the adoption of a Section 382 Rights Agreement, which was intended to act as a deterrent to any person desiring to acquire 4.95% or more of our common stock. By its terms, the original Rights Agreement was to expire in November 2016. Accordingly, in February 2016, our stockholders adopted a new Rights Agreement which contained substantially the same terms as the first Rights Agreement. The stockholders similarly approved the entry into a new Section 382 Rights Agreement at the 2019 annual meeting. Because that Rights Agreement is scheduled to expire in November 2022, we are now seeking stockholder approval to enter into yet another new Section 382 Rights Agreement, which is the same in all material respects as the previous Rights Agreements approved by stockholders in 2013, 2016 and 2019, except that it will expire on November 14, 2025 if adopted.
Because the Section 382 charter protections described in Proposal 4 will not eliminate the possibility that an ownership change will occur, we believe the new Rights Agreement, which is designed to deter transfers of our stock that could result in an ownership change, is an important tool to further protect our ability to utilize our NOLs.
DESCRIPTION OF THE RIGHTS AGREEMENT
The following description of the Rights Agreement is qualified in its entirety by reference to the text of the Rights Agreement, which is attached to this Proxy Statement as Appendix II. We urge you to read it carefully in its entirety as the discussion below is only a summary.
The Rights. Our Board of Directors authorized the issuance of one right per outstanding common share payable upon the effectiveness of the Rights Agreement to our stockholders of record as of [to be updated based on Rights Agreement]. Subject to the terms, provisions and conditions of the Rights Agreement, if the rights become exercisable, each right would initially represent the right to purchase from us one one-thousandth of a share of our Series A Junior Participating Preferred Shares, for a purchase price of $50.00 per right (which we refer to as the “purchase price”). If issued, each fractional Series A Preferred Share would give the stockholder approximately the same dividend, voting and liquidation rights as does one share of our common stock. However, prior to exercise, a right will not give its holder any rights as a stockholder of the Company, including any dividend, voting or liquidation rights.
Exercisability. The rights are not exercisable until the earlier of (1) ten calendar days after a public announcement by us that a person has acquired at least 4.95% or more of our outstanding stock (which we refer to as an “acquiring person”) and (2) ten business days (or such later date as may be determined by our Board of Directors) after the commencement of a tender or exchange offer by or on behalf of a person that, if completed, would result in such person becoming an acquiring person. We refer to the date that the rights become exercisable under the proposed Rights Agreement as the “distribution date.”
Any transfer of our stock prior to the distribution date will constitute a transfer of the associated rights. After the distribution date, the rights may be transferred separately from the transfer of the underlying common stock until our Board of Directors determines otherwise (as described below).
After the distribution date, each holder of a right (other than the acquiring person) will generally be entitled to exercise the right and, upon payment of $100.00 (i.e., two times the purchase price), will be entitled to receive that number of shares of our common stock or other securities having a market value of $100.00.
Exemptions. Our Board of Directors recognizes there may be instances when an acquisition of our common stock that would cause a stockholder to become an acquiring person may not jeopardize or endanger in any material respect the availability of our NOLs or there may be situations when the acquisition would otherwise be in the Company’s and its stockholders’ best interests. Accordingly, the Rights Agreement grants full discretion to our Board of Directors to exempt acquisitions in such instances.

Redemption. We may redeem the rights (at a price of $0.001 per share) at any time until ten calendar days following the public announcement that a person has become an acquiring person. Upon any such redemption, the ability to exercise the rights will terminate and the only right the holder will have is the right to receive the redemption price of $0.001 per right.

57

Expiration. If approved and adopted, the Rights Agreement will expire on the earliest of the following:

the close of business on November 14, 2025;

the redemption of the rights;

the exchange of the rights;

the effective date of the repeal of Section 382 or any successor statute if our Board of Directors determines that the Rights Agreement is no longer necessary or desirable; and

the first day of a taxable year to which our Board of Directors determines that no tax benefits may be carried forward.
Anti-Dilution Provisions. Our Board of Directors may adjust the purchase price of the Series A Preferred Shares, the number of Series A Preferred Shares issuable and the number of outstanding rights to prevent dilution that may occur due to any number of events, including among others, a share dividend or a share split. In general, no adjustments to the purchase price of less than 1% will be made.
Amendments. Prior to the distribution date, our Board of Directors will have the general right to supplement or amend any provision of the Rights Agreement in any respect. After the distribution date, no amendment may be made by our Board of Directors that would adversely affect the interests of any rights holders.
REQUIRED VOTE
This proposal requires the affirmative vote of a majority of our common stock present in person or by proxy at the Annual Meeting.
RECOMMENDATION

The Board of Directors recommends a vote FOR this proposal.

58

TRANSACTIONS WITH
RELATED PERSONS
REVIEW, APPROVAL OR RATIFICATION OF
TRANSACTIONS WITH RELATED PERSONS

The Audit Committee of our Board of Directors, in accordance with its charter and our Related Party Transactions Policy, is responsible for conducting an appropriate review of all proposed related party transactions to identify potential conflict of interest situations. Any identified related party transactions are then presented to our Board of Directors for approval and implementation of appropriate action to protect us from potential conflicts of interest. We have also adopted a Code of Ethics pursuant to which all directors and employees must disclose any potential conflicts of interest or related party transactions prior to entering into any such transactions.
There were no reportable transactions with related persons during fiscal 2021.
COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

The members of our Compensation Committee during fiscal 2021 were Messrs. Johnson, Orser and Spitz and Ms. Provencio. None of the members of our Compensation Committee has ever been an officer or employee of the Company or any of our subsidiaries. None of the members of our Compensation Committee had any relationship requiring disclosure under “Transactions with Related Persons.” During fiscal 2021, none of our executive officers served as a director or member of the compensation committee (or other committee of the board of directors performing equivalent functions) of another entity that had an executive officer serving on our Board of Directors.
PROPOSALS FOR THE
NEXT ANNUAL MEETING
PROPOSALS TO BE INCLUDED IN OUR PROXY STATEMENT
FOR THE 2023 ANNUAL MEETING

Any proposal by a stockholder to be included in the proxy statement for our 2023 annual meeting of stockholders must be received at our principal executive offices, 1000 Abernathy Road, Suite 260, Atlanta, Georgia 30328, not later than August 23, 2022. Any such proposal must also meet the other requirements of the rules of the SEC relating to stockholder proposals.

59

STOCKHOLDER PROPOSALS REGARDING NOMINATIONS OR
OTHER BUSINESS AT THE 2023 ANNUAL MEETING

Any proposal by a stockholder for nominations or other business at our 2023 annual meeting of stockholders (outside of the processes for proposals to be included in the proxy statement for our 2022 annual meeting of stockholders described above) must be received at our principal executive offices, 1000 Abernathy Road, Suite 260, Atlanta, Georgia 30328, no earlier than July 24, 2022 and no later than August 23, 2022. Any such notice must also meet the other requirements of our by-laws relating to stockholder proposals.
OTHER
INFORMATION
Management does not know of any items, other than those referred to in this Proxy Statement, which may properly come before the meeting or other matters incident to the conduct of the meeting.
As to any other item or proposal that may properly come before the meeting, including voting on a proposal omitted from this Proxy Statement pursuant to the rules of the SEC or any proposal to adjourn or postpone the meeting, it is intended that proxies will be voted in accordance with the discretion of the proxy holders.
By Order of the Board of Directors,

Keith L. Belknap
Corporate Secretary
Dated: December 21, 2021

60

APPENDIX I
PROTECTIVE AMENDMENT EXTENSION
CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
BEAZER HOMES USA, INC.

Beazer Homes USA, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), pursuant to the General Corporation Law of the State of Delaware (the “DGCL”), DOES HEREBY CERTIFY as follows:

Article EIGHT of the Amended and Restated Certificate of Incorporation of the Corporation, as amended (the “Amended and Restated Certificate of Incorporation”), is hereby amended by replacing paragraph (i) of the existing Article EIGHT in its entirety with the following:

“Expiration Date” means the earliest of (1) the repeal of Section 382 of the Code or any successor statute if the Board of Directors determines that this Article EIGHT is no longer necessary or desirable for the preservation of Tax Benefits, (2) the close of business on the first day of a taxable year of the Corporation as to which the Board of Directors determines that no Tax Benefits may be carried forward, (3) such date as the Board of Directors shall fix in accordance with Part XII of this Article EIGHT and (4) November 12, 2025.”

In accordance with the provisions of Section 242 of the DGCL, the Board of Directors of the Corporation duly adopted the above amendment to the Amended and Restated Certificate of Incorporation (the “Amendment”), deemed the Amendment advisable and directed that the Amendment be considered by the Corporation’s stockholders. Notice of the Amendment was duly given to the stockholders of the Corporation in accordance with Section 222 of the DGCL. The Amendment was adopted by the Corporation’s stockholders on February 2, 2022 in accordance with Section 242 of the DGCL.

Pursuant to Sections 103 and 242 of the DGCL, the Amendment shall become effective at 12:00 a.m., New York City time, on Saturday,November 12, 2022.

IN WITNESS WHEREOF, the Corporation has caused its duly authorized officer to execute this Certificate of Amendment on this day of November, 2022.

Beazer Homes USA, Inc.
By:
Name:    David I. Goldberg
Title:    Senior Vice President and Chief Financial Officer

Attest:
By:
Name:     Keith L. Belknap
Title:    Executive Vice President and General Counsel

A

APPENDIX II
NEW SECTION 382 RIGHTS AGREEMENT

BEAZER HOMES USA, INC.
and
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
as
Rights Agent
Section 382 Rights Agreement
Dated as of December 7, 2021
Effective as of November 14, 2022

B

TABLE OF

SECTION 382
RIGHTS AGREEMENT
SECTION 382 RIGHTS AGREEMENT, dated as of December 7, 2021 (the “Agreement”), between Beazer Homes USA, Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company (the “Rights Agent”).
WITNESSETH:
WHEREAS, the Company has generated NOLs (as defined in Section 1 hereof) for United States federal income tax purposes; and such NOLs may potentially provide valuable tax benefits to the Company; the Company desires to avoid an “ownership change” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury Regulations promulgated thereunder, and thereby preserve the ability to utilize fully such NOLs and certain other tax benefits; and, in furtherance of such objective, the Company desires to enter into this Agreement; and
WHEREAS, on November 3, 2021 (the “Rights Dividend Declaration Date”), the Board of Directors of the Company authorized and declared a dividend distribution of one preferred share purchase right (a “Right”) for each share of common stock, par value $0.001 per share, of the Company (the “Common Stock”) outstanding at the close of business on November 14, 2022 (the “Record Date”), and has authorized the issuance of one Right (as such number may hereinafter be adjusted pursuant to the provisions of Section 11(p) hereof) for each share of Common Stock issued between the Record Date (whether originally issued or delivered from the Company’s treasury) and the earlier of the close of business on the Distribution Date (as defined in Section 3 hereof) and the Expiration Date (as defined in Section 7(a) hereof), each Right initially representing the right to purchase one one-thousandth of a share (a “Unit”) of Series A Junior Participating Preferred Stock (the “Preferred Stock”) of the Company having the rights, powers and preferences set forth in the form of Designations, Preferences and Rights attached hereto as Exhibit A, upon the terms and subject to the conditions hereinafter set forth.
WHEREAS, on February 2, 2022, the stockholders of the Company approved the adoption of this Agreement by the Company.
NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:
Section 1.CERTAIN DEFINITIONS
For purposes of this Agreement, the following terms have the meanings indicated:
“Acquiring Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 4.95% or more of the shares of Common Stock then outstanding, but shall not include (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company, or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan, (iv) any Exempted Person or (v) any Person that beneficially owns at least a majority of the Common Stock following consummation of a Qualified Offer. Notwithstanding the foregoing, no Person shall become an “Acquiring Person” solely as a result of an Exempted Transaction.
“Affiliate” and “Associate” shall mean, with respect to any Person, any other Person whose Common Stock would be deemed constructively owned by such first Person for purposes of Section 382 of the Code, would be deemed owned by a single “entity” as defined in Treasury Regulation § 1.382-3(a)(1) in which both such Persons are included, or otherwise would be deemed aggregated with Common Stock owned by such first Person pursuant to the provisions of Section 382 of the Code and the Treasury

1

Regulations thereunder; provided, however, that a Person shall not be deemed to be the Affiliate or Associate of another Person solely because either or both Persons are or were directors of the Company.
A Person shall be deemed a “Beneficial Owner” of, shall be deemed to have “Beneficial Ownership” and shall be deemed to “beneficially own” any securities which such Person directly owns, or would be deemed to constructively own, pursuant to Section 382 of the Code and the Treasury Regulations promulgated thereunder.
“Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.
“Close of Business” on any given date shall mean 5:00 P.M., New York City time, on such date provided; however, that if such date is not a Business Day it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.
“Code” shall have the meaning set forth in the recitals to this Agreement.
“Common Stock” shall have the meaning set forth in the recitals to this Agreement, except that “Common Stock” when used with reference to any Person other than the Company shall mean the capital stock of such Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person (or, if such Person is a Subsidiary of another Person, the Person or Persons that ultimately control such first mentioned Person).
“Common Stock Equivalents” shall have the meaning set forth in Section 11(a)(iii) hereof.
“Current Market Price” shall have the meaning set forth in Sections 11(d)(i) and 11(d)(ii) hereof.
“Current Value” shall have the meaning set forth in Section 11(a)(iii) hereof.
“Distribution Date” shall have the meaning set forth in Section 3(a) hereof.
“Equivalent Preferred Stock” shall have the meaning set forth in Section 11(b) hereof.
“Exempted Person” shall mean any Person who, together with all Affiliates and Associates of such Person, is the Beneficial Owner of securities (as disclosed in public filings with the Securities and Exchange Commission on the Rights Dividend Declaration Date), representing 4.95% or more of the shares of Common Stock outstanding on the Rights Dividend Declaration Date provided; however, that any such Person described in this clause (i) shall no longer be deemed to be an Exempted Person and shall be deemed an Acquiring Person if such Person, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of securities representing a percentage of Common Stock that exceeds by one-half of one percent (0.5%) or more the lowest percentage of Beneficial Ownership of Common Stock that such Person had at any time since the Rights Dividend Declaration Date, except solely (x) pursuant to equity compensation awards granted to such Person by the Company or as a result of an adjustment to the number of shares of Common Stock represented by such equity compensation award pursuant to the terms thereof or (y) as a result of a redemption of shares of Common Stock by the Company; or
becomes the Beneficial Owner of securities representing 4.95% or more of the shares of Common Stock then outstanding because of a reduction in the number of outstanding shares of Common Stock then outstanding as a result of the purchase by the Company or a Subsidiary of the Company of shares of Common Stock provided; however, that any such Person described in this clause (ii) shall no longer be deemed to be an Exempted Person and shall be deemed an Acquiring Person if such Person, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner, at any time after the date such Person became the Beneficial Owner of 4.95% or more of the then outstanding shares of Common Stock, of securities representing a percentage of Common Stock that exceeds by one-half of one percent (0.5%) or more the lowest percentage of Beneficial Ownership of Common Stock that such Person had at

2

any time since the date such Person first became the Beneficial Owner of 4.95% or more of the then outstanding shares of Common Stock, except solely (x) pursuant to equity compensation awards granted to such Person by the Company or as a result of an adjustment to the number of shares of Common Stock represented by such equity compensation award pursuant to the terms thereof or (y) as a result of a redemption of shares of Common Stock by the Company; or
who is a Beneficial Owner of 4.95% or more of the shares of Common Stock outstanding and whose beneficial ownership, as determined by the Board of Directors in its sole discretion, (x) would not jeopardize or endanger the availability to the Company of its NOLs or other Tax Benefits or (y) is otherwise in the best interests of the Company provided; however, that if a Person is an Exempted Person solely by reason of this clause (iii), then such Person shall cease to be an Exempted Person if (A) such Person ceases to beneficially own 4.95% or more of the shares of the then outstanding Common Stock, (B) after the date of such determination by the Board of Directors, such Person, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of securities representing a percentage of Common Stock that exceeds by one-half of one percent (0.5%) or more the lowest percentage of Beneficial Ownership of Common Stock that such Person had at any time since the date such Person first became the Beneficial Owner of 4.95% or more of the then outstanding shares of Common Stock, except solely (I) pursuant to equity compensation awards granted to such Person by the Company or as a result of an adjustment to the number of shares of Common Stock represented by such equity compensation award pursuant to the terms thereof or (II) as a result of a redemption of shares of Common Stock by the Company, or (C) the Board of Directors of the Company, in its sole discretion, makes a contrary determination with respect to the effect of such Person’s beneficial ownership (together with all Affiliates and Associates of such Person) with respect to the availability to the Company of its NOLs or other Tax Benefits.
A purchaser, assignee or transferee of the shares of Common Stock (or warrants or options exercisable for Common Stock) from an Exempted Person shall not thereby become an Exempted Person, except that a transferee from the estate of an Exempted Person who receives Common Stock as a bequest or inheritance from an Exempted Person shall be an Exempted Person so long as such Person continues to be the Beneficial Owner of 4.95% or more of the then outstanding shares of Common Stock.
“Exempted Transaction” shall mean any transaction that the Board of Directors determines, in its sole discretion, is exempt from this Agreement, which determination shall be made in the sole and absolute discretion of the Board of Directors prior to the date of such transaction, including, without limitation, if the Board of Directors determines that (i) neither the Beneficial Ownership of shares of Common Stock by any Person, directly or indirectly, as a result of such transaction nor any other aspect of such transaction would jeopardize or endanger the availability to the Company of the Tax Benefits or (ii) such transaction is otherwise in the best interests of the Company. In granting an exemption under this definition, the Board of Directors may require any Person who would otherwise be an Acquiring Person to make certain representations or undertakings or to agree that any violation or attempted violation of such representations or undertakings will result in such consequences and subject to such conditions as the Board of Directors may determine in its sole discretion, including that any such violation shall result in such Person becoming an Acquiring Person.
“Expiration Date” shall have the meaning set forth in Section 7(a) hereof.
“Final Expiration Date” shall have the meaning set forth in Section 7(a) hereof.
“NOLs” shall mean the Company’s net operating loss carryforwards.
“Person” shall mean any individual, firm, corporation, limited liability company, partnership or other entity, or a group of Persons making a “coordinated acquisition” of shares or otherwise treated as an entity within the meaning of Section 1.382-3(a)(1) of the Treasury Regulations, and shall include any successor (by merger or otherwise) of such individual or entity, but shall not include a Public Group (as such term is defined in Section 1.382-2T(f)(13) of the Treasury Regulations).

3

“Preferred Stock” shall mean shares of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company, and, to the extent that there are not a sufficient number of shares of Series A Junior Participating Preferred Stock authorized to permit the full exercise of the Rights, any other series of Preferred Stock, par value $0.01 per share, of the Company designated for such purpose containing terms substantially similar to the terms of the Series A Junior Participating Preferred Stock.
“Principal Party” shall have the meaning set forth in Section 13(b) hereof.
“Purchase Price” shall have the meaning set forth in Section 4(a) hereof.
“Qualified Offer” shall mean an offer, determined by a majority of the members of the Board of Directors of the Company that are independent of the relevant offeror, to have each of the following characteristics with respect to the Common Stock: (i) a tender or exchange offer for all of the outstanding shares of Common Stock at the same per-share consideration; (ii) an offer that has commenced within the meaning of Rule 14d-2(a) under the Securities Exchange Act of 1934, as amended and in effect on the date of this Agreement (the “Exchange Act”); (iii) an offer that is conditioned on a minimum of at least a majority of the outstanding shares of the Common Stock being tendered and not withdrawn as of the offer’s expiration date, which condition shall not be waivable; (iv) an offer pursuant to which the offeror has announced that it intends, as promptly as practicable upon successful completion of the offer, to consummate a second step transaction whereby all shares of the Common Stock not tendered into the offer will be acquired using the same form and amount of consideration per share actually paid pursuant to the offer, subject to stockholders’ statutory appraisal rights, if any; (v) an offer pursuant to which the Company and its stockholders have received an irrevocable written commitment of the offeror that the offer will remain open for not less than 60 days; and (vi) an offer at a per-share consideration, and on such other terms and conditions, that in each case are adequate and fair. An offer shall constitute a Qualified Offer if and only for so long as each of the foregoing requirements in clauses (i) through (vi) remain satisfied, and if any such requirement shall at any time thereafter fail to be satisfied such offer shall no longer constitute a Qualified Offer.
“Record Date” shall have the meaning set forth in the recitals of this Agreement.
“Right” shall have the meaning set forth in the recitals of this Agreement.
“Rights Agent” shall have the meaning set forth in the recitals of this Agreement.
“Rights Certificate” shall have the meaning set forth in Section 3(a) hereof.
“Rights Dividend Declaration Date” shall have the meaning set forth in the recitals of this Agreement.
“Section 11(a)(ii) Event” shall mean any event described in Section 11(a)(ii) hereof.
“Section 13 Event” shall mean any event described in clause (x), (y) or (z) of Section 13(a) hereof.
“Stock Acquisition Date” shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.
“Subsidiary” shall mean, with reference to any Person, any Person of which a majority of the voting power of voting equity securities or equity interests is beneficially owned, directly or indirectly, by such Person or otherwise controlled by such Person.
“Substitution Period” shall have the meaning set forth in Section 11(a)(iii) hereof.
“Summary of Rights” shall have the meaning set forth in Section 3(b) hereof.
“Trading Day” shall have the meaning set forth in Section 11(d)(i) hereof.

4

“Tax Benefits” shall mean the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers, foreign tax credit carryovers, any loss or deduction attributable to a “net unrealized built-in loss” within the meaning of Section 382 of the Code, and the Treasury Regulations promulgated thereunder, of the Company or any of its Subsidiaries.
“Treasury Regulations” shall mean final, temporary and proposed income tax regulations promulgated under the Code, as amended.
“Triggering Event” shall mean any Section 11(a)(ii) Event or any Section 13 Event.
Section 2.APPOINTMENT OF RIGHTS AGENT
The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-rights agents as it may deem necessary or desirable.
Section 3.ISSUE OF RIGHTS CERTIFICATES
Until the earlier of (i) the close of business on the tenth day after the Stock Acquisition Date (or, if the tenth day after the Stock Acquisition Date occurs before the Record Date, the close of business on the Record Date), or (ii) the close of business on the tenth Business Day (or such later date as the Board of Directors of the Company shall determine prior to such time as any Person becomes an Acquiring Person) after the date that a tender or exchange offer by any Person (other than any Exempted Person, the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if upon consummation thereof, such Person would become an Acquiring Person (the earlier of (i) and (ii) being herein referred to as the “Distribution Date”), (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock shall be deemed also to be certificates for Rights) and not by separate certificates, and (y) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company). As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign and the Rights Agent will send by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more rights certificates, in substantially the form of Exhibit B hereto (the “Rights Certificates”), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11(p) hereof, at the time of distribution of the Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.
As promptly as practicable following the Record Date, the Company shall send a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit C (the “Summary of Rights”), by first-class, postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for the Common Stock outstanding as of the Record Date, or issued subsequent to the Record Date, unless and until the Distribution Date shall occur, the Rights will be evidenced by such certificates for the Common Stock and the registered holders of the Common Stock shall also be the registered holders of the associated Rights. Until the earliest of the Distribution Date, the Expiration Date (as such

5

term is defined in Section 7 hereof) or the redemption of the Rights pursuant to Section 23 hereof, the transfer of any certificates representing shares of Common Stock in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with such shares of Common Stock.
Rights shall be issued in respect of all shares of Common Stock which are issued (whether originally issued or from the Company’s treasury) after the Record Date but prior to the earliest of the Distribution Date, the Expiration Date or the redemption of the Rights pursuant to Section 23 hereof. Certificates representing such shares of Common Stock shall also be deemed to be certificates for Rights, and shall bear a legend substantially in the following form : “This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Beazer Homes USA, Inc. (the “Company”) and American Stock Transfer & Trust Company, LLC (the “Rights Agent”), dated as of November 14, 2022 (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Rights Agent. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Rights Agent will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.” With respect to such certificates containing the foregoing legend, until the earlier of the (i) Distribution Date or (ii) the Expiration Date, the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone and registered holders of Common Stock shall also be the registered holders of the associated Rights, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.
Section 4.FORM OF RIGHTS CERTIFICATES
The Rights Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Record Date or, in the case of Rights with respect to Common Stock issued or becoming outstanding after the Record Date, the same date as the date of the share certificate evidencing such shares, and on their face shall entitle the holders thereof to purchase such number of one one-thousandths of a share of Preferred Stock as shall be set forth therein at the price set forth therein (such exercise price per one one-thousandth of a share, the “Purchase Price”), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.
Any Rights Certificate issued pursuant to Section 3(a), Section 11(i) or Section 22 hereof that represents Rights beneficially owned by any Person known to be: (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing plan, agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, agreement, arrangement or understanding which has as a primary purpose or effect avoidance of Section 7(e) hereof, or (iv) subsequent transferees of such Persons described in clause (i), (ii) or (iii) of this sentence, and any Rights Certificate issued pursuant to

6

Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) a legend substantially in the following form: “The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of such Agreement.” The absence of the foregoing legend on any Rights Certificate shall in no way affect any of the other provisions of this Agreement, including, without limitation, the provisions of Section 7(e).
Section 5.COUNTERSIGNATURE AND REGISTRATION
The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President or any Executive Vice President or Senior Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company’s seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature, and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.
Following the Distribution Date, the Rights Agent shall keep, or cause to be kept, at its principal office or offices designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.
Section 6.TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHTS CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHTS CERTIFICATES
Subject to the provisions of Section 4(b), Section 7(e), Section 14 and Section 27 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date or the redemption of the rights pursuant to Section 23 hereof, any Rights Certificate or Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of one one-thousandths of a share of Preferred Stock (or, following a Triggering Event, Common Stock, other securities, cash or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitles such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined or exchanged at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e), Section 14 and Section 27 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights

7

Certificates. The Rights Agent shall promptly forward any such sum collected by it to the Company or to such Persons as the Company shall specify by written notice.
Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.
Section 7.EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF RIGHTS
Subject to Section 7(e) and Section 27 hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and Section 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one one-thousandth of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earliest of (i) the close of business on November 14, 2025 (the “Final Expiration Date”), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof, (iii) the time at which all of the Rights (other than Rights that have become void pursuant to the provisions of Section 7(e) hereof) are exchanged for Common Stock or other assets or securities as provided in Section 27 hereof, (iv) the close of business on the effective date of the repeal of Section 382 or any successor statute if the Board of Directors of the Company determines that this Agreement is no longer necessary or desirable for the preservation of Tax Benefits, or (v) the close of business on the first day of a taxable year of the Company to which the Board of Directors of the Company determines that no Tax Benefits may be carried forward (the earliest of (i) and (ii) and (iii) and (iv) and (v) being herein referred to as the “Expiration Date”).
The Purchase Price for each one one-thousandth of a share of Preferred Stock pursuant to the exercise of a Right shall initially be $50.00, and shall be subject to adjustment from time to time as provided in Sections 11 and 13(a) hereof and shall be payable in accordance with paragraph (c) below.
Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price per one one-thousandth of a share of Preferred Stock (or other shares, securities, cash or other assets, as the case may be) to be purchased as set forth below and an amount equal to any applicable transfer tax, the Rights Agent shall, subject to Section 20(k) hereof, thereupon promptly (i) (A) requisition from any transfer agent of the shares of Preferred Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of one one-thousandths of a share of Preferred Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-thousandths of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company shall direct the depositary agent to comply with such request, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to, or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt thereof, deliver such cash described in clause (ii) hereof, if any, to or upon the order of the registered holder of such Rights

8

Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) shall be made in cash or by certified bank check or bank draft payable to the order of the Company. In the event that the Company is obligated to issue other securities (including Common Stock) of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate. The Company reserves the right to require prior to the occurrence of a Triggering Event that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock would be issued.
In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14 hereof.
Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by any Person known to be (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing plan, agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, agreement, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), or (iv) subsequent transferees of such Persons described in clause (i), (ii) or (iii) of this sentence, shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to insure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Rights Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or any of its Affiliates, Associates or transferees hereunder.
Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) properly completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.
Section 8.CANCELLATION AND DESTRUCTION OF RIGHTS CERTIFICATES
All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

9

Section 9.RESERVATION AND AVAILABILITY OF CAPITAL STOCK
The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock (and, following the occurrence of a Triggering Event, out of its authorized and unissued shares of Common Stock and/or other securities or out of its authorized and issued shares held in its treasury), the number of shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) that, as provided in this Agreement, including Section 11(a)(iii) hereof, will be sufficient to permit the exercise in full of all outstanding Rights.
So long as the shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/ or other securities) issuable and deliverable upon the exercise of the Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.
The Company shall use its best efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of a Section 11(a)(ii) Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a)(iii) hereof, a registration statement under the Securities Act of 1933 (the “Act”) with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the date of the expiration of the Rights. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension has been rescinded. In addition, if the Company shall determine that a registration statement is required following the Distribution Date, the Company may temporarily suspend the exercisability of the Rights until such time as a registration statement has been declared effective. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law or a registration statement shall not have been declared effective.
The Company covenants and agrees that it will take all such action as may be necessary to ensure that all one one-thousandths of a share of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/ or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (or Units) (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and non-assessable.
The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for a number of one one-thousandths of a share of Preferred Stock (or Common Stock and/ or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of a number of one one-thousandths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) in respect of a name other than that of, the registered holder of the Rights Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for a number of one one-thousandths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may

10

be) in a name other than that of the registered holder upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company’s satisfaction that no such tax is due.
Section 10.PREFERRED STOCK RECORD DATE
Each Person in whose name any certificate for a number of one one-thousandths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such fractional shares of Preferred Stock (or Common Stock and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made provided; however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.
Section 11.ADJUSTMENT OF PURCHASE PRICE, NUMBER AND KIND OF SHARES OR NUMBER OF RIGHTS
The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.
(i)    In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Preferred Stock or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of Preferred Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification provided; however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of Preferred Stock or capital stock, as the case may be, issuable upon exercise of one Right. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.
(ii)    In the event any Person shall become an Acquiring Person, then, promptly following the occurrence of such event, proper provision shall be made so that each holder of a Right (except as provided below and in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of a number of one one-thousandths of a share of Preferred Stock, such number of shares of Common Stock

11

of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, and (y) dividing that product (which, following such first occurrence, shall thereafter be referred to as the “Purchase Price” for each Right and for all purposes of this Agreement) by 50% of the Current Market Price (determined pursuant to Section 11(d) hereof) per share of Common Stock on the date of such first occurrence (such number of shares, the “Adjustment Shares”).
(iii)    In the event that the number of shares of Common Stock which are authorized by the Company’s Certificate of Incorporation but not outstanding, subscribed for or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company shall (A) determine the value of the Adjustment Shares issuable upon the exercise of a Right (the “Current Value”), and (B) with respect to each Right (subject to Section 7(e) hereof), make adequate provision to substitute for the Adjustment Shares, upon the exercise of a Right and payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Common Stock or other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock, such as the Preferred Stock, which the Board of Directors of the Company has deemed to have essentially the same value or economic rights as shares of Common Stock (such shares of preferred stock being referred to as “Common Stock Equivalents”)), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value (less the amount of any reduction in the Purchase Price), where such aggregate value has been determined by the Board based upon the advice of a nationally recognized investment banking firm selected by the Board provided; however, that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company’s right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the “Section 11(a)(ii) Trigger Date”), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. For purposes of the preceding sentence, the term “Spread” shall mean the excess of (i) the Current Value over (ii) the Purchase Price. If the Board of Directors of the Company determines in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such thirty (30) day period, as it may be extended, is herein called the “Substitution Period”). To the extent that the Company determines that action should be taken pursuant to the first and/or third sentences of this Section 11(a)(iii), the Company (1) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and (2) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek such stockholder approval for such authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a) (iii), the value of each Adjustment Share shall be the Current Market Price per share of the Common Stock on the Section 11(a) (ii) Trigger Date and the per share or per unit value of any Common Stock Equivalent shall be deemed to equal the Current Market Price per share of the Common Stock on such date.
In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them to subscribe for or purchase (for a period expiring within forty-five (45) calendar days after such record date) Preferred Stock (or shares having the same rights, privileges and preferences as the shares of Preferred Stock (“Equivalent Preferred Stock”)) or securities convertible into Preferred Stock or Equivalent Preferred Stock at a price per share of Preferred Stock or per share of

12

Equivalent Preferred Stock (or having a conversion price per share, if a security convertible into Preferred Stock or Equivalent Preferred Stock) less than the Current Market Price (as determined pursuant to Section 11(d) hereof) per share of Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or Equivalent Preferred Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of additional shares of Preferred Stock and/or Equivalent Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible) provided; however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of Preferred Stock or capital stock, as the case may be, issuable upon exercise of one Right. In case such subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.
In case the Company shall fix a record date for a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or evidences of indebtedness, or of subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price (as determined pursuant to Section 11(d) hereof) per share of Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Preferred Stock and the denominator of which shall be such Current Market Price (as determined pursuant to Section 11(d) hereof) per share of Preferred Stock provided; however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of Preferred Stock or capital stock, as the case may be, issuable upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.
(i)    For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii) hereof, the Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the thirty (30) consecutive Trading Days immediately prior to such date, and for purposes of computations made pursuant to Section 11(a)(iii) hereof, the Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the ten (10) consecutive Trading Days immediately following such date provided; however, that in the event that the Current Market Price per share of the Common Stock is determined during a period following the announcement by the issuer of such Common Stock of (A) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock (other than the Rights), or (B) any subdivision, combination or reclassification of such Common

13

Stock, and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification shall not have occurred prior to the commencement of the requisite thirty (30) Trading Day or ten (10) Trading Day period, as set forth above, then, and in each such case, the Current Market Price shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market or such other system then in use, or, if on any such date the shares of Common Stock are not so quoted, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined in good faith by the Board shall be used. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Stock is not publicly held or not so listed or traded, Current Market Price per share shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.
(ii)    For the purpose of any computation hereunder, the Current Market Price per share of Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in clause (i) of this Section 11(d) (other than the last sentence thereof). If the Current Market Price per share of Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this Section 11(d), the Current Market Price per share of Preferred Stock shall be conclusively deemed to be an amount equal to 1,000 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock occurring after the date of this Agreement) multiplied by the Current Market Price per share of the Common Stock. If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, Current Market Price per share of the Preferred Stock shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For all purposes of this Agreement, the Current Market Price of a Unit shall be equal to the Current Market Price of one share of Preferred Stock divided by 1,000.
Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price provided; however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one-thousandth of a share of Common Stock or other share of capital stock or one-ten millionth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transaction which mandates such adjustment, or (ii) the Expiration Date.
If as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as

14

nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), (b), (c), (e), (g), (h), (i), (j), (k) and (m), and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.
All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.
Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-thousandths of a share of Preferred Stock (calculated to the nearest one-ten millionth of a share of Preferred Stock) obtained by:
multiplying (x) the number of one one-thousandths of a share covered by a Right immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.
The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of one one-thousandths of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one one-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.
Irrespective of any adjustment or change in the Purchase Price or the number of one one-thousandths of a share of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-thousandth of a share and the number of one one-thousandths of a share which were expressed in the initial Rights Certificates issued hereunder.
Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the number of one one-thousandths of a share of Preferred Stock issuable upon exercise

15

of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable such number of one one-thousandths of a share of Preferred Stock at such adjusted Purchase Price.
In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of one one-thousandths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one one-thousandths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment provided; however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.
Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in their good faith judgment the Board of Directors of the Company shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any shares of Preferred Stock at less than the Current Market Price, (iii) issuance wholly for cash of shares of Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such stockholders.
The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets, cash flow or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), if (x) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the stockholders of the Person who constitutes, or would constitute, the “Principal Party” for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.
The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23 or Section 26 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.
Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Rights Dividend Declaration Date and prior to the Distribution Date (i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine or consolidate the outstanding shares of Common Stock into a smaller number of shares, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator which shall be the total number of shares of Common Stock outstanding immediately prior to the

16

occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.
Section 12.CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES
Whenever an adjustment is made as provided in Section 11 and Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent, and with each transfer agent for the Preferred Stock and the Common Stock, a copy of such certificate, and (c) mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing shares of Common Stock) in accordance with Section 25 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.
Section 13.CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS, CASH FLOW OR EARNING POWER
In the event that, following the Stock Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof) shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets, cash flow or earning power aggregating more than 50% of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o) hereof), then, and in each such case, proper provision shall be made so that: (i) each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement and in lieu of shares of Preferred Stock, such number of validly authorized and issued, fully paid, non-assessable and freely tradeable shares of Common Stock of the Principal Party (as such term is hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of one one-thousandths of a share of Preferred Stock for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such one one-thousandths of a share for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence of a Section 11(a)(ii) Event), and (2) dividing that product (which, following the first occurrence of a Section 13 Event, shall be referred to as the “Purchase Price” for each Right and for all purposes of this Agreement) by 50% of the Current Market Price (determined pursuant to Section 11(d) (i) hereof) per share of the Common Stock of such Principal Party on the date of consummation of such Section 13 Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term “Company” shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Section 13 Event.

17

“Principal Party” shall mean:
in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation; and
in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets, cash flow or earning power transferred pursuant to such transaction or transactions provided; however, that in any such case, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, “Principal Party” shall refer to such other Person; and (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stocks of two or more of which are and have been so registered, “Principal Party” shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value.
The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger or sale of assets mentioned in paragraph (a) of this Section 13, the Principal Party will:
prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement (A) to become effective as soon as practicable after such filing and (B) to remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date; and
take all such other action as may be necessary to enable the Principal Party to issue the securities purchasable upon exercise of the Rights, including but not limited to the registration or qualification of such securities under all requisite securities laws of jurisdictions of the various states and the listing of such securities on such exchanges and trading markets as may be necessary or appropriate; and
deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.
The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).
Section 14.FRACTIONAL RIGHTS AND FRACTIONAL SHARES
The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(p) hereof, or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on

18

such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market or such system then in use or, if on any such date the Rights are not so quoted, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.
The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock). In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-thousandth of a share of Preferred Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-thousandth of a share of Preferred Stock. For purposes of this Section 14(b), the current market value of one one-thousandth of a share of Preferred Stock shall be one one-thousandth of the closing price of a share of Preferred Stock (as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.
Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one (1) share of Common Stock. For purposes of this Section 14(c), the current market value of one (1) share of Common Stock shall be the closing price of one (1) share of Common Stock (as determined pursuant to Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.
The holder of a Right by the acceptance of the Rights expressly waives his or her right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.
Section 15.RIGHTS OF ACTION
All rights of action in respect of this Agreement, except the rights of action that are given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Stock), may, in such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

19

Section 16.AGREEMENT OF RIGHTS HOLDERS
Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:
prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock;
after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;
subject to Section 6(a) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e) hereof, shall be required to be affected by any notice to the contrary; and
notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation provided; however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.
Section 17.RIGHTS CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER
No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of one one-thousandths of a share of Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 24 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.
Section 18.CONCERNING THE RIGHTS AGENT
The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises. In no case shall the Rights Agent be liable for special, indirect, incidental or consequential loss or damage.

20

The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.
Section 19.MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT
Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust, stock transfer or other shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; but only if such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.
In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.
Section 20.DUTIES OF RIGHTS AGENT
The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:
The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the advice of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.
Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of Current Market Price) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President or any Senior Vice President of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.
The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.
The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its

21

countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.
The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or Section 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or Preferred Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common Stock or Preferred Stock will, when so issued, be validly authorized and issued, fully paid and non-assessable.
The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.
The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President or Senior Vice President of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.
The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.
The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct provided; however, reasonable care was exercised in the selection and continued employment thereof.
No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.
If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.
Section 21.CHANGE OF RIGHTS AGENT
The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days’ notice in writing mailed to the Company, and to each transfer agent of the Common Stock and Preferred Stock, by registered or certified mail, and, if such resignation occurs

22

after the Distribution Date, to the registered holders of the Rights Certificates by first-class mail. The Company may, in its sole discretion, remove the Rights Agent or any successor Rights Agent upon thirty (30) days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and Preferred Stock, by registered or certified mail, and, if such resignation occurs after the Distribution Date, to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be either (a) a legal business entity organized and doing business under the laws of the United States or of any state of the United States, in good standing, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $100,000,000 or (b) an Affiliate of a legal business entity described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and the Preferred Stock, and, if such appointment occurs after the Distribution Date, mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.
Section 22.ISSUANCE OF NEW RIGHTS CERTIFICATES
Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, granted or awarded as of the Distribution Date, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale provided; however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.
Section 23.REDEMPTION AND TERMINATION
The Board of Directors of the Company may, at its option, at any time prior to the earlier of (i) the close of business on the tenth day following the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the close of business on the twentieth day following the Record Date), or (ii) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $0.001 per Right, as such amount may be appropriately adjusted to reflect any stock

23

split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”). Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a) (ii) Event until such time as the Company’s right of redemption hereunder has expired. The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the “Current Market Price,” as defined in Section 11(d)(i) hereof, of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors.
Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at each holder’s last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.
Section 24.NOTICE OF CERTAIN EVENTS
In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company), or (ii) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), or (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than 50% of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 25 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to the record date for determining holders of the shares of Preferred Stock for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Preferred Stock, whichever shall be the earlier.
In case any of the events set forth in Section 11(a)(ii) hereof shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 25 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof, and (ii) all references in the preceding paragraph to Preferred Stock shall be deemed thereafter to refer to Common Stock and/or, if appropriate, other securities.

24

Section 25.NOTICES
Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:
Beazer Homes USA, Inc.
1000 Abernathy Road, Suite 260
Atlanta, Georgia 30328
Attention: Chief Executive Officer
Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:
American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11219
Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.
Section 26.SUPPLEMENTS AND AMENDMENTS
Prior to the Distribution Date and subject to the penultimate sentence of this Section 26, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing shares of Common Stock. From and after the Distribution Date and subject to the penultimate sentence of this Section 26, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder, or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an
Acquiring Person or an Affiliate or Associate of an Acquiring Person) provided; however, this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price, extends the Final Expiration Date, changes the Purchase Price or changes the number of one one-thousandths of a share of Preferred Stock for which a Right is exercisable, and following the first occurrence of an event set forth in clauses (i) and (ii) of the first sentence of Section 23(a) hereof any supplement or amendment shall require the concurrence of a majority of the members of the Board of Directors of the Company. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

25

Section 27.EXCHANGE
(i)    The Company may, at its option, at any time after the Stock Acquisition Date, upon resolution by the Board of Directors of the Company, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof) for Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of this Agreement (such exchange ratio being hereinafter referred to as the “Section 27(a)(i) Exchange Ratio”). Notwithstanding the foregoing, the Company may not effect such exchange at any time after any Acquiring Person, together with all Affiliates and Associates of such Acquiring Person, becomes the Beneficial Owner of 50% or more of the shares of Common Stock then outstanding.
(ii)    The Company may, at its option, at any time after the Stock Acquisition Date, upon resolution by the Board of Directors of the Company, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof) for Common Stock at an exchange ratio specified in the following sentence, as appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of this Agreement. Subject to such adjustment, each Right may be exchanged for that number of shares of Common Stock obtained by dividing the Adjustment Spread (as defined below) by the then Current Market Price (determined pursuant to Section 11(d) hereof) per share of Common Stock on the earlier of (i) the date on which any Person becomes an Acquiring Person or (ii) the date on which a tender or exchange offer by any Person (other than an Exempted Person, the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule 14d-4(a) of the General Rules and Regulations under the Exchange Act, if upon consummation thereof such Person would be the Beneficial Owner of 4.95% or more of the shares of Common Stock then outstanding (such exchange ratio being the “Section 27(a)(ii) Exchange Ratio”). The “Adjustment Spread” shall equal (x) the aggregate market price on the date of such event of the number of Adjustment Shares determined pursuant to Section 11(a)(ii) minus (y) the Purchase Price.
(iii)    Notwithstanding anything contained in this Section 27(a) to the contrary, the Company may not exchange any Rights pursuant to this Section 27(a) unless such exchange is approved by a majority of the members of the Board of Directors of the Company.
Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this Section 27 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Section 27(a)(i) Exchange Ratio or Section 27(a)(ii) Exchange Ratio, as the case may be. The Company shall promptly give public notice of any such exchange provided; however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.
In the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 27, the Company shall make adequate provision to substitute, to the extent that there are insufficient shares of Common Stock available (1) cash, (2) other equity securities of the Company, (3)

26

debt securities of the Company, (4) other assets or (5) any combination of the foregoing, having an aggregate value per Right equal to (x) in the case of an exchange pursuant to Section 27(a)(i), the then current per share market price (determined pursuant to Section 11(d) hereof) of the Common Stock multiplied by the Section 27(a)(i) Exchange Ratio and (y) in the case of an exchange pursuant to Section 27(a)(ii), the Adjustment Spread, where such aggregate value has been determined by a majority of the members of the Board of Directors of the Company, after receiving advice from a nationally recognized investment banking firm. To the extent that the Company determines that any such substitution must be made, the Company shall provide, subject to Section 7(e) hereof, that such substitution shall apply uniformly to all outstanding Rights.
The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, the Company shall pay to the registered holders of the Rights Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For the purposes of this paragraph (d), the current market value of a whole share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to the second sentence of Section 11(d) hereof) for the Trading Day immediately prior to the date of the exchange pursuant to this Section 27.
Section 28.SUCCESSORS
All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.
Section 29.DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS, ETC.
For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Company (with, where specifically provided for herein, the concurrence of a majority of the members of the Board of Directors of the Company) shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board (with, where specifically provided for herein, the concurrence of a majority of the members of the Board of Directors of the Company) or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board (with, where specifically provided for herein, the concurrence of a majority of the members of the Board of Directors of the Company) in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board to any liability to the holders of the Rights.
Section 30.BENEFITS OF THIS AGREEMENT
Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock).

27

Section 31.SEVERABILITY
If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated provided; however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the twentieth day following the date of such determination by the Board of Directors.
Section 32.GOVERNING LAW
This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts made and to be performed entirely within such state.
Section 33.COUNTERPARTS
This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.
Section 34.DESCRIPTIVE HEADINGS
Descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof and the words “herein,” “hereof,” “hereby,” “hereto,” “hereunder” and words of similar import are references to this Agreement as a whole and not to any particular section or other provision hereof.
Section 35.EFFECTIVENESS
This Agreement shall become effective as of the close of business on November 14, 2022 (the “Effective Date”); provided, that, notwithstanding anything herein to the contrary, the Board of Directors may, in its sole discretion, terminate this Agreement prior to the Effective Date following the occurrence of a “Distribution Date” as defined in that certain Section 382 Rights Agreement between the Company and American Stock Transfer & Trust Company, LLC, dated as of November 6, 2016, and effective as of November 12, 2016.
[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

28

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.
Attest:    BEAZER HOMES USA, INC.
By:        By:
Name:    Name:
Title:    Title:
Attest:    AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
By:        By:
Name:    Name:
Title:    Title:

29

EXHIBIT A
FORM OF DESIGNATIONS, PREFERENCES AND RIGHTS OF SERIES A JUNIOR PARTICIPATING PREFERRED STOCK OF BEAZER HOMES USA, INC.
Section 1. Designation and Amount. The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” and the number of shares constituting such series shall be 100,000.
Section 2. Dividends and Distributions.
(a) The holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of Beazer Homes USA, Inc., a Delaware corporation (the “Company”), out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $0.001 per share, of the Company (the “Common Stock”) since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Company shall at any time after November 14, 2016 (the “Rights Declaration Date”) (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
(b) The Company shall declare a dividend or distribution on the outstanding shares of Series A Junior Participating Preferred Stock as provided in Paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the outstanding shares of Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.
(c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board

30

of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than thirty (30) days prior to the date fixed for the payment thereof.
Section 3. Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:
(a) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Company. In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
(b) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Company.
(c) (i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a “default period”) which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.
(ii) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(c) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that such voting right shall not be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.
(iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice-

31

President or the Secretary of the Company. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this Paragraph (c)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to such holder at such holder’s last address as the same appears on the books of the Company. Such meeting shall be called for a time not earlier than twenty (20) days and not later than sixty (60) days after such order or request, or in default of the calling of such meeting within sixty (60) days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this Paragraph (c)(iii), no such special meeting shall be called during the period within sixty (60) days immediately preceding the date fixed for the next annual meeting of the stockholders.
(iv) In any default period, the holders of Common Stock, and other classes of stock of the Company if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in Paragraph (c)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this Paragraph (c) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.
(v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the certificate of incorporation or by-laws of the Company irrespective of any increase made pursuant to the provisions of Paragraph (c)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or by-laws of the Company). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.
(d) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.
Section 4. Certain Restrictions.
(a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 hereof are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Company shall not:
(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;
(ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

32

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or
(iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.
(b) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under Paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.
Section 5. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.
Section 6. Liquidation, Dissolution or Winding Up.
(a) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Company, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received an amount equal to $1,000 per share of Series A Junior Participating Preferred Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series A Liquidation Preference”). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in subparagraph (c) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the “Adjustment Number”). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.
(b) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

33

(c) In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
Section 7. Consolidation, Merger, etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
Section 8. No Redemption. The shares of Series A Junior Participating Preferred Stock shall not be redeemable.
Section 9. Amendment. The certificate of incorporation of the Company shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.
Section 10. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

34

EXHIBIT B
[FORM OF RIGHTS CERTIFICATE]
Certificate No. R-    Rights
NOT EXERCISABLE AFTER NOVEMBER 14, 2022 OR EARLIER IF REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.001 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT.]
Rights Certificate
BEAZER HOMES USA, INC.
This certifies that [ ], or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of December 7, 2021 (the “Rights Agreement”), between Beazer Homes USA, Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, a New York limited liability company (the “Rights Agent”), to purchase from the Company at any time prior to 5:00 P.M. (New York City time) on November 14, 2025 at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-thousandth of a fully paid, non-assessable share of Series A Junior Participating Preferred Stock (the “Preferred Stock”) of the Company, at a purchase price of $50.00 per one one-thousandth of a share (the “Purchase Price”), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of November 14, 2022 based on the Preferred Stock as constituted at such date. The Company reserves the right to require prior to the occurrence of a Triggering Event (as such term is defined in the Rights Agreement) that a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.
Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.
As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock or other securities, which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

35

This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Rights Agent.
This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-thousandths of a share of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.
Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $0.001 per Right at any time prior to the earlier of the close of business on (i) the tenth day following the Stock Acquisition Date (as such time period may be extended pursuant to the Rights Agreement), and (ii) the Final Expiration Date. In addition, the Rights may be exchanged, in whole or in part, for shares of the Common Stock, or shares of preferred stock of the Company having essentially the same value or economic rights as such shares. Immediately upon the action of the Board of Directors of the Company authorizing any such exchange, and without any further action or any notice, the Rights (other than Rights which are not subject to such exchange) will terminate and the Rights will only enable holders to receive the shares issuable upon such exchange. Under certain circumstances set forth in the Rights Agreement, the decision to redeem the Rights shall require the concurrence of a majority of the members of the Board of Directors of the Company.
No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.
No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give consent to or withhold consent from any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.
This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

36

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.
Dated as of ________________
Attest:    BEAZER HOMES USA, INC.
By:        By:
Name:    Name:
Title:    Title:
Attest:    AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
By:        By:
Name:    Name:
Title:    Title:

37

[Form of Reverse Side of Rights Certificate]
FORM OF ASSIGNMENT
(To be executed by the registered holder if such holder desires to transfer the Rights Certificate.)
FOR VALUE RECEIVED hereby sells, assigns and transfers unto (Please print name and address of transferee) this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.
Dated:
Signature:
Signature Guaranteed:
Certificate
The undersigned hereby certifies by checking the appropriate boxes that:
(1)    this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);
(2)    after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.
Dated:
Signature:
Signature Guaranteed:
NOTICE
The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

38

FORM OF ELECTION TO PURCHASE
(To be executed if holder desires to exercise Rights represented by the Rights Certificate.)
To: BEAZER HOMES USA, INC.:
The undersigned hereby irrevocably elects to exercise Rights represented by this Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:
Please insert social security or other identifying number
(Please print name and address):
If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:
Please insert social security or other identifying number
(Please print name and address):
Dated:
Signature:
Signature Guaranteed:
Certificate
The undersigned hereby certifies by checking the appropriate boxes that:
(1)    the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);
(2)    after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.
Dated:
Signature:
Signature Guaranteed:
NOTICE
The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

39

EXHIBIT C
SUMMARY OF RIGHTS TO PURCHASE SERIES A JUNIOR
PARTICIPATING PREFERRED STOCK
On November 3, 2021, the Board of Directors of Beazer Homes USA, Inc. (the “Company”) approved the execution of a Section 382 Rights Agreement (the “Rights Agreement”) between the Company and American Stock Transfer & Trust Company, LLC (the “Rights Agent”), and on February 2, 2022, the adoption of the Rights Agreement was approved by the stockholders of the Company. The Rights Agreement provides for a distribution of one preferred stock purchase right (a “Right”) for each share of Common Stock, par value $0.001 per share, of the Company (the “Common Stock”) outstanding to stockholders of record at the close of business on November 14, 2022 (the “Record Date”). Each Right entitles the registered holder to purchase from the Company a unit (a “Unit”) consisting of one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share (the “Preferred Stock”), at a Purchase Price of $50.00 per Unit (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in the Rights Agreement.
The Board of Directors of the Company adopted the Rights Agreement in an effort to protect stockholder value by attempting to protect against a possible limitation on the Company’s ability to use its net operating loss carryforwards (the “NOLs”) to reduce potential future federal income tax obligations. The Company has experienced and continues to experience substantial operating losses, and under the Internal Revenue Code of 1986, as amended (the “Code”), and rules promulgated by the Internal Revenue Service, the Company may “carry forward” these losses in certain circumstances to offset any current and future earnings and thus reduce the Company’s federal income tax liability, subject to certain requirements and restrictions. To the extent that the NOLs do not otherwise become limited, the Company believes that it will be able to carry forward a significant amount of NOLs, and therefore these NOLs could be a substantial asset to the Company. However, if the Company experiences an “Ownership Change,” as defined in Section 382 of the Code, its ability to use the NOLs will be substantially limited, and the timing of the usage of the NOLs could be substantially delayed, which could therefore significantly impair the value of that asset.
A copy of the Rights Agreement is being filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company. This Summary of Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.
Distribution Date; Acquiring Persons; Transfer of Rights. Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) ten (10) days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired, or obtained the right to acquire, beneficial ownership of 4.95% or more of the outstanding shares of Common Stock (the “Stock Acquisition Date”) or (ii) ten (10) business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 4.95% or more of the outstanding shares of Common Stock. The definition of Acquiring Person excludes any Exempted Person (as defined below) and any person who would become an Acquiring Person solely as a result of an Exempted Transaction (as defined below). Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates after the Record Date will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

40

As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date. Thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.
Exempted Persons. The following persons shall be “Exempted Persons” under the Rights Agreement:
(i)    Any person who, together with all affiliates and associates of such person, is the beneficial owner of Common Stock, options and/or warrants exercisable for shares of Common Stock representing 4.95% or more of the shares of Common Stock outstanding on November 14, 2022, will be an “Exempted Person.” However, any such person will no longer be deemed to be an Exempted Person and shall be deemed an Acquiring Person if such person, together with all affiliates and associates of such person, becomes the beneficial owner of securities representing a percentage of Common Stock that exceeds by one-half of one percent (0.5%) or more the lowest percentage of Common Stock that such person had at any time since November 14, 2022, except solely (x) pursuant to equity compensation awards granted to such person by the Company or as a result of an adjustment to the number of shares of Common Stock represented by such equity compensation award pursuant to the terms thereof or (y) as a result of a redemption of shares of Common Stock by the Company.
(ii)    In addition, any person who, together with all affiliates and associates of such person, becomes the beneficial owner of Common Stock, options and/or warrants exercisable for shares of Common Stock representing 4.95% or more of the shares of Common Stock then outstanding as a result of a purchase by the Company or any of its subsidiaries of shares of Common Stock will also be an “Exempted Person.” However, any such person will no longer be deemed to be an Exempted Person and will be deemed to be an Acquiring Person if such person, together with all affiliates and associates of such person, becomes the beneficial owner, at any time after the date such person became the beneficial owner of 4.95% or more of the then outstanding shares of Common Stock, of securities representing a percentage of Common Stock that exceeds by one-half of one percent (0.5%) or more the lowest percentage of Beneficial Ownership of Common Stock that such person had at any time since the date such person first became the beneficial owner of 4.95% or more of the then outstanding shares of Common Stock, except solely (x) pursuant to equity compensation awards granted to such person by the Company or as a result of an adjustment to the number of shares of Common Stock represented by such equity compensation award pursuant to the terms thereof or (y) as a result of a redemption of shares of Common Stock by the Company.
(iii)    In addition, any person who, together with all affiliates and associates of such person, is the beneficial owner of Common Stock, options and/or warrants exercisable for shares of Common Stock representing 4.95% or more of the shares of Common Stock outstanding, and whose beneficial ownership, as determined by the Board of Directors of the Company in its sole discretion, (x) would not jeopardize or endanger the availability of the Company of its NOLs or (y) is otherwise in the best interests of the Company, will be an Exempted Person. However, any such person will cease to be an Exempted Person if (A) such person ceases to beneficially own 4.95% or more of the shares of the then outstanding Common Stock, or (B) after the date of such determination by the Board of Directors of the Company, such person, together with all affiliates and associates of such person, becomes the beneficial owner of securities representing a percentage of Common Stock that exceeds by one-half of one percent (0.5%) or more the lowest percentage of Beneficial Ownership of Common Stock that such person had at any time since the date such person first became the beneficial owner of 4.95% or more of the then outstanding shares of Common Stock, except solely (I) pursuant to equity compensation awards granted to such person by the Company or as a result of an adjustment to the number of shares of Common Stock represented by such equity compensation award pursuant to the terms thereof or (II) as a result of a redemption of shares of Common Stock by the Company, or (C) the Board of Directors of the Company, in its sole discretion, makes a contrary determination with respect to the effect of such person’s beneficial ownership (together with all affiliates and associates of such person) with respect to the availability to the Company of its NOLs.

41

A purchaser, assignee or transferee of the shares of Common Stock (or options or warrants exercisable for Common Stock) from an Exempted Person will not thereby become an Exempted Person, except that a transferee from the estate of an Exempted Person who receives Common Stock as a bequest or inheritance from an Exempted Person shall be an Exempted Person so long as such transferee continues to be the beneficial owner of 4.95% or more of the then outstanding shares of Common Stock.
Exempted Transactions. The following transactions shall be “Exempted Transactions” under the Rights Agreement: any transaction that the Board of Directors of the Company determines, in its sole discretion, is exempt from the Rights Agreement, which determination shall be made in the sole and absolute discretion of the Board of Directors prior to the date of such transaction, including, without limitation, if the Board of Directors determines that (i) neither the beneficial ownership of shares of Common Stock by any person, directly or indirectly, as a result of such transaction nor any other aspect of such transaction would jeopardize or endanger the availability to the Company of the Company’s tax benefits or (ii) such transaction is otherwise in the best interests of the Company. In granting an exemption for an “Exempted Transaction”, the Board of Directors of the Company may require any person who would otherwise be an Acquiring Person to make certain representations or undertakings or to agree that any violation or attempted violation of such representations or undertakings will result in such consequences and subject to such conditions as the Board of Directors of the Company may determine in its sole discretion, including that any such violation shall result in such person becoming an Acquiring Person.
Excercisability; Expiration. The Rights are not exercisable until the Distribution Date and will expire on the earliest of (i) the close of business on November 14, 2025, (ii) the time at which the Rights are redeemed pursuant to the Rights Agreement, (iii) the time at which the Rights are exchanged pursuant to the Rights Agreement, (iv) the repeal of Section 382 of the Code or any successor statute if the Board of Directors of the Company determines that the Rights Agreement is no longer necessary or desirable for the preservation of certain tax benefits, or (v) the beginning of a taxable year of the Company to which the Board of Directors of the Company determines that certain tax benefits may not be carried forward. At no time will the Rights have any voting power.
In the event that an Acquiring Person becomes the beneficial owner of 4.95% or more of the then outstanding shares of Common Stock, each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company), having a value equal to two times the exercise price of the Right. The exercise price is the Purchase Price times the number of Units associated with each Right (initially, one). Notwithstanding any of the foregoing, following the occurrence of an Acquiring Person becoming such (a “Flip-In Event”), all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of a Flip-In Event until such time as the Rights are no longer redeemable by the Company as set forth below.
For example, at an exercise price of $50.00 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $100.00 worth of Common Stock (or other consideration, as noted above) for $50.00. If the Common Stock at the time of exercise had a market value per share of $5.00, the holder of each valid Right would be entitled to purchase twenty (20) shares of Common Stock for $50.00.
In the event that, at any time following the Stock Acquisition Date, (i) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation; (ii) the Company engages in a merger or other business combination transaction in which the Company is the surviving corporation and the Common Stock is changed or exchanged; or (iii) 50% or more of the Company’s assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise of the Right, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph (a “Flip-Over Event”) and in the second preceding paragraph are referred to as the “Triggering Events.”

42

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company as set forth above or in the event the Rights are redeemed.
Anti-Dilution Provisions. The Purchase Price payable, and the number of Units of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).
With certain exceptions, no adjustments in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.
Exchange. At any time after the Stock Acquisition Date, the Board of Directors of the Company may exchange the Rights (other than Rights owned by an Acquiring Person), in whole or in part, at an exchange ratio equal to (i) a number of shares of Common Stock per Right with a value equal to the spread between the value of the number of shares of Common Stock for which the Rights may then be exercised and the Purchase Price or (ii) if prior to the acquisition by the Acquiring Person of 50% or more of the then outstanding shares of Common Stock, one share of Common Stock per Right (subject to adjustment).
Redemption. At any time until ten (10) days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.001 redemption price.
Amendments. Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement provided; however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

43

ANNEX I
NON-GAAP RECONCILIATION

Reconciliation of Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, stock-based compensation, debt extinguishment, impairments and abandonments, and other non-recurring items) to total Company net income, the most directly comparable GAAP measure, is provided for the period shown below. Management believes that Adjusted EBITDA assists investors in understanding and comparing the operating characteristics of homebuilding activities by eliminating many of the differences in companies’ respective capitalization, tax position and level of impairments. These EBITDA measures should not be considered alternatives to net income determined in accordance with GAAP as an indicator of operating performance.

FISCAL YEAR ENDED SEPTEMBER 30, 2021 (IN THOUSANDS)
Net income	$122,021
Expense from income taxes	$21,501
Interest amortized to home construction and land sales expenses and capitalized interest impaired	$87,290
Interest expense not qualified for capitalization	$2,781
EBIT	$233,593
Depreciation and amortization	$13,976
EBITDA	$247,569
Stock-based compensation expense	$12,167
Inventory impairments and abandonments (a)	$853
Litigation settlement in discontinued operations	$120
Restructuring and severance expenses	$(10)
Adjusted EBITDA	$262,724
(a) In periods during which we impaired certain of our inventory assets, capitalized interest that is impaired is included in the line above titled “Interest amortized to home construction and land sales expenses and capitalized interest impaired."

C

BEAZER
HOMES

1000 ABERNATHY ROAD, SUITE 260
ATLANTA, GA 30328
WWW.BEAZER.COM

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on February 1, 2022. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on February 1, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D62979-TBD

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

BEAZER HOMES USA, INC.

The Board of Directors recommends you vote FOR each nominee named in Proposal 1:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Elizabeth S. Acton	☐	☐	☐
1b. Lloyd E. Johnson	☐	☐	☐
1c. Allan P. Merrill	☐	☐	☐
1d. Peter M. Orser	☐	☐	☐
1e. Norma A. Provencio	☐	☐	☐
1f. Danny R. Shepherd	☐	☐	☐
1g. David J. Spitz	☐	☐	☐
1h. C. Christian Winkle	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.	**For**	**Against**	**Abstain**
2. The ratification of the selection of Deloitte & Touche LLP by the Audit Committee of our Board of Directors as our independent registered public accounting firm for the fiscal year ending September 30, 2022.	☐	☐	☐
3. A non-binding advisory vote regarding the compensation paid to the Company's named executive officers, commonly referred to as a "Say on Pay" proposal.	☐	☐	☐
4. Amendment of the Company's Amended and Restated Certificate of Incorporation.	☐	☐	☐
5. A new Section 382 Rights Agreement to become effective upon the expiration of the Company's existing Section 382 Rights Agreement.	☐	☐	☐

NOTE: The proposals to be voted on may also include such other business as may properly come before the meeting and any adjournments or postponements thereof.

	Yes	**No**
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

ANNUAL MEETING OF STOCKHOLDERS OF BEAZER HOMES USA, INC.

February 2, 2022

Please date, sign and mail your proxy card
in the envelope provided as soon as possible.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D62980-TBD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having duly received the Notice of Annual Meeting and Proxy Statement of Beazer Homes USA, Inc., dated December 17, 2021, hereby appoints Allan P. Merrill and Keith L. Belknap (each with full power to act alone and with power of substitution and revocation), to represent the undersigned and to vote, as designated on the reverse side, all shares of common stock of Beazer Homes USA, Inc., par value $.001, which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Beazer Homes USA, Inc. to be held at 8:30 a.m., Eastern Time, on Wednesday, February 2, 2022, at Beazer Homes USA, Inc.'s Offices at 1000 Abernathy Road, Suite 260, Atlanta, Georgia 30328, and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

(Continued and to be signed on reverse side)

Your **Vote** Counts!

BEAZER HOMES USA, INC.

2022 Annual Meeting
Vote by February 1, 2022
11:59 PM ET

D62985-TBD

You invested in BEAZER HOMES USA, INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on February 2, 2022.**

Get informed before you vote

View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to January 19, 2022. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote in Person at the Meeting*

February 2, 2022
8:30 a.m., Eastern Time

Beazer Homes USA, Inc.'s Offices
1000 Abernathy Road
Suite 260
Atlanta, Georgia 30328

*Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

V1.1

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items	Board Recommends
1. Election of Directors **Nominees:** 1a. Elizabeth S. Acton	For
1b. Lloyd E. Johnson	For
1c. Allan P. Merrill	For
1d. Peter M. Orser	For
1e. Norma A. Provencio	For
1f. Danny R. Shepherd	For
1g. David J. Spitz	For
1h. C. Christian Winkle	For
2. The ratification of the selection of Deloitte & Touche LLP by the Audit Committee of our Board of Directors as our independent registered public accounting firm for the fiscal year ending September 30, 2022.	For
3. A non-binding advisory vote regarding the compensation paid to the Company's named executive officers, commonly referred to as a "Say on Pay" proposal.	For
4. Amendment of the Company's Amended and Restated Certificate of Incorporation.	For
5. A new Section 382 Rights Agreement to become effective upon the expiration of the Company's existing Section 382 Rights Agreement.	For
NOTE: The proposals to be voted on may also include such other business as may properly come before the meeting and any adjournments or postponements thereof.	

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click "Sign up for E-delivery".

D62986-TBD